                                                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                    One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes  Stagecoach  Variable  Annuity Flex, a flexible premium deferred annuity (the "Annuity")
offered by American  Skandia Life Assurance  Corporation  ("American  Skandia",  "we",  "our" or "us")  exclusively through Wells Fargo Bank,  N.A. The Annuity may be offered as an individual  annuity  contract or as an interest in a group  annuity.  This  Prospectus  describes the important  features of the Annuity and what you should  consider before  purchasing  the Annuity.  We have also filed a Statement of Additional  Information  that is available from us, without  charge,  upon your request.  The contents of the Statement of Additional  Information are described on page 48. The Annuity or certain of its  investment  options  and/or  features  may not be  available in all states.
Various rights and benefits may differ between states to meet  applicable  laws and/or  regulations.  Certain terms are  capitalized in this  prospectus.  Those terms are either defined in the Glossary of Terms or in the context of the particular section.

===================================================================================================================
American Skandia offers several  different  annuities which your financial  professional may be authorized to offer to you. Each annuity has different  features and benefits that may be  appropriate  for you based on your financial situation,  your  age and how  you  intend  to use  the  annuity.  The  different  features  and  benefits  include variations in death benefit  protection,  the ability to access your  annuity's  account value and the charges that you will be  subject  to if you  choose to  surrender  the  annuity.  The fees and  charges  may also be  different between each annuity.
===================================================================================================================

If you are purchasing the Annuity as a replacement  for existing  variable  annuity or variable life coverage,  you should consider any surrender or penalty charges you may incur when replacing your existing coverage.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently used for retirement  planning.  It may be used as an investment  vehicle for "qualified"
investments,  including an IRA, SEP-IRA,  Roth IRA or Tax Sheltered Annuity (or 403(b)).  It may also be used as an investment  vehicle for  "non-qualified"  investments.  The Annuity  allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified"  investment,  you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity  payments.  This feature,  referred to as
"tax-deferral",  can be  beneficial  to the growth of your  Account  Value  because  money that would  otherwise be needed to pay taxes on  investment  gains  each year  remains  invested  and can earn  additional  money.  However, because the Annuity is designed for long-term  retirement  savings, a 10% penalty tax may be applied on withdrawals you make  before you reach age 59 1/2.  Annuities  purchased  as a  non-qualified  investment  are not  subject to the maximum  contribution  limits that may apply to a  qualified  investment,  and are not subject to required  minimum distributions after age 701/2.

When an Annuity is purchased as a  "qualified"  investment,  you should  consider that the Annuity does not provide any additional tax advantages to the preferential  treatment  already  available through your retirement plan under the Internal  Revenue Code.  An Annuity may offer  features and benefits in addition to providing tax deferral that other  investment  vehicles may not offer,  including  death benefit  protection for your  beneficiaries,  lifetime income options,  and the ability to make transfers between numerous variable  investment  options offered under the
Annuity.  You should consult with your financial  professional as to whether the overall  benefits and costs of the
Annuity are appropriate considering your overall financial plan.

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These  annuities  are NOT deposits or  obligations  of, or issued,  guaranteed  or endorsed  by, any bank,  or bank subsidiary of Wells Fargo Bank,  N.A., are NOT insured or guaranteed by the U.S.  government,  the Federal  Deposit
Insurance  Corporation  (FDIC),  the Federal  Reserve  Board or any other  agency.  An  investment  in this annuity involves certain investment risks, including possible loss of principal.
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THESE  SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED  BY THE  SECURITIES  AND EXCHANGE  COMMISSION OR ANY STATE
SECURITIES  COMMISSION  NOR HAS THE  COMMISSION  OR ANY STATE  SECURITIES  COMMISSION  PASSED UPON THE  ACCURACY OR
ADEQUACY  OF THIS  PROSPECTUS.  ANY  REPRESENTATION  TO THE  CONTRARY  IS A  CRIMINAL  OFFENSE.  PLEASE  READ  THIS
PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS.  KEEP THEM FOR FUTURE REFERENCE.
                                   FOR FURTHER INFORMATION CALL 1-800-680-8920.
Prospectus Dated: May 1, 2001                                                 Statement of Additional Information Dated: May 1, 2001
WFVASL-PROS-(05/2001)                                                                                                          WFASL

WHAT ARE SOME OF THE KEY FEATURES OF THE ANNUITY?

|X|      The Annuity is a "flexible  premium deferred  annuity." It is called  "flexible  premium" because you have considerable  flexibility  in the  timing  and  amount of premium  payments.  Generally,  investors  "defer"
       receiving annuity payments until after an accumulation period.
|X|      This Annuity  offers both  variable and fixed  investment  options.  If you allocate your Account Value to variable  investment  options,  the  value of your  Annuity  will  vary  daily  to  reflect  the  investment performance  of the underlying  investment  options.  Fixed  investment  options of different  durations are offered that are  guaranteed  by us, but may have a Market  Value  Adjustment  if you withdraw  your Account
       Value before the Maturity Date.
|X|      The Annuity  features two distinct  phases - the  accumulation  period and the payout  period.  During the accumulation  period your Account  Value is  allocated to one or more  underlying  investment  options.  The variable  investment  options,  each a Class 1 Sub-account of American  Skandia Life  Assurance  Corporation
       Variable Account B, invest in an underlying  mutual fund portfolio.  Currently,  portfolios of the following underlying mutual funds are being offered:  Wells Fargo Variable Trust,  American Skandia Trust,  Montgomery
       Variable Series and INVESCO Variable Investment Funds, Inc.
|X|      During the payout period,  commonly called  "annuitization," you can elect to receive annuity payments (1)
       for life; (2) for life with a guaranteed minimum number of payments;  (3) based on joint lives; or (4) for a guaranteed number of payments.  We currently make annuity payments available on a fixed or variable basis.
|X|      This  Annuity  offers a basic Death  Benefit.  It also offers  optional  Death  Benefits  that  provide an enhanced level of protection for your beneficiary(ies) for an additional charge.
|X|      There is no  Contingent  Deferred  Sales Charge on  surrenders or  withdrawals.  You can withdraw  Account
       Value from your Annuity free of any charges.
|X|      Transfers  between  investment  options are tax-free.  Currently,  you may make twenty transfers each year free of  charge.  We also offer  several  programs  that  enable you to manage  your  Account  Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through  licensed,  registered  financial  professionals.  You must complete an application and submit a minimum initial  purchase  payment of $15,000.  We may allow you to make a lower initial  purchase payment provided you establish a bank drafting  program under which  purchase  payments  received in the first Annuity Year total at least  $15,000.  There is no age  restriction  to purchase the Annuity.  However,  the basic Death Benefit provides greater protection for a period of ten (10) years from the Issue Date or for persons under age 90.

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                                                 Mailing Addresses
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New Business/Additional Purchase Payments:                                                                      Exchange Paperwork:
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American Skandia Life Assurance Corporation                                             American Skandia Life Assurance Corporation
P.O. Box 7040                                                                                                         P.O. Box 7039
Bridgeport, CT  06601-7040                                                                               Bridgeport, CT  06601-7039
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All other correspondence:                                                                                   Express/Overnight Mail:
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American Skandia Life Assurance Corporation                                             American Skandia Life Assurance Corporation
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P.O. Box 7038                                                                                                 Three Corporate Drive
Bridgeport, CT  06601-7038                                                                                       Shelton, CT  06484
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   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

                                                 GLOSSARY OF TERMS

Many terms used within this  Prospectus are described  within the text where they appear.  The description of those terms are not repeated in this Glossary of Terms.

Account  Value:  The value of each  allocation to a Sub-account  or a Fixed  Allocation  prior to the Annuity Date, plus any earnings,  and/or less any losses,  distributions  and charges.  The Account Value is calculated before we assess any applicable  Annual  Maintenance  Fee. The Account Value is determined  separately  for each  Sub-account and for each Fixed  Allocation,  and then totaled to determine  Account Value for your entire Annuity.  The Account
Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization:  The  application  of Account  Value to one of the  available  annuity  options  to begin  receiving periodic  payments for life,  for a  guaranteed  minimum  number of payments or for life with a guaranteed  minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence.  A maximum Annuity Date may apply.

Annuity Year: A 12-month  period  commencing on the Issue Date of the Annuity and each  successive  12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed  Allocation:  An  allocation of Account Value that is to be credited a fixed rate of interest for a specified
Guarantee Period during the accumulation period.

Guarantee  Period:  A period of time during the  accumulation  period where we credit a fixed rate of interest on a
Fixed Allocation.

Interim  Value:  The value of the Fixed  Allocation on any date other than the Maturity  Date. The Interim Value is equal to the initial value  allocated to the Fixed  Allocation plus all interest  credited to the Fixed  Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value  adjustment  used in the  determination  of Account  Value of each Fixed  Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner:  With an  Annuity  issued as an  individual  annuity  contract,  the Owner is either an  eligible  entity or person  named as having  ownership  rights in  relation to the  Annuity.  With an Annuity  issued as a  certificate under a group  annuity  contract,  the  "Owner"  refers to the person or entity  who has the  rights  and  benefits designated as to the "Participant" in the certificate.

Surrender  Value:  The value of your Annuity  available  upon  surrender  prior to the Annuity  Date. It equals the
Account Value as of the date we price the  surrender  minus the Annual  Maintenance  Fee, Tax Charge and the charge for any optional benefits.  There is no Contingent Deferred Sales Charge upon surrender.

Unit:  A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation  Day:  Every day the New York Stock  Exchange  is open for  trading or any other day the  Securities  and
Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and  expenses we charge for the  Annuity.  Some  charges are  assessed  against your
Annuity while others are assessed against assets  allocated to the variable  investment  options.  The charges that are assessed against the Annuity include the Annual  Maintenance Fee,  Transfer Fee and the Tax Charge.  The charge that is assessed against the variable  investment  options is the Insurance  Charge,  which is the combination of a mortality  and expense risk charge and a charge for  administration  of the Annuity.  Each  underlying  mutual fund portfolio  assesses a charge for investment  management and for other expenses.  The prospectus for each underlying mutual fund provides more detailed  information  about the expenses for the underlying  funds. In certain states, a premium tax charge may be  applicable.  All of these fees and  expenses are  described  in more detail  within this
Prospectus.

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                                                       YOUR TRANSACTION EXPENSES
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------------------------------- ----------------------------------------------------------------- --------------------------------------
                                                        Amount Deducted/
         Fee/Expense                                 Description Of Charge                                    When Deducted
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Contingent Deferred Sales                                                                            There is no Contingent Deferred
Charge                                                   Not Applicable                           Sales Charge deducted upon surrender
                                                                                                          or partial withdrawal
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                     Annually on the contract's
                                                                                                   anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- --------------------------------------
-------------------------------
Transfer Fee                                                 $10.00                               After the 20th transfer each annuity
                                                                                                                  year
------------------------------- ----------------------------------------------------------------- --------------------------------------
------------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------- ----------------------------------------------------------------- --------------------------------------

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                                                  ANNUAL EXPENSES OF THE SUB-ACCOUNTS
                                 (as a percentage of the average daily net assets of the Sub-accounts)
------------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily
Administration Charge                                        0.15%

Total  Annual  Expenses of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
------------------------------- ----------------------------------------------------------------- --------------------------------------
*  The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the
"Insurance Charge" elsewhere in this prospectus.

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                                                           OPTIONAL BENEFITS
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------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED RETURN OPTION
We offer a program  that  guarantees a "return of premium" at a future  date,  while  allowing you to       0.25% of Account Value
allocate all or a portion of your Account Value to the  Sub-accounts of your choice.  Please refer to
the discussion of the Guaranteed Return Option for a description of restrictions under the program.        (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT
We  offer an  Optional  Death  Benefit  that  provides  an  enhanced  level  of  protection  for your       0.25% of Account Value
beneficiary(ies)  by providing  additional amounts that can be used to offset federal and state taxes
payable on any taxable gains in your Annuity at the time of your death.                                    (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
------------------------------------------------------------------------------------------------------- --------------------------------
GUARANTEED MINIMUM DEATH BENEFIT
We  offer an  Optional  Death  Benefit  that  provides  an  enhanced  level  of  protection  for your     0.35% of the current Death
beneficiary(ies)  by providing the greater of the current  Account Value,  a 5.0% annual  increase on               Benefit
Purchase Payments minus proportional withdrawals or the Highest Anniversary Value.                         (Amounts are deducted in
                                                                                                          arrears each Annuity Year)
------------------------------------------------------------------------------------------------------- --------------------------------
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 Please refer to the section entitled "Death Benefit" for a complete discussion of the optional Death Benefits, including restrictions on the age of the Owner/ Annuitant and limits on the amount payable.
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                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
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Below are the  investment  management  fees,  other  expenses,  and the total annual  expenses for each  underlying
Portfolio as of December  31,  2000,  except as noted.  The total  annual  expenses  are the sum of the  investment management  fee,  other  expenses  and any 12b-1 fees.  Each  figure is stated as a  percentage  of the  underlying
Portfolio's  average daily net assets.  For certain of the underlying  Portfolios,  a portion of the management fee is being waived  and/or other  expenses are being  partially  reimbursed.  "N/A"  indicates  that no portion of the management  fee and/or other  expenses is being waived and/or  reimbursed.  Any  footnotes  about  expenses  appear after the list of all the  portfolios.  Those  portfolios  whose name  includes the prefix "AST" are  portfolios of
American  Skandia Trust.  The underlying  mutual fund portfolio  information was provided by the underlying  mutual funds  and  has  not  been  independently  verified  by us.  See  the  prospectuses  or  statements  of  additional information of the underlying  Portfolios for further details.  The current  prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-680-8920.

---------------------------------------------- ----------------- ------------ --------------- -------------- ------------ -------------
                                                  Management      Other          (12b-1)      Total Annual    Fee         Net
                                                     Fees         Expenses        Fees          Portfolio    Waivers      Annual
            UNDERLYING PORTFOLIO                                                                Operating    and          Fund
                                                                                                Expenses     Expense      Operating
                                                                                                             Reimburse-mentExpenses
---------------------------------------------- ----------------- ------------ --------------- -------------- ------------ -------------

  Wells Fargo Variable Trust:
  Asset Allocation                                  0.70%          0.18%          0.25%          1.13%         0.13%         1.00%
  Corporate Bond                                    0.60%          0.40%          0.25%          1.25%         0.35%         0.90%
  Equity Income                                     0.70%          0.22%          0.25%          1.17%         0.17%         1.00%
  Equity Value                                      0.70%          0.62%          0.25%          1.57%         0.57%         1.00%
  Growth                                            0.70%          0.28%          0.25%          1.23%         0.23%         1.00%
  International Equity (2)                          0.90%          1.25%          0.25%          2.40%         1.40%         1.00%
  Large Company Growth                              0.70%          0.48%          0.25%          1.43%         0.43%         1.00%
  Small Cap Growth                                  0.90%          1.26%          0.25%          2.41%         1.21%         1.20%
  Money Market                                      0.55%          0.35%          0.00%          0.90%         0.05%         0.85%

American Skandia Trust: (3)
  AST Janus Overseas Growth                         1.00%          0.18%          0.01%          1.19%          N/A          1.19%
  AST American Century International Growth         1.00%          0.27%          0.00%          1.27%          N/A          1.27%
  AST American Century International Growth         1.00%          0.26%          0.00%          1.26%          N/A          1.26%
II
  AST Janus Small-Cap Growth                        0.90%          0.16%          0.01%          1.07%          N/A          1.07%
  AST Scudder Small-Cap Growth                      0.95%          0.16%          0.02%          1.13%          N/A          1.13%
  AST Goldman Sachs Small-Cap Value                 0.95%          0.20%          0.00%          1.15%          N/A          1.15%
  AST Gabelli Small-Cap Value                       0.90%          0.21%          0.01%          1.12%          N/A          1.12%
  AST Janus Mid-Cap Growth                          1.00%          0.28%          0.00%          1.28%          N/A          1.28%
  AST Neuberger Berman Mid-Cap Growth               0.90%          0.16%          0.03%          1.09%          N/A          1.09%
  AST Neuberger Berman Mid-Cap Value                0.90%          0.18%          0.16%          1.24%          N/A          1.24%
  AST Alger All-Cap Growth                          0.95%          0.24%          0.05%          1.24%          N/A          1.24%
  AST MFS Growth                                    0.90%          0.30%          0.00%          1.20%          N/A          1.20%
  AST Marsico Capital Growth                        0.90%          0.14%          0.02%          1.06%         0.02%         1.04%
  AST JanCap Growth                                 0.90%          0.13%          0.01%          1.04%         0.04%         1.00%
  AST Cohen & Steers Realty                         1.00%          0.22%          0.06%          1.28%          N/A          1.28%
  AST American Century Income & Growth              0.75%          0.19%          0.00%          0.94%          N/A          0.94%
  AST INVESCO Equity Income                         0.75%          0.17%          0.03%          0.95%         0.01%         0.94%
  AST PIMCO Total Return Bond                       0.65%          0.17%          0.00%          0.82%          N/A          0.82%
  AST PIMCO Limited Maturity Bond                   0.65%          0.22%          0.00%          0.87%          N/A          0.87%

Montgomery Variable Series:
  Emerging Markets                                   1.25%          0.56%           0.00%         1.81%         0.25%         1.56%

INVESCO Variable Investment Funds, Inc.:
  Technology                                         0.72%         0.30%           0.00%          1.02%          N/A          1.02%
  Health Sciences                                    0.75%         0.32%           0.00%          1.07%          N/A          1.07%
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1.       The  Investment  Manager of American  Skandia Trust has agreed to reimburse  and/or waive fees for certain
     Portfolios  until at least April 30, 2002.  The caption "Total Annual Fund  Operating  Expenses"  reflects the
     Portfolios'  fees and  expenses  before such  waivers and  reimbursements,  while the caption "Net Annual Fund
     Operating Expenses" reflects the effect of such waivers and reimbursements.
2.       This  Portfolio  was first  offered  as a  Sub-account  on July 3,  2000.  "Other  Expenses"  are based on estimated amounts for the fiscal year ended December 31, 2000.
3.       American  Skandia Trust (the "Trust")  adopted a Distribution  Plan (the  "Distribution  Plan") under Rule
     12b-1 of the  Investment  Company  Act of 1940 to permit an  affiliate  of the Trust's  Investment  Manager to receive  brokerage  commissions in connection with purchases and sales of securities held by Portfolios of the
     Trust,  and to use these  commissions  to promote the sale of shares of such  Portfolios.  While the brokerage commission  rates and amounts paid by the various  Portfolios  are not expected to increase as a result of the
     Distribution  Plan,  the staff of the Securities and Exchange  Commission  takes the position that  commission
     amounts  received  under  the  Distribution  Plan  should  be  reflected  as  distribution   expenses  of  the
     Portfolios.  The  Distribution  Fee  estimates  are  derived and  annualized  from data  regarding  commission amounts  directed to the affiliate  under the  Distribution  Plan for the fiscal year ended December 31, 2000.
     Although there are no maximum amounts  allowable,  actual  commission  amounts directed under the Distribution
     Plan will vary and the  amounts  directed  during the first full  fiscal  year of the  Plan's  operations  may differ substantially from the annualized amounts listed in the above chart.

EXPENSE EXAMPLES
These examples are designed to assist you in  understanding  the various costs and expenses you will incur with the
Annuity  over  certain  periods of time  based on  specific  assumptions.  The  examples  reflect  expenses  of our
Sub-accounts,  as well as those of the underlying  mutual fund portfolios.  The Securities and Exchange  Commission
("SEC") requires these examples.

The examples  shown  assume that:  (a) you only  allocate  Account  Value in the  Sub-accounts;  (b) the  Insurance
Charge is  assessed as 1.40% per year;  (c) the Annual  Maintenance  Fee is  reflected  as a charge  equal to 0.05%
based on an assumed  average  contract  size; (d) you make no withdrawals of Account Value during the period shown;
(e) you make no  transfers,  withdrawals,  surrender or other  transactions  that we charge a fee during the period shown;  (f) no tax charge  applies;  and (g) the  expenses  throughout  the period for the  underlying  mutual fund portfolios  will be the "Net Annual Fund Operating  Expenses," as shown above in the section  entitled  "Underlying
Mutual Fund Portfolio Annual Expenses."

These  examples do not reflect the charge for either  optional  Death  Benefit that is offered under the Annuity or the  Guaranteed  Return  Option.  If you purchase the Annuity with either  optional Death Benefit or the Guaranteed
Return  Option,  this  charge is deducted on an annual  basis in arrears in  addition to the amounts  shown  below.
Please  see the  example  of how we charge  for the  optional  Death  Benefits  and the  Guaranteed  Return  Option
following these tables.

THE EXAMPLES ARE ILLUSTRATIVE  ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION  OF PAST OR FUTURE EXPENSES OF
THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

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                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
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                                       -------------------------------------------
                                       There  is  no  Contingent  Deferred  Sales
                                       Charge    on    withdrawals.    Therefore,
                                       whether or not you surrender  your Annuity
                                       at the end of the  applicable  time period
                                       or begin taking  annuity  payments at such
                                       time,   you   would   pay  the   following
                                       expenses on a $1,000 investment,  assuming
                                       5% annual return on assets:

                                       -------------------------------------------

                                                          After:
------------------------------------------------- --------- --------- ---------- ----------
Sub-Account:                                      1 Year    3 Years   5 Years    10 Years
------------------------------------------------- --------- --------- ---------- ----------

WFVT Asset Allocation                                25        77        131        278
WFVT Corporate Bond                                  24        74        126        268
WFVT Equity Income                                   25        77        131        278
WFVT Equity Value                                    25        77        131        278
WFVT Growth                                          25        77        131        278
WFVT International Equity                            25        77        131        278
WFVT Large Company Growth                            25        77        131        278
WFVT Small Cap Growth                                27        83        141        298
WFVT Money Market                                    23        72        123        263

AST Janus Overseas Growth                            27        82        140        297
AST American Century International Growth            28        85        145        306
AST American Century International Growth II         28        85        144        304
AST Janus Small-Cap Growth                           26        79        134        285
AST Scudder Small-Cap Growth                         26        80        137        290
AST Goldman Sachs Small-Cap Value                    26        81        138        293
AST Gabelli Small-Cap Value                          26        80        137        290
AST Janus Mid-Cap Growth                             28        85        145        307
AST Neuberger Berman Mid-Cap Growth                  26        79        135        287
AST Neuberger Berman Mid-Cap Value                   27        84        143        301
AST Alger All-Cap Growth                             27        84        143        301
AST JanCap Growth                                    27        83        141        298
AST MFS Growth                                       25        78        133        282
AST Marsico Capital Growth                           25        77        131        278
AST Cohen & Steers Realty                            28        85        145        307
AST American Century Income & Growth                 24        75        128        272
AST INVESCO Equity Income                            24        75        128        272
AST PIMCO Total Return Bond                          23        71        122        260
AST PIMCO Limited Maturity Bond                      24        73        124        265

MV Emerging Markets                                  31        94        159        333

INVESCO VIF Technology                               25        77        132        280
INVESCO VIF Health Sciences                          26        79        134        285
------------------------------------------------- --------- --------- ---------- ----------

Expenses For Optional Benefits

Guaranteed Return Option
If you elect to  participate in the Guaranteed  Return Option  program,  an annual charge of 0.25% is deducted from your  Annuity's  Account  Value.  The charge will be based on the Account Value of the  Sub-accounts  and any Fixed
Allocations  as of the date the charge is deducted.  Below is an example of how the charge for the  Optional  Death
Benefit is calculated.

Initial Purchase Payment:           $10,000
Account Value on
  Anniversary of Issue Date:        $12,500

Cost of Optional Death Benefit      0.25% X $12,500 = $31.25 per year

Enhanced Beneficiary Protection Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, an annual charge of 0.25% is deducted from your Annuity's Account Value. The charge will be based on the Account Value of the Sub-accounts and any
Fixed Allocations as of the date the charge is deducted.  Below is an example of how the charge for the Optional
Death Benefit is calculated.

Initial Purchase Payment:           $10,000
Account Value on
  Anniversary of Issue Date:        $12,500

Cost of Optional Death Benefit      0.25% X $12,500 = $31.25 per year

Since charges for the Optional Death Benefit are determined based on a percentage of Account Value, you will pay more for this benefit if your Account Value increases.  The value of the Optional Death Benefit will also
increase as the Account Value increases.    However, the Optional Death Benefit is also subject to a maximum benefit.  See the section entitled "Optional Death Benefits" for a description of the Enhanced Beneficiary
Protection Optional Death Benefit.

Guaranteed Minimum Death Benefit
If you purchase the Guaranteed Minimum Death Benefit, an annual charge of 0.35% is deducted from your Annuity's
Account Value.  The charge will be based on the current Death Benefit under the Guaranteed Minimum Death Benefit as of the date the charge is deducted.  Below is an example of how the charge for the Guaranteed Minimum Death
Benefit is calculated.

Initial Purchase Payment:           $10,000
Account Value on
  Anniversary of Issue Date:        $12,500
Current Death Benefit:              $13,000

Cost of Optional Death Benefit      0.35% X Current Death Benefit = $45.50 per year

The charge for optional Death Benefits is deducted in addition to the Insurance Charge which is deducted on a daily basis from the Account Value allocated to the Sub-accounts.  The charge for the optional Death Benefits is deducted in arrears on each anniversary of the Issue Date of the Annuity or, if you terminate the optional Death
Benefit or surrender your Annuity, on the date the termination or surrender is effective.

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable  investment option is a Class 1 Sub-account of American Skandia Life Assurance  Corporation  Variable
Account B (see "What are Separate Accounts" for more detailed  information.) Each Sub-account  invests  exclusively in one Portfolio.  You should  carefully read the  prospectus  for any Portfolio in which you are  interested.  The following chart  classifies  each of the Portfolios  based on our assessment of their  investment  style (as of the date of this  Prospectus).  The chart also  provides a description  of each  Portfolio's  investment  objective (in italics) and a short,  summary  description of their key policies to assist you in determining which Portfolios may be of interest to you.  There is no guarantee  that any  underlying  mutual fund portfolio will meet its investment objective.

The name of the  advisor/sub-advisor  for each Portfolio  appears next to the  description.  Those portfolios whose name  includes the prefix  "AST" are  portfolios  of American  Skandia  Trust.  The  investment  manager for AST is
American  Skandia  Investment  Services,  Incorporated  ("ASISI"),  an  affiliated  company  of  American  Skandia.
However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

Some of the Portfolios  available as  Sub-accounts  under the Annuity are managed by the same portfolio  advisor or sub-advisor  as a retail mutual fund that the Portfolio may have been modeled after at the  Portfolio's  inception.
Certain  retail  mutual funds may also have been modeled  after a Portfolio.  While the  investment  objective  and policies  of the funds may be  substantially  similar,  the actual  investments  made by the funds  will  differ to varying  degrees.  Differences  in the  performance  of the  funds  can be  expected,  and in some  cases  could be substantial.  Details about the  investment  objectives,  policies,  risks,  costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds.

========================================================================================================================================
Effective  January 19, 2000, the AST Janus Small-Cap Growth portfolio is no longer offered as a Sub-account  under the Annuity.  Owners of Contracts  issued on or before  January 18, 2000 may not allocate  additional  Account  Value or make  transfers  into the AST Janus
Small-Cap Growth Sub-account,  except that, Owners who had previously elected a bank drafting, dollar cost averaging,  asset allocation and/or rebalancing  program will be allowed to continue.  However,  no changes involving the AST Janus Small-Cap Growth Sub-account may be made to such programs.

Effective March 1, 2000, the AST Janus Overseas  Growth  portfolio is no longer offered as a Sub-account  under the Annuity,  except as noted below.  Owners of Contracts  issued on or before  February 29, 2000 with Account Value allocated to the AST Janus Overseas Growth
Sub-account  may continue to allocate  Account Value and make transfers into the AST Janus Overseas Growth  Sub-account,  including any bank drafting,  dollar cost averaging,  asset allocation and rebalancing programs.  Contracts issued on or after March 1, 2000 will not be allowed to allocate Account Value to the AST Janus Overseas Growth Sub-account.

The Portfolios may be offered as a Sub-account to Contract Owners at some future date;  however,  at the present time, American Skandia has no intention to do so.
========================================================================================================================================

Please refer to Appendix B for certain  required  financial  information  related to the historical  performance of the Sub-accounts.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Money Market:  seeks high current  income,  while  preserving  capital and liquidity.  The
   MONEY MARKET     Investment Advisor actively manages a portfolio of U.S.  dollar-denominated  high-quality money    Wells Fargo Funds
                    market  instruments,  including  debt  obligations.  They also make certain other  investments,     Management, LLC
                    including repurchase agreements.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Corporate  Bond:  seeks a high level of current income,  consistent with reasonable  risk.
                    The Portfolio  pursues its objective by actively  managing a diversified  portfolio  consisting primarily of corporate  debt  securities of any maturity.  Under normal market  conditions,  it
                    expects to maintain a dollar-weighted  average maturity for portfolio  securities of between 10    Wells Fargo Funds
                    and 15 years.  The Portfolio may invest up to 25% of its total assets in debt  securities  that     Management, LLC
                    are below  investment  grade (junk bonds) or in  securities of foreign  issuers.  The Portfolio also may invest in U.S. Government obligations.

       BOND
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation
                    of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified    Pacific Investment
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Management Company
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified    Pacific Investment
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of    Management Company
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the
                    Sub-advisor's forecast for interest rates.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Asset  Allocation:  seeks  long-term total return,  consistent  with reasonable  risk. The
                    Portfolio  pursues its objective by allocating and reallocating its assets among common stocks,
ASSET ALLOCA-TION   U.S.  Treasury  Bonds  and  money  market  instruments.  The  Investment  Advisor  manages  the
                    allocation of  investments  in the Portfolio  assuming a "normal"  allocation of 60% stocks and    Wells Fargo Funds
                    40% bonds.  The stock portion of the Portfolio is invested to replicate the  weightings of each     Management, LLC
                    company  comprising  the S&P 500  Index.  The bond  portion of the  Portfolio  is  invested  to replicate the Lehman Brothers 20+ Bond Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST INVESCO  Equity  Income:  seeks capital  growth and current  income while  following  sound investment  practices.  The Portfolio seeks to achieve its objective by investing in securities
                    that are expected to produce  relatively high levels of income and consistent,  stable returns.   INVESCO Funds Group,
                    The  Portfolio  normally will invest at least 65% of its assets in  dividend-paying  common and           Inc.
                    preferred  stocks of domestic and foreign issuers.  Up to 30% of the Portfolio's  assets may be
  EQUITY INCOME     invested in equity securities that do not pay regular dividends.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                    The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, high-quality  domestic  companies with  above-average  return potential based on current market
                    valuations and above-average  dividend income.  Under normal market  conditions,  the Portfolio    Wells Fargo Funds
                    invests at least 65% of its total assets in income  producing  equity  securities and in issues     Management, LLC
                    of companies with market capitalizations greater than the median of the Russell 1000 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH        growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
        &           potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
      INCOME        with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
                    Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate securities.  The Portfolio  pursues its  investment  objective by seeking,  with  approximately
   REAL ESTATE      equal emphasis,  capital growth and current income. Under normal  circumstances,  the Portfolio
      (REIT)        will invest  substantially all of its assets in the equity securities of real estate companies,      Cohen & Steers
                    i.e., a company that derives at least 50% of its  revenues  from the  ownership,  construction,   Capital Management,
                    financing,  management  or sale of real  estate or that has at least 50% of its  assets in real           Inc.
                    estate. Real estate companies may include real estate investment trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST JanCap Growth:  seeks growth of capital in a manner  consistent  with the  preservation  of capital.  Realization of income is not a significant  investment  consideration  and any income realized on the  Portfolio's  investments,  therefore,  will be incidental  to the  Portfolio's
                    objective.  The Portfolio will pursue its objective by investing  primarily in common stocks of      Janus Capital
                    companies that the Sub-advisor  believes are  experiencing  favorable demand for their products       Corporation
                    and services,  and which operate in a favorable  competitive  and regulatory  environment.  The
                    Sub-advisor  generally takes a "bottom up" approach to choosing  investments for the Portfolio.
                    In other words,  the Sub-advisor  seeks to identify  individual  companies with earnings growth potential that may not be recognized by the market at large.

 LARGE CAP EQUITY
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments
                    for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis     Marsico Capital
                    with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and     Management, LLC
                    companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor then looks for individual  companies with earnings growth  potential that may not be recognized by the market at large. This is called "bottom up" stock selection.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and
                    related securities,  such as preferred stocks,  convertible securities and depositary receipts,      Massachusetts
                    of companies that the  Sub-advisor  believes offer better than average  prospects for long-term    Financial Services
                    growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run         Company
                    and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign securities.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Equity Value:  seeks long-term capital  appreciation.  The Portfolio pursues its objective by investing in a  diversified  portfolio  composed  primarily  of equity  securities  that are trading at low  price-to-earnings  ratios,  as measured  against the stock market as a whole or
                    against  the  individual  stock's  own price  history.  Under  normal  market  conditions,  the    Wells Fargo Funds
                    Portfolio  invests  primarily in common  stocks of both large,  well-established  companies and     Management, LLC
                    smaller  companies  with market  capitalization  exceeding $50 million at the time of purchase.
                    The Portfolio may also invest in debt  instruments that may be converted into the common stocks of both U.S. and foreign companies.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Growth:  seeks  long-term  capital  appreciation.  The Portfolio  pursues its objective by investing  primarily in common  stocks and other  equity  securities  of companies  that have a strong earnings growth trend that the Investment Advisor believes have above-average  prospects
                    for future  growth.  Under normal  market  conditions,  the  Portfolio  invests at least 65% of    Wells Fargo Funds
                    total  assets in equity  securities,  including  common and  preferred  stocks  and  securities     Management, LLC
                    convertible  into common stocks.  The investment  strategy is focused on larger  capitalization stocks that fall within, but towards the higher end of, the range of the Russell 1000 Index.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Large Company Growth:  seeks long-term  capital  appreciation.  The Portfolio  pursues its objective by investing  primarily in common stocks of large,  high-quality  domestic  companies
 LARGE CAP EQUITY   that the Investment  Advisor believes have superior growth  potential.  The Investment  Advisor    Wells Fargo Funds
     (Cont.)        looks for companies  that are  attractively  valued with  fundamental  characteristics  that it     Management, LLC
                    believes are significantly  better than the market average and support internal earnings growth capability.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus Mid-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in common stocks,  selected for their growth  potential,  and normally invests at least 65% of its
                    equity  assets  in  medium-sized  companies.  For  purposes  of  the  Portfolio,   medium-sized
                    companies  are those whose market  capitalizations  (measured at the time of  investment)  fall      Janus Capital
                    within the range of  companies  in the  Standard & Poor's  MidCap  400 Index.  The  Sub-advisor       Corporation
                    seeks  to  identify  individual  companies  with  earnings  growth  potential  that  may not be recognized by the market at large.

  MID-CAP EQUITY
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger Berman Mid-Cap Growth:  seeks capital growth. The Portfolio  primarily invests in
                    the common stocks of mid-cap  companies,  i.e.,  companies  with equity market  capitalizations     Neuberger Berman
                    from $300 million to $10 billion at the time of investment.  The Portfolio is normally  managed        Management
                    using a growth-oriented  investment approach.  The Sub-advisor looks for fast-growing companies       Incorporated
                    that are in new or rapidly evolving industries.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Neuberger Berman Mid-Cap Value:  seeks capital growth.  The Portfolio  primarily invests in the  common  stocks of  mid-cap  companies.  Under the  Portfolio's  value-oriented  investment
                    approach,  the Sub-advisor looks for well-managed  companies whose stock prices are undervalued     Neuberger Berman
                    and that may rise in price  before  other  investors  realize  their  worth.  Factors  that the        Management
                    Sub-advisor may use to identify these companies  include strong  fundamentals,  including a low       Incorporated
                    price-to-earnings  ratio,  consistent cash flow, and a sound track record through all phases of the market cycle.
                    ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus  Small-Cap  Growth:  seeks capital  growth.  The  Portfolio  pursues its objective by normally  investing  at least  65% of its  total  assets in the  common  stocks of  small-sized
                    companies,  i.e.,  those that have market  capitalizations  of less than $1.5 billion or annual      Janus Capital
                    gross revenues of less than $500 million.                                                             Corporation

 SMALL CAP EQUITY

                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Scudder  Small-Cap  Growth (f/k/a AST Kemper  Small-Cap  Growth):  seeks maximum  growth of investors' capital from a portfolio  primarily of growth stocks of smaller companies.  At least
                    65% of the  Portfolio's  total assets  normally  will be invested in the equity  securities  of
                    smaller  companies,  i.e.,  those having a market  capitalization  of $2 billion or less at the      Zurich Scudder
                    time of  investment,  many of which  would be in the early  stages  of their  life  cycle.  The    Investments, Inc.
                    Portfolio seeks  attractive  areas for investment that arise from factors such as technological advances, new marketing methods, and changes in the economy and population.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Goldman  Sachs  Small-Cap  Value (f/k/a AST Lord Abbett Small Cap Value):  seeks  long-term capital  appreciation.  The Portfolio will seek its objective through investments  primarily in equity  securities  that are  believed to be  undervalued  in the  marketplace.  The  Portfolio
                    primarily  seeks  companies  that  are  small-sized,  based on the  value of their  outstanding   Goldman Sachs Asset
                    stock. Specifically,  under normal circumstances,  at least 65% of the Portfolio's total assets        Management
                    will be invested in common stocks issued by smaller,  less  well-known  companies  (with market capitalizations of less than $4 billion at the time of investment).
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST Gabelli  Small-Cap  Value (f/k/a AST T. Rowe Price Small Company  Value):  seeks to provide long-term capital growth by investing primarily in  small-capitalization  stocks that appear to be  undervalued.  The Portfolio will normally invest at least 65% of its total assets in stocks
                    and   equity-related   securities   of  small   companies   ($1   billion  or  less  in  market          GAMCO
                    capitalization).  Reflecting a value approach to investing,  the Portfolio will seek the stocks     Investors, Inc.
                    of companies  whose current stock prices do not appear to adequately  reflect their  underlying value as measured by assets, earnings, cash flow or business franchises.

 SMALL CAP EQUITY
     (Cont.)
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT Small Cap  Growth:  seeks  long-term  capital  appreciation.  The  Portfolio  pursues  its objective by investing in a diversified  portfolio of common  stocks issued by companies  whose market  capitalization  falls with the range of the Russell 2000 Index.  The Portfolio  invests
                    in common stocks of domestic and foreign  companies that the Investment  Advisor  believes have    Wells Fargo Funds
                    above-average  prospects  for capital  growth,  or that may be  involved  in new or  innovative     Management, LLC
                    products,  services and processes.  Under normal market conditions, the Portfolio invests in an actively managed, broadly diversified portfolio of small-cap  growth-oriented common stocks and in at least 20 common stock issues spread across  multiple  industry  groups and sectors of the economy.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to achieve its  investment  objective  by  investing  primarily  in equity  securities  of foreign companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal
                    conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of     American Century
                    issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a        Investment
                    growth  investment  strategy it developed  that looks for  companies  with earnings and revenue     Management, Inc.
                    growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment selections,  including the prospects for relative  economic  growth among countries or regions, economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations and tax considerations.

  INTER-NATIONAL
      EQUITY
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST American Century International Growth II: The investment  objective,  policies and risks of     American Century
                    the Portfolio are  substantially  identical to those of the AST American Century  International        Investment
                    Growth Portfolio as described immediately above.                                                    Management, Inc.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    AST Janus  Overseas  Growth:  seeks  long-term  growth of capital.  The  Portfolio  pursues its objective  primarily  through  investments  in common  stocks  of  issuers  from at least  five
                    different  countries,  excluding the United States.  Securities are generally  selected without      Janus Capital
                    regard to any defined allocation among countries,  geographic  regions or industry sectors,  or       Corporation
                    other similar selection procedure.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    WFVT International Equity: seeks total return, with an emphasis on capital  appreciation,  over the  long-term.  The Portfolio  pursues its  objective by investing  primarily in a diversified portfolio of equity  securities  of  companies  based in developed  non-U.S.  countries  and in
                    emerging markets of the world. Under normal market  conditions,  the Portfolio invests at least    Wells Fargo Funds
                    80% of its total  assets in equity  securities  of companies  located or operating  outside the     Management, LLC
                    U.S. and in a minimum of five  countries  exclusive of the U.S. The  Portfolio may invest up to
                    50% of its total assets in any one country and up to 25% of total  assets in emerging  markets.
                    Generally,  the  Portfolio  invests in issuers  with an average  market  capitalization  of $10 billion  or  more,  although  it may  invest  in  equity  securities  of  issuers  with  market capitalization as low as $250 million.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under
                    normal  conditions  by investing at least 65% of its total assets in stocks of companies of any     Montgomery Asset
 EMERGING MARKETS   size based in the world's  developing  economies.  Under  normal  conditions,  investments  are     Management, LLC
                    maintained  in at least six  countries at all times and no more than 35% of total assets in any single one of them.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
--------------------------------------------------------------------------------------------------------------------------------------------
Sector funds generally  diversify their investments across particular economic sectors.  However,  because those investments are limited to a  comparatively  narrow segment of the economy,  sector funds are generally not as diversified as most mutual funds.  Sector funds tend to be more  volatile  than other types of funds.  The value of fund shares may go up and down more rapidly  than other  funds.  Each sector of the economy may also have different  regulatory or other risk factors that can cause greater  fluctuations in the share price.  Please read the prospectus for the underlying sector fund for further details about the risks of the particular sector of the economy.
--------------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds  -  Health  Sciences:  seeks  capital  appreciation.   The
                    Portfolio  invests  primarily in the equity  securities of companies  that develop,  produce or distribute  products or services related to health care. These companies  include,  but are not
                    limited to,  medical  equipment  or  supplies,  pharmaceuticals,  health care  facilities,  and   INVESCO Funds Group,
                    applied research and development of new products or services.  The investment  advisor attempts           Inc.
                    to blend  well-established  healthcare  firms with  faster-growing,  more  dynamic  health care
      SECTOR        companies, which have new products or are increasing their market share of existing products.

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    INVESCO  Variable  Investment  Funds - Technology:  seeks capital  appreciation.  The Portfolio invests  primarily  in  the  equity  securities  of  companies  engaged  in  technology-related industries.  These include,  but are not limited to,  communications,  computers,  electronics,
                    Internet, IT services and consulting,  oceanography, office and factory automation, networking,   INVESCO Funds Group,
                    applied  technology,  biotechnology,  robotics  and video.  A core  portion of the  Portfolio's           Inc.
                    holdings are invested in  market-leading  technology  companies  which the  investment  advisor
                    believes  will  maintain  or  improve  their  market  share   regardless  of  overall  economic
                    conditions.  The  remainder  of  the  Portfolio's  holdings  consist  of  faster-growing,  more volatile  technology  companies which the investment advisor believes to be emerging leaders in their fields.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We  offer  fixed  investment  options  of  different  durations  during  the  accumulation   period.  These  "Fixed
Allocations"  earn a  guaranteed  fixed rate of interest  for a  specified  period of time,  called the  "Guarantee
Period."  In most  states,  we offer Fixed  Allocations  with  Guarantee  Periods  from 1 to 10 years.  We may also offer  special  purpose Fixed  Allocations  for use with certain  optional  investment  programs.  We guarantee the fixed rate for the entire Guarantee  Period.  However,  if you withdraw or transfer Account Value before the end of the  Guarantee  Period,  we will  adjust the value of your  withdrawal  or  transfer  based on a formula,  called a
"Market  Value  Adjustment."  The Market  Value  Adjustment  can either be positive or  negative,  depending on the rates that are currently being credited on Fixed  Allocations.  Please refer to the section  entitled "How does the
Market Value  Adjustment  Work?" for a description of the formula along with examples of how it is calculated.  You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations are currently not available in the state of Maryland, Nevada, Oregon, Utah and Washington.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

Annual  Maintenance  Fee:  During  the  accumulation  period  we  deduct  an Annual  Maintenance  Fee.  The  Annual
Maintenance  Fee is $30.00 or 2% of your Account Value invested in the variable  investment  options,  whichever is less.  This fee will be  deducted  annually  on the  anniversary  of the  Issue  Date of your  Annuity  or,  if you surrender  your Annuity  during the Annuity  Year,  the fee is deducted at the time of  surrender.  We may increase the Annual  Maintenance  Fee.  However,  any  increase  will only apply to  Annuities  issued after the date of the increase.

Optional  Benefits:  If you elect to purchase either optional Death Benefit,  we will deduct the annual charge from your Account  Value on the  anniversary  of your  Annuity's  Issue Date or, under certain  circumstances  on a date other than the  anniversary  date.  Under  certain  circumstances,  we may deduct a pro-rata  portion of the annual charge for the optional Death Benefit.  Please refer to the section  entitled  "Death Benefit" for a description of the charge for each  Optional  Death  Benefit.  If you elect to purchase  the  Guaranteed  Return  Option,  we will deduct the annual charge from your Account Value on the  anniversary  of your Annuity's  Issue Date.  Under certain circumstances,  we may deduct a pro-rata  portion of the annual charge for the  Guaranteed  Return  Option.  Please refer to the section  entitled  "Managing  Your  Account  Value - Do you offer  programs  designed  to  guarantee a
"return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

Transfer Fee:  Currently,  you may make twenty (20) free transfers  between  investment  options each Annuity Year.
We will charge  $10.00 for each transfer  after the  twentieth in each Annuity  Year. We do not consider  transfers made as part of a dollar cost  averaging  program when we count the twenty free  transfers.  Transfers made as part of a rebalancing,  market timing or third party investment  advisory service will be subject to the twenty-transfer limit.  However,  all  transfers  made on the same day will be treated as one (1)  transfer.  Renewals or transfers of Account Value from a Fixed  Allocation  at the end of its  Guarantee  Period are not subject to the Transfer Fee and are not counted toward the twenty free  transfers.  We may reduce the number of free  transfers  allowable each
Annuity Year  (subject to a minimum of eight)  without  charging a Transfer  Fee unless you make use of  electronic means to transmit your transfer  requests.  We may  eliminate  the Transfer Fee for transfer  requests  transmitted electronically or through other means that reduce our processing costs.

Tax Charges:  Several states and some municipalities  charge premium taxes or similar taxes. The amount of tax will vary from  jurisdiction to jurisdiction  and is subject to change.  The tax charge  currently  ranges up to 3 1/2%. We generally  will deduct the amount of tax payable at the time the tax is imposed,  but may also decide to deduct tax charges  from each  Purchase  Payment at the time of a  withdrawal  or surrender of your Annuity or at the time you elect  to begin  receiving  annuity  payments.  We may  assess a charge  against  the  Sub-accounts  and the  Fixed
Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance  Charge:  We deduct an  Insurance  Charge  daily  against  the  average  daily  assets  allocated  to the
Sub-accounts.  The charge is equal to 1.40% on an annual  basis.  The  Insurance  Charge is intended to  compensate
American  Skandia for providing  the  insurance  benefits  under the Annuity,  including the Annuity's  basic death benefit that  provides  guaranteed  benefits to your  beneficiaries  even if the market  declines and the risk that persons  we  guarantee  annuity  payments  to will  live  longer  than our  assumptions.  The  charge  also  covers administrative  costs  associated  with  providing the Annuity  benefits,  including  preparation  of the contract, confirmation  statements,  annual account  statements  and annual  reports,  legal and  accounting  fees as well as various related expenses.  Finally,  the charge covers the risk that our assumptions about the  administrative  and non-mortality  expenses under this Annuity are incorrect.  We may increase the portion of the Insurance  Charge for administrative costs.  However, any increase will only apply to Annuities issued after the date of the increase.

American  Skandia  may make a profit on the  Insurance  Charge if,  over time,  the actual  cost of  providing  the guaranteed  insurance  obligations  under the Annuity are less than the amount we deduct for the Insurance  Charge.
To the extent we make a profit on the Insurance  Charge,  such profit may be used for any other corporate  purpose, including  payment of other expenses that American Skandia incurs in distributing,  issuing and  administering  the
Annuity.

The Insurance Charge is not deducted against assets allocated to a fixed  investment  option.  However,  the amount we credit to Fixed  Allocations may also reflect similar  assumptions  about the insurance  guarantees  provided to
Contract Owners under the Annuity.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly against the Portfolios.  However,  each Portfolio  charges a total annual fee comprised of an investment  management fee,  operating  expenses and any distribution and service (12b-1) fees that may  apply.  More  detailed  information  about  fees  and  charges  can be  found  in  the  prospectuses  for  the
Portfolios.  Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed  Allocation.  However,  for some of the same reasons that we deduct the Insurance  Charge against Account Value allocated to the  Sub-accounts, we also take into consideration  mortality,  expense,  administration,  profit and other factors in determining the interest  rates we  credit to Fixed  Allocations.  Any Tax  Charge  applies  to  amounts  that are  taken  from the variable  investment  options or the Fixed  Allocations.  A Market Value  Adjustment  may also apply to  transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?
In certain  states a tax is due if and when you  exercise  your right to receive  periodic  annuity  payments.  The amount  payable will depend on the applicable  jurisdiction  and on the annuity  payment option you select.  If you select a fixed  payment  option,  the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize.  There is no specific charge deducted from these  payments;  however,  the amount of each annuity payment reflects  assumptions  about our insurance  expenses.  If you select a variable payment option that we may offer,  then the amount of your  benefits  will  reflect  changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate  certain fees and charges or alter the manner in which the  particular  fee or charge is deducted.  For example,  we may reduce or eliminate the amount of the Annual  Maintenance Fee or reduce the portion of the Insurance Charge for administrative  costs.  Generally,  these types of changes will be based on a reduction to our sales,  maintenance or  administrative  expenses due to the nature of the individual or group purchasing the
Annuity.  Some of the  factors we might  consider in making  such a decision  are:  (a) the size and type of group;
(b) the  number of  Annuities  purchased  by an Owner;  (c) the  amount  of  Purchase  Payments  or  likelihood  of additional  Purchase Payments;  and/or (d) other transactions where sales,  maintenance or administrative  expenses are likely to be reduced.  We will not discriminate  unfairly between Annuity  purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment:  You must make a minimum initial Purchase Payment of $15,000.  However,  if you decide to make payments under a systematic  investment or "bank drafting"  program,  we will accept a lower initial  Purchase
Payment provided that, within the first Annuity Year, you make at least $15,000 in total Purchase Payments.

Where  allowed  by law,  initial  Purchase  Payments  in  excess  of  $1,000,000  require  our  approval  prior  to acceptance.  We  may  apply  certain  limitations  and/or  restrictions  on  the  Annuity  as a  condition  of  our acceptance,  including limiting the liquidity features or the Death Benefit protection  provided under the Annuity, changing the number of transfers  allowable  under the Annuity or restricting the  Sub-accounts  that are available to the Contract owner.  Other limitations and/or restrictions may apply.

Age Restrictions:  There is no age restriction to purchase the Annuity.  However,  the basic Death Benefit provides greater  protection  for a period  of ten (10)  years  from the  Issue  Date  but not  beyond  age 90.  There is no
Contingent  Deferred  Sales  Charge  deducted  upon  surrender  or  partial  withdrawal.  However,  if  you  take a distribution  prior to age 591/2, you may be subject to a 10% penalty in addition  to ordinary  income  taxes on any gain.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s),
Annuitant and one or more Beneficiaries for your Annuity.

|X|      Owner:  The Owner(s)  holds all rights  under the Annuity.  You may name more than one Owner in which case
         -----
       all  ownership  rights are held  jointly.  However,  this Annuity does not provide a right of  survivorship.
       Refer to the Glossary of Terms for a complete description of the term "Owner."
|X|      Annuitant:  The  Annuitant  is the  person we agree to make  annuity  payments  to and upon  whose life we
         ---------
       continue to make such  payments.  You must name an  Annuitant  who is a natural  person.  We do not accept a designation of joint Annuitants  during the accumulation  period.  Where allowed by law, you may name one or more Contingent  Annuitants.  A Contingent  Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of  "Considerations  for Contingent  Annuitants" in the Tax
       Considerations section of the Prospectus.
|X|      Beneficiary:  The  Beneficiary  is the  person(s) or entity you name to receive the death  benefit.  If no
         -----------
       beneficiary is named the death benefit will be paid to you or your estate.

Your  right  to make  certain  designations  may be  limited  if  your  Annuity  is to be  used as an IRA or  other
"qualified"  investment  that is given  beneficial  tax  treatment  under the Code.  You should seek  competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change  the Owner,  Annuitant  and  Beneficiary  designations  by  sending us a request in  writing.  Where allowed by law,  such changes will be subject to our  acceptance.  Some of the changes we will not accept  include, but are not limited to:
|X|      a new Owner  subsequent to the death of the Owner or the first of any joint Owners to die,  except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|      a new Annuitant subsequent to the Annuity Date;
|X|      for "non-qualified"  investments,  a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X|      a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses,  we will assume that the sole primary  Beneficiary  is the  surviving  spouse
unless  you  elect  an  alternative   Beneficiary   designation.   Unless  you  elect  an  alternative  Beneficiary
designation,  upon the death of either spousal  Owner,  the surviving  spouse may elect to assume  ownership of the
Annuity  instead of taking the Death  Benefit  payment.  The Death Benefit that would have been payable will be the new  Account  Value of the  Annuity  as of the  date of due  proof of death  and any  required  proof of a  spousal relationship.  As of the date the  assumption  is  effective,  the  surviving  spouse  will have all the rights and benefits  that would be available  under the Annuity to a new  purchaser of the same  attained age. For purposes of determining  any future Death  Benefit for the  surviving  spouse,  the new Account Value will be considered as the initial  Purchase  Payment.  However,  any additional  Purchase  Payments  applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving  spouse is named as a Contingent  Annuitant,  upon the death of the Annuitant,  the surviving  spouse will become the  Annuitant.  No Death Benefit is payable upon the death of the  Annuitant.  However,  the Account  Value of the Annuity as of the date of due proof of death of the  Annuitant
(and any  required  proof of the spousal  relationship)  will reflect the amount that would have been payable had a
Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
(The right to return the Annuity is often referred to as the "free-look" right or "right to cancel.")

If after  purchasing  your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain  period of time known as a right to cancel  period.  Depending on the state in which you purchased your Annuity and, in some states,  if you purchased the Annuity as a replacement  for a prior  contract,  the right to cancel  period may be ten (10) days,  twenty-one  (21) days or longer,  measured from the time that you received your Annuity.  If you return your Annuity during the applicable  period,  we will refund your current Account Value plus any tax charge  deducted.  This  amount  may be higher or lower than your  original  Purchase  Payment.  Where required  by law, we will  return  your  current  Account  Value or the amount of your  initial  Purchase  Payment, whichever  is  greater.  The same rules may apply to an  Annuity  that is  purchased  as an IRA.  In any  situation where we are  required  to return the greater of your  Purchase  Payment or Account  Value,  we may  allocate  your
Account  Value to the WFVT  Money  Market  Sub-account  during  the right to  cancel  period  and for a  reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum  amount  that we accept as an  additional  Purchase  Payment is $100  unless you  participate  in "Auto
Saver" or a periodic  purchase  payment  program.  We will  allocate  any  additional  Purchase  Payments  you make according to your most recent  allocation  instructions,  unless you request new allocations  when you submit a new
Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make  additional  Purchase  Payments to your Annuity by  authorizing  us to deduct money directly from your
              ----------
bank account and applying it to your  Annuity.  This type of program is often called "bank  drafting".  We call our bank  drafting  program  "Auto  Saver".  Purchase  Payments  made  through  Auto Saver may only be allocated to the variable  investment  options when  applied.  Auto Saver  allows you to invest in an Annuity  with a lower  initial
Purchase  Payment,  as long as you authorize  payments that will equal at least $15,000  during the first 12 months of your Annuity.  We may suspend or cancel bank drafting  privileges  if  sufficient  funds are not available  from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These  types of  programs  are only  available  with  certain  types of  qualified  investments.  If your  employer sponsors such a program,  we may agree to accept periodic  Purchase  Payments through a salary reduction program as long as the allocations are made only to variable  investment  options and the periodic  Purchase Payments received in the first year total at least $15,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase
Payments.)

Initial  Purchase  Payment:  Once we accept your  application,  we invest your net Purchase Payment in the Annuity.
The net  Purchase  Payment  is your  initial  Purchase  Payment  minus  any tax  charges  that may  apply.  On your application  we ask you to provide us with  instructions  for  allocating  your  Account  Value.  You can  allocate
Account Value to one or more variable investment options or Fixed Allocations.

In those  states  where we are required to return your  Purchase  Payment if you exercise  your right to return the
Annuity,  we initially  allocate all amounts that you choose to allocate to the variable  investment options to the
WFVT Money Market  Sub-account.  At the end of the right to cancel  period we will  reallocate  your Account  Value according to your most recent  allocation  instructions.  Where  permitted by law, we will  allocate  your Purchase
Payments  according  to your  initial  instructions,  without  temporarily  allocating  to the  WFVT  Money  Market
Sub-account.  To do this,  we will ask that you execute our form called a "return  waiver"  that  authorizes  us to allocate your  Purchase  Payment to your chosen  Sub-accounts  immediately.  If you submit the "return  waiver" and then decide to return your Annuity during the right to cancel period,  you will receive your current  Account Value which may be more or less  than your  initial  Purchase  Payment  (see  "May I Return  the  Annuity  if I Change my
Mind?").

Subsequent  Purchase  Payments:  We will  allocate any  additional  Purchase  Payments  you make  according to your current  allocation  instructions.  If any rebalancing or asset allocation  programs are in effect,  the allocation should conform with such a program.  We assume that your current  allocation  instructions are valid for subsequent
Purchase  Payments until you make a change to those  allocations or request new  allocations  when you submit a new
Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?
During the  accumulation  period you may transfer  Account  Value  between  investment  options.  Transfers are not subject to taxation on any gain. We currently  limit the number of  Sub-accounts  you can invest in at any one time to twenty (20).  However,  you can invest in an  unlimited  number of Fixed  Allocations.  We may require a minimum of $500 in each  Sub-account  you allocate  Account  Value to at the time of any  allocation  or  transfer.  If you request a transfer  and,  as a result of the  transfer,  there would be less than $500 in the  Sub-account,  we may transfer the  remaining  Account Value in the  Sub-account  pro rata to the other  investment  options to which you transferred.

Currently,  we  charge  $10.00  for each  transfer  after the  twentieth  (20th) in each  Annuity  Year,  including transfers  made as part of any  rebalancing,  market  timing,  asset  allocation or similar  program which you have authorized.  Transfers  made as part of a dollar  cost  averaging  program  do not count  toward  the  twenty  free transfer  limit.  Renewals  or  transfers  of Account  Value from a Fixed  Allocation  at the end of its  Guarantee
Period are not subject to the transfer  charge.  We may reduce the number of free transfers  allowable each Annuity
Year (subject to a minimum of eight)  without  charging a Transfer Fee unless you make use of  electronic  means to
transmit  your  transfer  requests.   We  may  eliminate  the  Transfer  Fee  for  transfer  requests   transmitted
electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of  transfers  in any  Annuity  Year for all  existing  or new Owners.  We also reserve the right to limit the number of  transfers in any Annuity Year or to refuse any transfer  request for an Owner or certain Owners if: (a) we believe that  excessive  trading or a specific  transfer  request or group of transfer  requests may have a detrimental  effect on Unit Values or the share prices of the  Portfolios;  or (b) we are  informed by one or more of the  Portfolios  that the  purchase  or  redemption  of shares  must be  restricted because of excessive  trading or a specific  transfer or group of transfers is deemed to have a detrimental  effect on the share prices of affected  Portfolios.  Without  limiting the above, the most likely scenario where either of the above  could  occur  would be if the  aggregate  amount of a trade or trades  represented  a  relatively  large proportion of the total assets of a particular  Portfolio.  Under such a  circumstance,  we will process  transfers according  to our rules then in effect  and  provide  notice if the  transfer  request  was  denied.  If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes.  We offer  Dollar  Cost  Averaging  during  the  accumulation  period.  Dollar  Cost  Averaging  allows you to systematically  transfer an amount each month from one investment  option to one or more other investment  options.
You can choose to transfer  earnings only,  principal plus earnings or a flat dollar amount.  Dollar Cost Averaging allows you to invest  regularly each month,  regardless of the current unit value (or price) of the  Sub-account(s)
you invest in.  This  enables  you to  purchase  more units when the market  price is low and fewer  units when the market  price  is  high.  This  may  result  in a lower  average  cost of units  over  time.  However,  there is no guarantee that Dollar Cost Averaging will result in a profit or protect  against a loss in a declining  market.  We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable  investment  options or Fixed  Allocations.  Dollar Cost  Averaging  from
Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
|X|      You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X|      You may only Dollar Cost Average  earnings or principal  plus  earnings.  If  transferring  principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X|      Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging  program is established from a Fixed  Allocation,  the fixed rate of interest we credit to your  Account  Value is applied to a  declining  balance  due to the  transfers  of Account  Value to the
Sub-accounts  during the Guarantee  Period.  This will reduce the effective rate of return on the Fixed  Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation  period,  we offer automatic  rebalancing  among the variable  investment  options you choose.  You can choose to have your  Account  Value  rebalanced  quarterly,  semi-annually,  or  annually.  On the appropriate date, your variable  investment options are rebalanced to the allocation  percentages you request.  For example,  over time the  performance  of the  variable  investment  options will  differ,  causing your  percentage allocations to shift.  With  automatic  rebalancing,  we transfer the  appropriate  amount from the  "overweighted"
Sub-accounts  to the  "underweighted"  Sub-accounts to return your  allocations to the percentages you request.  If you request a transfer from or into any variable  investment  option  participating  in the  automatic  rebalancing program,  we will assume that you wish to change  your  rebalancing  percentages  as well,  and will  automatically adjust the rebalancing  percentages in accordance with the transfer unless we receive  alternate  instructions from you.

You must have a minimum  Account  Value of at least  $10,000 to enroll in automatic  rebalancing.  All  rebalancing transfers  made on the same day as part of an automatic  rebalancing  program are  considered  as one transfer when counting the number of transfers each year toward the maximum number of free  transfers.  We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two  different  programs  for  investors  who wish to invest in the variable  investment  options but also wish to  protect  their  principal,  at least as of a  specific  date in the  future.  You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced  investment  program where a portion of your Account  Value is allocated to a Fixed  Allocation and the remaining Account Value is allocated to the variable  investment  options that you select.  When you enroll in the Balanced  Investment  program,  you choose the duration that you wish the program to last.  This  determines the duration of the Guarantee  Period for the Fixed  Allocation.  Based on the fixed rate for the Guarantee  Period chosen,  we calculate the portion of your Account  Value that must be allocated to the Fixed  Allocation to grow to a specific  "principal  amount"  (such as your initial  Purchase  Payment).  We  determine  the amount based on the rates  then in effect for the  Guarantee  Period you  choose.  If you  continue  the  program  until the end of the
Guarantee  Period and make no withdrawals or transfers,  at the end of the Guarantee  Period,  the Fixed Allocation
will have grown to equal the "principal  amount".  Withdrawals or transfers  from the Fixed  Allocation  before the end of the Guarantee  Period will  terminate the program and may be subject to a Market Value  Adjustment.  You can transfer  the  Account  Value  that is not  allocated  to the  Fixed  Allocation  between  any of the  Sub-accounts available  under the Annuity.  Account Value you allocate to the variable  investment  options is subject to market fluctuations  and may increase or decrease in value.  We do not deduct a charge for  participating  in the Balanced
Investment Program.

         Example
         Assume you invest  $100,000.  You choose a 10-year  program and allocate a portion of your  Account  Value to a Fixed  Allocation  with a 10-year  Guarantee  Period.  The rate for the 10-year  Guarantee  Period is
         5.33%*.  Based on the fixed  interest rate for the  Guarantee  Period  chosen,  the factor is 0.594948 for determining  how much of your Account  Value will be allocated  to the Fixed  Allocation.  That means that
         $59,495 will be allocated to the Fixed  Allocation  and the  remaining  Account  Value  ($41,505)  will be allocated to the variable  investment  options.  Assuming  that you do not make any  withdrawals  from the
         Fixed  Allocation,  it will  grow to  $100,000  at the end of the  Guarantee  Period.  Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

*        The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return OptionSM
We also offer a seven-year  program where we monitor your Account Value daily and  systematically  transfer amounts between Fixed  Allocations and the variable  investment  options you choose.  American  Skandia  guarantees that at the end of the seventh  (7th) year from  commencement  of the  program,  you will receive no less than the original amount invested (such as your initial  Purchase  Payment).  Account Value is only  transferred to and maintained in
                                                                             ----
Fixed  Allocations to the extent we, in our sole  discretion,  deem is necessary to support our guarantee under the program.  This differs from the Balanced  Investment  program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying  Sub-accounts.  With the Guaranteed Return Option,  your Annuity is able to  participate  in the  upside  potential  of the  Sub-accounts  while  only  transferring  amounts  to Fixed
Allocations to protect against significant market downturns.

Each business day we monitor the performance of your Account Value to determine  whether it is greater than,  equal to or below our  "reallocation  trigger",  described  below.  Based on the performance of the Sub-accounts in which you choose to allocate  your Account Value  relative to the  reallocation  trigger,  we may transfer some or all of your  Account  Value to or from a Fixed  Allocation.  You have  complete  discretion  over the  allocation  of your
Account  Value that  remains  allocated  in the  variable  investment  options.  However,  we reserve  the right to restrict certain Portfolios if you participate in the program.

|X|      Account  Value  greater  than or equal to  reallocation  trigger:  Account  Value in  variable  investment options  remains  allocated  according  to your most  recent  instructions.  If a portion  of Account
              Value was  previously  allocated to a Fixed  Allocation,  those amounts may be  transferred  from the
              Fixed  Allocation and  re-allocated to the variable  investment  options  pro-rata  according to your current allocations.  A Market Value Adjustment will apply.

|X|      Account  Value below  reallocation  trigger:  A portion of your Account  Value in the variable  investment options is  transferred  to a new Fixed  Allocation.  These  amounts  are  transferred  on a pro-rata basis from the variable  investment  options.  The new Fixed  Allocation will have a Guarantee Period equal to the remaining  duration in the Guaranteed  Return  Option.  The Account Value applied to the new Fixed  Allocation  will be  credited  with the fixed  interest  rate then being  applied to a new
              Fixed  Allocation of the next higher yearly  duration.  The Account Value will remain invested in the
              Fixed  Allocation  until the maturity date of the program  unless,  at an earlier date,  your Account
              Value is at or above  the  reallocation  trigger  and  amounts  can be  transferred  to the  variable investment  options (as  described  above)  while  maintaining  the  guarantee  protection  under the program.

American  Skandia uses an allocation  mechanism  based on assumptions of expected and maximum market  volatility to determine  the  reallocation  trigger.  The  allocation  mechanism is used to determine  the  allocation of Account
Value between Fixed  Allocations and the  Sub-accounts  you choose.  American  Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion.

Program Termination
The  Guaranteed  Return  Option  will  terminate  on its  maturity  date.  You can  elect to  participate  in a new
Guaranteed  Return  Option or  re-allocate  your Account  Value at that time.  Any Account  Value  allocated to the
Fixed  Allocations  will  be  transferred  to the  WFVT  Money  Market  Sub-account,  unless  you  provide  us with alternative  instructions.  On the program  maturity  date, if your Account Value is below the initial  investment,
American  Skandia  will  apply  additional  amounts  to your  Account  Value  so that it is  equal  to the  initial investment  in the  program.  Any  amounts  added to your  Account  Value will be applied to the WFVT Money  Market
Sub-account,  unless you provide us with  alternative  instructions.  We will  notify you of any  amounts  added to your Account Value under the program.  We do not consider  amounts added to your Account Value to be "investment in the contract" for income tax purposes.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X|      You may  terminate  the  Guaranteed  Return  Option at any time.  American  Skandia  does not  provide any guarantees upon termination of the program.
|X|      Withdrawals  from your Annuity while the program is in effect will reduce the guaranteed  amount under the program in  proportion  to the Account  Value at the time of the  withdrawal.  Withdrawals  will be subject to all other  provisions  of the  Annuity,  including  any  Contingent  Deferred  Sales  Charge  or Market  Value
     Adjustment that would apply.
|X|      Additional  Purchase  Payments  applied to the Annuity  while the program is in effect will only  increase the amount guaranteed;  however,  all or a portion of any additional Purchase Payments may be allocated to the
     Fixed Allocations.
|X|      Annuity Owners cannot transfer  Account Value to or from a Fixed  Allocation  while  participating  in the program and cannot  participate  in any dollar cost  averaging  program that  transfers  Account  Value from a
     Fixed Allocation to the variable investment options.
|X|      Transfers  from  Fixed  Allocations  will be  subject to the Market  Value  Adjustment  formula  under the
     Annuity;  however,  the 0.10% "cushion"  feature of the formula will not apply. A Market Value  Adjustment may be  either  positive  or  negative.  Transfer  amounts  will be taken  from the most  recently  applied  Fixed
     Allocation.
|X|      Transfers from the Sub-accounts to Fixed Allocations or from Fixed  Allocations to the Sub-accounts  under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X|      The  Guaranteed  Return  Option will  terminate:  (a) upon the death of the Owner or the  Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X|      You can elect to restart the seven (7) year program  duration on any  anniversary of the Issue Date of the
     Annuity.  The Account Value on the date the restart is effective will become the new  guaranteed  amount under the program.  You can only elect the program once per Annuity Year.

Charges under the Program
We charge a fee of 0.25% of Account Value per year to participate in the  Guaranteed  Return Option.  The charge is deducted to  compensate  American  Skandia for: (a) the risk that your  Account  Value on the maturity  date of the program is less than the amount  guaranteed;  and (b)  administration  of the  program.  The charge is  deducted in arrears  on an annual  basis on each  anniversary  of the Issue  Date of the  Annuity.  If you  choose to begin the program on a date other than the Issue Date of the Annuity or an anniversary  of the Issue Date of the Annuity,  we will  charge a pro-rata  portion of the  annual  charge for the  remaining  portion  of the  Annuity  Year.  If the program  terminates  before  completion  for any reason other than death or  medically-related  surrender,  we will assess a  pro-rata  portion of the annual  charge.  We will  deduct  the  annual  charge for  participating  in the program pro-rata from the variable investment options.

MAY I AUTHORIZE MY FINANCIAL PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may authorize  your financial  professional  to direct the allocation of your Account Value and to request financial  transactions  between  investment  options while you are living,  subject to our rules.  We require that you provide us with  written  proof that you have  authorized  your  financial  professional  to request  financial transactions  on your behalf.  You must contact us immediately if and when you revoke such  authority.  We will not be  responsible  for acting on  instructions  from your financial  professional  if you fail to inform us that such person's  authority  has been revoked.  We may also suspend or cancel these  privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide  administrative support to licensed,  registered financial  professionals or
investment  advisors  who  you  authorize  to  make  financial   transactions  on  your  behalf.   These  financial
professionals  may be firms or  persons  who  also  are  appointed  by us as  authorized  sellers  of the  Annuity.
However,  we do not offer advice about how to allocate  your Account  Value under any  circumstance.  Any financial professionals  you engage to provide advice and/or make  transfers for you is not acting on our behalf.  We are not responsible  for any  recommendations  such financial  professionals  make,  any market timing or asset  allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require financial  professionals or investment  advisors,  who are authorized by multiple contract owners to make financial  transactions,  to enter into an  administrative  agreement with American  Skandia as a condition of our accepting  transactions on your behalf.  The  administrative  agreement may impose limitations on the financial
professional's  or  investment  advisor's  ability  to  request  financial   transactions  on  your  behalf.  These
limitations are intended to minimize the  detrimental  impact of a financial  professional  who is in a position to transfer  large amounts of money for multiple  clients in a particular  Portfolio or type of portfolio or to comply with specific  restrictions  or  limitations  imposed by a Portfolio(s)  on American  Skandia.  The  administrative agreement may limit the available  investment  options,  require  advance notice of large  transactions,  or impose other trading  limitations on your financial  professional.  Your  financial  professional  will be informed of all such  restrictions  on an  ongoing  basis.  We may also  require  that your  financial  professional  transmit  all financial  transactions  using  the  electronic  trading  functionality  available  through  our  Internet  website
(www.americanskandia.com).  Limitations  that we may impose on your financial  professional  or investment  advisor under the terms of the  administrative  agreement do not apply to financial  transactions  requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
(Fixed Allocations may not be available in all states and may not be available for certain durations.)

We credit the fixed  interest  rate to the Fixed  Allocation  throughout  a set period of time called a  "Guarantee
Period."  Fixed  Allocations  currently are offered with  Guarantee  Periods from 1 to 10 years.  We may make Fixed
Allocations of different  durations  available in the future,  including Fixed Allocations  offered exclusively for use with certain  optional  investment  programs.  The interest rate credited to a Fixed  Allocation is the rate in effect  when the  Guarantee  Period  begins  and does not  change  during the  Guarantee  Period.  The rates are an effective  annual rate of interest.  We determine  the interest  rates for the various  Guarantee  Periods.  At the time that we confirm your Fixed  Allocation,  we will advise you of the  interest  rate in effect and the date your
Fixed  Allocation  matures.  We may  change the rates we credit new Fixed  Allocations  at any time.  Any change in interest rate does not affect Fixed  Allocations  that were in effect before the date of the change.  To inquire as to the current rates for Fixed Allocations, please call 1-800-680-8920.

A Guarantee Period for a Fixed Allocation begins:
|X|      when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X|      upon transfer of any of your Account Value to a Fixed  Allocation for that  particular  Guarantee  Period;
       or
|X|      when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent  permitted by law, we may  establish  different  interest  rates for Fixed  Allocations  offered to a class of Owners who choose to participate  in various  optional  investment  programs we make  available.  This may include,  but is not limited to, Owners who elect to use Fixed  Allocations  under a dollar cost averaging  program
(see "Do You Offer  Dollar  Cost  Averaging?")  or a balanced  investment  program  (see "Do You Offer a Program to
Balance Fixed and Variable  Investments?").  The interest rate credited to Fixed Allocations  offered to this class of purchasers  may be different than those offered to other  purchasers  who choose the same  Guarantee  Period but who do not participate in an optional investment program.  Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific  formula for  determining the fixed interest rates for Fixed  Allocations.  Generally the interest  rates we offer for Fixed  Allocations  will  reflect the  investment  returns  available  on the types of investments  we make to  support  our fixed  rate  guarantees.  These  investment  types  may  include  cash,  debt securities  guaranteed  by the United  States  government  and its  agencies  and  instrumentalities,  money market instruments,  corporate debt obligations of different durations,  private placements,  asset-backed obligations and municipal  bonds.  In  determining  rates we also consider  factors such as the length of the Guarantee  Period for the Fixed  Allocation,  regulatory  and tax  requirements,  liquidity of the markets for the type of investments we make,  commissions,  administrative  and  investment  expenses,  our  insurance  risks  in  relation  to the  Fixed
Allocations,  general  economic  trends  and  competition.  Some of these  considerations  are  similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit  interest on a new Fixed  Allocation in an existing  Annuity at a rate not less than the rate we are then crediting to Fixed  Allocations for the same Guarantee  Period selected by new Annuity  purchasers in the same class.

The  interest  rate we credit for a Fixed  Allocation  is subject to a minimum.  Please  refer to the  Statement of
Additional Information.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation  before the end of its Guarantee  Period, we will adjust the value of your investment  based on a formula,  called a "Market Value  Adjustment" or "MVA".  The Market
Value Adjustment  formula compares the interest rates credited for Fixed  Allocations at the time you invested,  to interest  rates being credited when you make a transfer or  withdrawal.  The amount of any Market Value  Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations.

MVA Formula
The MVA  formula is applied  separately  to each Fixed  Allocation  to  determine  the  Account  Value of the Fixed
Allocation on a particular date.  The formula is as follows:

                                            [(1+I) / (1+J+0.0010)]N/12

                                                      where:

                  I is the fixed  interest rate we  guaranteed to credit to the Fixed  Allocation as of its starting date;

                  J is the fixed  interest  rate for your class of  annuities  at the time of the withdrawal  for a new Fixed  Allocation  with a Guarantee  Period  equal to the
                                    ---
                  remaining number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or  withdrawal  does not occur on the yearly or monthly  anniversary  of the beginning of the Fixed
Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples
The  following  hypothetical  examples  show  the  effect  of the MVA in  determining  Account  Value.  Assume  the following:
|X|      You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|      The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X|      You make no  withdrawals  or transfers  until you decided to withdraw the entire  Fixed  Allocation  after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the  withdrawal,  the fixed  interest  rate for a new Fixed  Allocation  with a
Guarantee  Period of 24 months  is 3.5% (J = 3.5%).  Based on these  assumptions,  the MVA would be  calculated  as follows:

                         MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                            Interim Value = $57,881.25
                        Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the  withdrawal,  the fixed  interest  rate for a new Fixed  Allocation  with a
Guarantee  Period of 24 months  is 6.0% (J = 6.0%).  Based on these  assumptions,  the MVA would be  calculated  as follows:

                         MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                            Interim Value = $57,881.25
                        Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The  "Maturity  Date" for a Fixed  Allocation is the last day of the Guarantee  Period.  Before the Maturity  Date,
you may choose to renew the Fixed  Allocation  for a new  Guarantee  Period of the same or different  length or you may transfer all or part of that Fixed  Allocation's  Account Value to another  Fixed  Allocation or to one or more
Sub-accounts.  We will notify you before the end of the  Guarantee  Period about the fixed  interest  rates that we are  currently  crediting  to all Fixed  Allocations  that are being  offered.  The rates  being  credited to Fixed
Allocations  may  change  before  the  Maturity  Date.  We will  not  charge a MVA if you  choose  to renew a Fixed
Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed  Allocation to be allocated on its Maturity  Date, we will then transfer the Account  Value of the Fixed  Allocation  to the WFVT Money Market  Sub-account.  You can then elect to allocate the Account Value to any of the Sub-accounts or to a new Fixed Allocation.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the  accumulation  period  you can  access  your  Account  Value  through  Partial  Withdrawals,  Systematic
Withdrawals,  and where required for tax purposes,  Minimum  Distributions.  You can also surrender your Annuity at any time.  There is no Contingent  Deferred  Sales Charge  applied upon  withdrawal or surrender.  However,  if you surrender your Annuity,  we may deduct the Annual  Maintenance  Fee, any Tax Charge that applies and the charge for any optional  benefits.  We may also apply a Market Value  Adjustment to any Fixed  Allocations  being withdrawn or surrendered.  Unless you notify us  differently,  withdrawals  are taken pro-rata based on the Account Value in the investment  options at the time we  receive  your  withdrawal  request.  Each of these  types of  distributions  is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A distribution  during the  accumulation  period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax  basis",  if any.  Distributions  from your  Annuity  are  generally  subject to  ordinary income taxation on the amount of any investment gain unless the  distribution  qualifies as a non-taxable  exchange or transfer.  If you take a  distribution  prior to the  taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition  to  ordinary  income  taxes on any gain.  You may wish to consult a  professional  tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the  annuitization  period,  a portion of each annuity  payment is taxed as ordinary  income at the tax rate you are subject to at the time of the payment.  The Code and regulations have  "exclusionary  rules" that we use to determine  what  portion  of each  annuity  payment  should be treated as a return of any tax basis you have in the
Annuity.  Once the tax basis in the Annuity has been  distributed,  the remaining  annuity  payments are taxable as ordinary  income.  The tax basis in the Annuity may be based on the tax-basis  from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal  during the  accumulation  period.  We call this a "Partial  Withdrawal." The amount that you may withdraw will equal your Surrender  Value as of the date we process the withdrawal  request.  There is no Contingent  Deferred  Sales Charge  applied if you surrender  your Annuity or make a partial  withdrawal.  After any Partial  Withdrawal,  your Annuity must have a Surrender Value of at least $1,000,  or we may treat the Partial
Withdrawal  request as a request to fully surrender your Annuity.  The minimum  Partial  Withdrawal you may request is $100.

Partial  Withdrawals may also be available  following  annuitization but only if you choose certain annuity payment options.

To request the forms  necessary  to make a  withdrawal  from your  Annuity,  contact our  Customer  Service Team at
1-800-680-8920 or visit our Internet Website at www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?
Yes. We call these "Systematic  Withdrawals." You can receive  Systematic  Withdrawals of earnings only,  principal plus earnings or a flat dollar amount.

Systematic  Withdrawals  can be made from  Account  Value  allocated to the  variable  investment  options or Fixed
Allocations.  Generally,  Systematic  Withdrawals from Fixed  Allocations are limited to earnings accrued after the program of Systematic  Withdrawals  begins,  or payments of fixed dollar  amounts that do not exceed such earnings.
Systematic  Withdrawals are available on a monthly,  quarterly,  semi-annual or annual basis.  The Account Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum  amount for each  Systematic  Withdrawal is $100. If any  scheduled  Systematic  Withdrawal is for less than $100,  we may postpone  the  withdrawal  and add the expected  amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding vehicle for certain  retirement  plans that receive special tax treatment under  Sections  401,  403(b) or 408 of the Code,  Section  72(t) of the Code may provide an  exception  to the 10%
penalty  tax on  distributions  made  prior  to age 59 1/2if you  elect  to  receive  distributions  as a  series  of
"substantially  equal periodic  payments".  To request a program that complies with Section 72(t), you must provide us with certain  required  information  in writing on a form  acceptable  to us. We may require  advance  notice to allow us to  calculate  the amount of 72(t)  withdrawals.  The  Surrender  Value of your  Annuity  must be at least
$20,000 before we will allow you to begin a program for  withdrawals  under Section  72(t).  The minimum amount for any such withdrawal is $100.

You may also  annuitize  your  contract  and  begin  receiving  payments  for the  remainder  of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum  Distributions  are a type of  Systematic  Withdrawal  we allow  to meet  distribution  requirements  under
Sections 401, 403(b) or 408 of the Code.  Under the Code, you may be required to begin receiving  periodic  amounts from your  Annuity.  In such case,  we will allow you to make  Systematic  Withdrawals  in amounts that satisfy the minimum distribution rules under the Code.

The amount of the required  Minimum  Distribution  for your  particular  situation  may depend on other  annuities, savings or  investments.  We will only  calculate the amount of your  required  Minimum  Distribution  based on the value of your  Annuity.  We require  three (3) days advance  written  notice to calculate and process the amount of your payments.  We may charge you for calculating  required  Minimum  Distributions.  You may elect to have Minimum
Distributions  paid  out  monthly,  quarterly,  semi-annually  or  annually.  The  $100  minimum  that  applies  to
Systematic Withdrawals does not apply to Minimum Distributions.

You may also  annuitize  your  contract  and  begin  receiving  payments  for the  remainder  of your life (or life expectancy) as a means of receiving  income  payments and satisfying the Minimum  Distribution  requirements  under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes.  During  the  accumulation  period  you can  surrender  your  Annuity at any time.  Upon  surrender,  you will receive  the  Surrender  Value.  Upon  surrender  of your  Annuity,  you will no longer  have any rights  under the
Annuity.

Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity,  contact our Customer Service Team at  1-800-680-8920  or visit our Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options  available that provide fixed annuity  payments,  variable payments or adjustable payments.  Fixed options provide the same amount with each payment.  Variable options  generally  provide a payment which may increase or decrease  depending on the investment  performance of the Sub-accounts.  However,  currently, we also make a variable  payment option that has a guarantee  feature.  Adjustable  options provide a fixed payment that is  periodically  adjusted based on current  interest  rates.  We do not guarantee to make any Annuity Payment
Options available in the future.

When you  purchase  an Annuity,  or at a later  date,  you may choose an Annuity  Date,  an annuity  option and the frequency  of annuity  payments.  You may change  your  choices up to 30 days before the  Annuity  Date.  A maximum
Annuity  Date may be  required  by law.  Any change to these  options  must be in  writing.  The  Annuity  Date may depend on the annuity  option you choose.  Certain  annuity  options may not be  available  depending on the age of the Annuitant.

Certain of these  annuity  options  may be  available  to  Beneficiaries  who choose to receive  the Death  Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
--------
Payments  for Life:  Under this  option,  income is payable  periodically  until the death of the "key  life".  The
"key life" (as used in this  section)  is the person or persons  upon whose life  annuity  payments  are based.  No additional  annuity  payments  are made after the death of the key life.  Since no minimum  number of  payments  is guaranteed,  this option offers the largest amount of periodic  payments of the life  contingent  annuity  options.
It is  possible  that only one  payment  will be  payable if the death of the key life  occurs  before the date the second  payment was due,  and no other  payments  nor death  benefits  would be payable.  This Option is  currently available  on a fixed or variable  basis.  Under this  option,  you cannot make a partial or full  surrender of the annuity.

Option 2
--------
Payments  Based on Joint Lives:  Under this option,  income is payable  periodically  during the joint  lifetime of two key lives, and thereafter  during the remaining  lifetime of the survivor,  ceasing with the last payment prior to the  survivor's  death.  No minimum  number of payments is  guaranteed  under this option.  It is possible  that only one payment  will be payable if the death of all the key lives occurs  before the date the second  payment was due, and no other  payments or death benefits  would be payable.  This Option is currently  available on a fixed or variable basis.  Under this option, you cannot make a partial or full surrender of the annuity.

Option 3
--------
Payments  for Life with a Certain  Period:  Under this option,  income is payable  until the death of the key life.
However,  if the key life dies  before the end of the period  selected  (5,  10,  15, or 20 years),  the  remaining payments are paid to the Beneficiary  until the end of such period.  This Option is currently  available on a fixed or  variable  basis.  If you elect to receive  payments  on a variable  basis  under this  option,  you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4
--------
Fixed Payments for a Certain Period:  Under this option,  income is payable  periodically for a specified number of years. If the payee dies before the end of the specified  number of years,  the remaining  payments are paid to the
Beneficiary to the end of such period.  Note that under this option,  payments are not based on any  assumptions of life  expectancy.  Therefore,  that  portion  of the  Insurance  Charge  assessed  to cover the risk that key lives outlive our  expectations  provides no benefit to an Owner  selecting  this option.  Under this option,  you cannot make a partial or full surrender of the annuity.

Option 5
--------
Variable Payments for a Certain Period:  Under this option,  income is payable  periodically for a specified number of  years.  The  number  of years  cannot  be less  than 5 or more  than 50.  Payments  may  increase  or  decrease depending on the  investment  performance  of the  Sub-Accounts.  If the payee dies before the end of the specified number of years,  the remaining  payments are paid to the  Beneficiary  to the end of such period.  Note that under this  option,  payments  are not based on any  assumptions  of life  expectancy.  Therefore,  that  portion  of the
Insurance  Charge  assessed  to cover the risk that key lives  outlive our  expectations  provides no benefit to an
Owner  selecting  this option.  If this option is selected,  full  surrenders may be made from the Annuity prior to the last guaranteed Payment Date.  No partial surrenders are permitted if this option is selected.

Option 6
--------
Variable  Payments for Life with a Cash Value:  Under this  option,  benefits  are payable  periodically  until the death  of the key  life.  Benefits  may  increase  or  decrease  depending  on the  investment  performance  of the
Sub-accounts.  This option has a cash value that also varies with the investment  performance  of the  Sub-account.
The cash value provides a "cushion" from volatile investment  performance so that negative  investment  performance does  not  automatically  result  in a  decrease  in the  annuity  payment  each  month,  and  positive  investment performance  does not  automatically  result  in an  increase  in the  annuity  payment  each  month.  The  cushion generally  "stabilizes"  monthly  annuity  payments.  Any cash value remaining on the death of the key life is paid to the  Beneficiary  in a lump sum or as periodic  payments.  Under this  option,  you can request  partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 7
--------
Variable  Payments for Life with a Cash Value and Guarantee:  Under this option,  benefits are payable as described in Option 6; except  that,  while the key life is alive,  the annuity  payment  will not be less than a  guaranteed
             ------
amount,  which  generally  is equal  to the  first  annuity  payment.  We  charge  an  additional  amount  for this guarantee.  Under this option,  any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic  payments.  Under this option,  you can request  partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or Annuity Payment Option in writing, then:
|X|      the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X|      the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed  annuity  payments,  you will receive equal  fixed-dollar  payments  throughout  the period you select.  The amount of the fixed payment will vary  depending on the annuity  payment option and payment frequency you select.  Generally,  the first annuity payment is determined by multiplying the Account Value,  minus any state premium taxes that may apply,  by the factor  determined  from our table of annuity  rates.  The table of annuity  rates differs based on the type of annuity  chosen and the frequency of payment  selected.  Our rates will not be less  than our  guaranteed  minimum  rates.  These  guaranteed  minimum  rates  are  derived  from the a2000
Individual  Annuity  Mortality  Table  with an assumed  interest  rate of 3% per annum.  Where  required  by law or regulation,  such  annuity  table  will have  rates  that do not  differ  according  to the gender of the key life.
Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different types of variable  annuity payment  options.  The first annuity payment will be calculated based upon the assumed  investment  return  ("AIR").  You select the AIR before we start to make Annuity  Payments.
The remaining  annuity  payments will fluctuate based on the performance of the Portfolios  relative to the AIR, as well as, other  factors  described  below.  The greater the AIR, the greater the first  annuity  payment.  A higher
AIR may result in  smaller  potential  growth in the  annuity  payments.  A lower AIR  results  in a lower  initial annuity payment.

|X|      Variable Payments (Options 1-3 & 5)
         -----------------
         We calculate  each annuity  payment  amount by  multiplying  the number of units  scheduled to be redeemed under a schedule  of units for each  Sub-account  by the Unit  Value of each  Sub-Account  on the  annuity payment  date.  We determine the schedule of units based on your Account Value (minus any premium tax that applies)  at the time you elect to begin  receiving  annuity  payments.  The  schedule  of units will vary based on the annuity  payment  option  selected,  the length of any certain  period (if  applicable),  the
         Annuitant's  age and gender  (if  annuity  payments  are due for the life of the  Annuitant)  and the Unit
         Value of the  Sub-Accounts  you initially  selected on the Issue Date.  The  calculation  is performed for each  Sub-Account,  and the  sum of the  Sub-Account  calculations  equals  the  amount  of  your  annuity payment.  Other than to fund annuity  payments,  the number of units  allocated to each  Sub-Account  will not change unless you transfer among the  Sub-Accounts  or make a withdrawal (if allowed).  You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|      Stabilized Variable Payments (Option 6)
         ----------------------------
         This option  provides  guaranteed  payments for life, a cash value for the  Annuitant  (while alive) and a variable  period of time during which annuity  payments will be made whether or not the Annuitant is still alive.  We calculate the initial  annuity  payment amount by multiplying  the number of units scheduled to
                                  -------
         be  redeemed  under a schedule of units by the Unit  Values  determined  on the  annuitization  date.  The schedule of units is established for each  Sub-account you choose on the  annuitization  date based on the applicable  benchmark  rate  and  the  annuity  factors.  The  annuity  factors  reflect  our  assumptions regarding  the costs we expect to bear in  guaranteeing  payments for the lives of the  Annuitant and will depend  on the  benchmark  rate,  the  annuitant's  attained  age and  gender  (where  permitted).  Unlike variable  payments  (described above) where each payment can vary based on Sub-account  performance,  this payment option  cushions the immediate  impact of  Sub-account  performance by adjusting the length of the time during which  annuity  payments  will be made whether or not the  Annuitant is alive while  generally maintaining a level annuity payment  amount.  Sub-account  performance  that exceeds a benchmark rate will generally extend this time period,  while Sub-account  performance that is less than a benchmark rate will generally  shorten the period.  If the period  reaches  zero and the  Annuitant  is still  alive,  Annuity
         Payments  continue,  however,  the annuity payment amount will vary depending on Sub-account  performance, similar to conventional variable payments.  The AIR for this option is 4%.

|X|      Stabilized Variable Payments with a Guaranteed Minimum (Option7)
         ------------------------------------------------------
         This option  provides  guaranteed  payments for life in the same manner as  Stabilized  Variable  Payments
         (described  above).  In addition to the stabilization  feature,  this option also guarantees that variable annuity  payments will not be less than the initial  annuity  payment  amount  regardless  of  Sub-account performance.  The AIR for this option is 3%.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available.  Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments.  The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The  Annuity  provides a Death  Benefit  during its  accumulation  period.  If the  Annuity is owned by one or more natural  persons,  the Death  Benefit is payable  upon the first  death of an Owner.  If the Annuity is owned by an entity,  the Death  Benefit is payable  upon the  Annuitant's  death,  if there is no  Contingent  Annuitant.  If a
Contingent  Annuitant was  designated  before the  Annuitant's  death and the Annuitant  dies,  then the Contingent
Annuitant  becomes the  Annuitant  and a Death  Benefit will not be paid at that time.  The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

The Annuity  provides a basic Death Benefit at no additional  charge.  The Insurance  Charge we deduct from Account
Value  allocated to the  Sub-accounts  is used,  in part,  to pay us for the risk we assume in providing  the basic
Death  Benefit  guarantee  under the  Annuity.  The Annuity  also offers two  different  optional  Death  Benefits.
Either  benefit can be  purchased  for an  additional  charge.  The  additional  charge is  deducted to  compensate
American Skandia for providing  increased insurance  protection under the optional Death Benefits.  Notwithstanding the  additional  protection  provided  under the optional Death  Benefits,  the  additional  cost has the impact of reducing the net performance of the investment options.

Basic Death Benefit
The basic Death Benefit depends on the decedent's age on the date of death:

          If death occurs before the earlier of the  decedent's  age 90 or the end of the tenth  Annuity Year:  The
          Death Benefit is the greater of:

|X|      The sum of all Purchase Payments less the sum of all withdrawals; and
|X|      The sum of your Account  Value in the  variable  investment  options and your  Interim  Value in the Fixed
               Allocations.

         If death occurs after the earlier of the  decedent's  age 90 or the tenth Annuity Year:  The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS
You can  purchase  either of two  optional  Death  Benefits  with your  Annuity  to provide  an  enhanced  level of protection for your beneficiaries.  We do not currently offer the Annuity with both optional Death Benefits.

-------------------------------------------------------------------------------------------------------------------
Currently,  these  benefits  are only offered and must be elected at the time that you purchase  your  Annuity.  We may, at a later date,  allow existing  Annuity Owners to purchase either of the optional Death Benefits  subject to our rules and any  changes  or  restrictions  in the  benefits.  Certain  terms and  conditions  may  differ if you purchase  your  Annuity  as part of an  exchange,  replacement  or  transfer,  in whole or in part,  from any other
Annuity we issue.
-------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced  Beneficiary  Protection  Optional Death Benefit can provide  additional  amounts to your  Beneficiary that may be used to offset  federal and state taxes  payable on any  taxable  gains in your  Annuity at the time of your death.  Whether this benefit is appropriate  for you may depend on your  particular  circumstances,  including other  financial  resources  that may be available to your  Beneficiary to pay taxes on your Annuity should you die during the accumulation period.  No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced  Beneficiary  Protection  Optional Death Benefit provides a benefit that is payable in addition to the basic Death  Benefit.  If the  Annuity  has one Owner,  the Owner must be age 75 or less at the time the benefit is purchased.  If the Annuity has joint  Owners,  the oldest Owner must be age 75 or less.  If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

-------------------------------------------------------------------------------------------------------------------
The Enhanced  Beneficiary  Protection  Optional Death Benefit is being offered in those jurisdictions where we have received  regulatory  approval.  Certain terms and conditions may differ between  jurisdictions once approved.  The benefit is  currently  only  offered to Owners who purchase  the Annuity as a  "non-qualified"  investment.  We may make the benefit  available  to Owners who  purchase  the Annuity as an IRA or other  "qualified"  investment  at a later  date.  Please  refer  to  the  section  entitled  "Tax  Considerations"  for a  discussion  of  special  tax considerations for purchasers of this benefit.
-------------------------------------------------------------------------------------------------------------------

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2.       50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

Death  Benefit  Amount  includes  your Account  Value and any amounts  added to your Account  Value under the basic
----------------------
Death  Benefit  when the Death  Benefit is  calculated.  Under the basic Death  Benefit,  amounts are added to your
Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

-------------------------------------------------------------------------------------------------------------------
The  Enhanced  Beneficiary  Protection  Optional  Death  Benefit is  subject  to a maximum  of 50% of all  Purchase
Payments  applied to the Annuity at least 12 months  prior to the death of the decedent  that  triggers the payment of the Death Benefit.
-------------------------------------------------------------------------------------------------------------------

See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time either optional Death Benefit is purchased.  If the Annuity has joint Owners, the oldest Owner must be age 80 or less.  If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|      The Death  Benefit  Target Date is the contract  anniversary  on or after the 80th birthday of the current
             ---------------------------
     Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|      The Highest  Anniversary  Value equals the highest of all previous  "Anniversary  Values" on or before the
             ---------------------------
     earlier of the Owner's date of death and the "Death Benefit Target Date".

|X|      The  Anniversary  Value is the Account Value as of each  anniversary of the Issue Date plus the sum of all
              ------------------
     Purchase  Payments  on or after such  anniversary  less the sum of all  "Proportional  Reductions"  since such anniversary.

|X|      A Proportional  Reduction is a reduction to the value being measured caused by a withdrawal,  equaling the
           -----------------------
     percentage  of the  withdrawal  as  compared  to the  Account  Value  as of the  date of the  withdrawal.  For example,  if your Account  Value is $10,000 and you  withdraw  $2,000 (a 20%  reduction),  we will reduce both your Anniversary Value and the amount determined by Purchase Payments  increasing at the appropriate  interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target
Date.

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.       the Account Value in the Sub-accounts  plus the Interim Value of any Fixed  Allocations (no MVA) as of the
              date we receive in writing "due proof of death"; and
2.       the sum of all Purchase  Payments minus the sum of all  Proportional  Reductions,  each  increasing  daily until  the  Owner's  date of death at a rate of 5.0%,  subject  to a limit of 200% of the  difference between the sum of all  Purchase  Payments and the sum of all  withdrawals  as of the Owner's date of death; and
3.       the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

         The amount determined by this calculation is increased by any Purchase Payments received after the
         Owner's date of death and decreased by any Proportional Reductions since such date.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.       the Account  Value as of the date we receive in writing "due proof of death" (an MVA may be  applicable to amounts in any Fixed Allocations); and
2.       the greater of Item 2 & 3 above on the Death  Benefit  Target Date plus the sum of all  Purchase  Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For Annuities  with Joint Owners,  the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to  determine  the Death  Benefit  Target  Date.  NOTE:  If you and your spouse own the
Annuity  jointly,  we will pay the  Death  Benefit  to the  Beneficiary.  If the sole  primary  Beneficiary  is the surviving  spouse,  then the  surviving  spouse can elect to assume  ownership  of the  Annuity  and  continue  the contract instead of receiving the Death Benefit.

Annuities owned by entities
For  Annuities  owned by an entity,  the Death  Benefit is  calculated  as shown  above  except that the age of the
Annuitant is used to determine  the Death Benefit  Target Date.  Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits?  Do the optional Death Benefits terminate under other circumstances?
You can terminate the Enhanced  Beneficiary  Protection  Optional Death Benefit at any time. Upon termination,  you will be required to pay a pro-rata  portion of the annual  charge for the benefit.  The  Guaranteed  Minimum  Death
Benefit cannot be terminated  once it is elected.  Both optional Death  Benefits will  terminate  automatically  on
the  Annuity  Date.  We  may  also   terminate  the  optional  Death  Benefit  if  necessary  to  comply  with  our interpretation of the Code and applicable regulations.

How much do you charge for the optional Death Benefit?
We deduct a charge from your  Account  Value if you elect to purchase  either  optional  Death  Benefit.  No charge applies after the Annuity Date.  We deduct the charge:
1.       on each anniversary of the Issue Date;
2.       when Account Value is transferred to our general account prior to the Annuity Date;
3.       if you surrender your Annuity; and
4.       if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you surrender the Annuity,  elect to begin receiving  annuity  payments or terminate the benefit on a date other than an  anniversary  of the Issue Date,  the charge will be prorated.  During the first year after the Issue Date, the charge will be prorated  from the Issue  Date.  In all  subsequent  years,  it would be prorated  from the last anniversary of the Issue Date.

We first deduct the amount of the charge  pro-rata from the Account Value in the variable  investment  options.  We only deduct the charge  pro-rata from the Fixed  Allocations to the extent there is  insufficient  Account Value in the variable  investment  options to pay the charge.  If your Annuity's  Account Value is  insufficient  to pay the charge,  we may deduct  your  remaining  Account  Value and  terminate  your  Annuity.  We will  notify you if your
Account  Value is  insufficient  to pay the  charge  and  allow you to submit an  additional  Purchase  Payment  to continue your Annuity.

Please  refer to the  section  entitled  "Tax  Considerations"  for  additional  considerations  in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X|      as a lump sum amount at any time within five (5) years of the date of death; or
|X|      as a series of annuity  payments not extending  beyond the life  expectancy of the Beneficiary or over the life of the Beneficiary.  Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit  proceeds  becoming due, a Beneficiary can elect to receive the Death Benefit  proceeds as a series of fixed annuity  payments  (Annuity  Payment Option 1-4) or as a series of variable  annuity  payments  (Annuity  Payment Option 1-3 or 5-7). See the section  entitled "What Types of Annuity
Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your spouse as your  Beneficiary.  If you and your spouse own the Annuity jointly,  we assume that the sole primary  Beneficiary  will be the surviving  spouse unless you elect an alternative  Beneficiary  designation.
Unless you elect an alternative  Beneficiary  designation,  the spouse Beneficiary may elect to assume ownership of the  Annuity  instead  of taking the Death  Benefit  payment.  Any Death  Benefit  (including  any  optional  Death
Benefits)  that would have been  payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption  is effective,  the surviving  spouse will have all the rights and benefits  that would be available  under the Annuity to a new  purchaser  of the same  attained  age.  For  purposes of  determining  any future  Death  Benefit for the surviving  spouse,  the new Account Value will be considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.  However,  any  additional  Purchase  Payments  applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section entitled "Managing Your Annuity - Spousal  Contingent  Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

Inherited IRA Death Benefit Payout
The Code  provides for  alternative  death  benefit  payment  options when an Annuity is used as an IRA,  403(b) or other  "qualified  investment" that requires Minimum  Distributions.  The available  payment options will depend on whether  the Owner died on or before  the date he or she was  required  to begin  receiving  Minimum  Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X|      If death occurs  before the date Minimum  Distributions  must begin under the Code,  the Death Benefit can be paid out in either a lump  sum,  within  five  years  from the date of death,  or over the life or life expectancy  of the  designated  Beneficiary  (as  long as  payments  begin  by  December  31st of the year following the year of death).  However,  if the spouse is the  Beneficiary,  the Death Benefit can be paid out over the life or life  expectancy of the spouse with such payments  beginning no earlier than December
         31 of the year  following the year of death or December 31st of the year in which the deceased  would have reached age 70 1/2, which ever is later.

|X|      If death occurs after the date Minimum  Distributions  must begin under the Code,  the Death  Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary  has the flexibility to take out more each year than required under the Minimum  Distribution  rules.
Until withdrawn,  amounts in an IRA, 403(b) or other "qualified  investment"  continue to be tax deferred.  Amounts withdrawn each year,  including  amounts that are required to be withdrawn  under the Minimum  Distribution  rules, are  subject to tax.  You may wish to  consult a  professional  tax  advisor  for tax advice as to your  particular
situation.   See  the  section  entitled  "How  are  Distributions  From  Qualified   Contracts  Taxed?  -  Minimum
Distributions after age 70 1/2."

Are there any exceptions to these rules for paying the Death Benefit?
Yes,  there are exceptions  that apply no matter how your Death Benefit is calculated.  There are exceptions to the
Death  Benefit if the  decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or
Annuitant  due to the prior  Owner's  or  Annuitant's  death.  Any  minimum  Death  Benefit  that  applies  will be suspended  for a two-year  period  from the date he or she first  became  Owner or  Annuitant.  After the  two-year suspension  period is completed,  the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We determine  the amount of the Death  Benefit as of the date we receive "due proof of death" and any other written representations  we require to determine the proper payment of the Death Benefit to all  Beneficiaries.  "Due proof of  death"  may  include  a  certified  copy of a death  certificate,  a  certified  copy of a decree of a court of competent  jurisdiction as to the finding of death or other  satisfactory  proof of death. Upon our receipt of "due proof of death" we automatically  transfer the Death Benefit to the WFVT Money Market  Sub-Account until we further determine  the  universe  of  eligible  Beneficiaries.  Once  the  universe  of  eligible  Beneficiaries  has  been determined  each  eligible  Beneficiary  may  allocate  his or her  eligible  share  of the  Death  Benefit  to the
Sub-Accounts according to our rules.

Each  Beneficiary  must make an election as to the method they wish to receive their portion of the Death  Benefit.
Absent an election of a Death  Benefit  payment  method,  no Death Benefit can be paid to the  Beneficiary.  We may require written  acknowledgment of all named Beneficiaries  before we can pay the Death Benefit.  During the period from the date of death until we receive all  required  paper work,  the amount of the Death  Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation  period,  the Annuity has an Account Value. The Account Value is determined  separately for each  Sub-account  allocation  and for each Fixed  Allocation.  The Account  Value is the sum of the values of each
Sub-account  allocation  and the value of each Fixed  Allocation.  When  determining  the Account  Value on any day other than a Fixed  Allocation's  Maturity  Date,  the Account Value may include any Market Value  Adjustment  that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value available to you on any day during the  accumulation  period.  The
Surrender  Value is equal to your Account  Value minus the Annual  Maintenance  Fee and the charge for any optional
Death Benefit.  The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-Account,  you are purchasing  units of the  Sub-account.  Each Sub-account invests  exclusively  in shares of an  underlying  Portfolio.  The value of the  Units  fluctuate  with the  market fluctuations of the Portfolios.  The value of the Units also reflect the daily accrual for the Insurance Charge.

Each  Valuation  Day, we  determine  the price for a Unit of each  Sub-account,  called the "Unit  Price." The Unit
Price is used for  determining  the value of transactions  involving  Units of the  Sub-accounts.  We determine the number of Units involved in any  transaction  by dividing the dollar value of the  transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate  $5,000 to a  Sub-account.  On the  Valuation  Day you make the  allocation,  the Unit Price is
$14.83.  Your $5,000 buys  337.154  Units of the  Sub-account.  Assume that later,  you wish to transfer  $3,000 of your Account  Value out of that  Sub-account  and into another  Sub-account.  On the  Valuation Day you request the transfer,  the Unit Price of the  original  Sub-account  has  increased  to $16.79.  To  transfer  $3,000,  we sell
178.677  Units at the  current  Unit  Price,  leaving  you  158.477  Units.  We then buy $3,000 of Units of the new
Sub-account at the Unit Price of $17.83.  You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee  Period,  we use the concept of an Interim  Value.  The Interim Value can be calculated on any day and is equal to the  initial  value  allocated  to a Fixed  Allocation  plus all  interest  credited to a Fixed
Allocation  as of the date  calculated.  The  Interim  Value  does not  include  the  impact  of any  Market  Value
Adjustment.  If you made any transfers or withdrawals from a Fixed  Allocation,  the Interim Value will reflect the withdrawal of those amounts and any interest  credited to those amounts  before they were  withdrawn.  To determine the Account Value of a Fixed  Allocation on any day other than its Maturity  Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

Initial Purchase  Payments:  We are required to allocate your initial  Purchase Payment to the Sub-accounts  within two (2) days after we receive all of our  requirements  to issue the  Annuity.  If we do not have all the  required information  to allow us to issue your  Annuity,  we may retain the Purchase  Payment  while we try to reach you or your  representative  to  obtain  all  of our  requirements.  If we  are  unable  to  obtain  all  of our  required information  within five (5) days, we are required to return the Purchase  Payment to you at that time,  unless you specifically  consent to our  retaining  the Purchase  Payment  while we gather the required  information.  Once we obtain the required  information,  we will invest the Purchase  Payment and issue the Annuity  within two (2) days.
During any period that we are trying to obtain the required information, your money is not invested.

Additional  Purchase  Payments:  We will  apply any  additional  Purchase  Payments  on the  Valuation  Day that we receive the Purchase Payment with satisfactory instructions.

Scheduled  Transactions:  "Scheduled"  transactions  include transfers under a Dollar Cost Averaging,  rebalancing, or asset  allocation  program,  Systematic  Withdrawals,  Minimum  Distributions  or  annuity  payments.  Scheduled transactions  are  processed  and  valued as of the date they are  scheduled,  unless  the  scheduled  day is not a
Valuation  Day.  In that  case,  the  transaction  will be  processed  and  valued  on  Valuation  Day prior to the scheduled transaction date.

Unscheduled  Transactions:  "Unscheduled"  transactions include any other non-scheduled  transfers and requests for
Partial  Withdrawals or Surrenders.  Unscheduled  transactions  are processed and valued as of the Valuation Day we receive the request at our Office in good order.

Death  Benefits:  Death  Benefit  claims  require  our  review  and  evaluation  before  processing.  We price such transactions  as of the date we receive at our Office all  materials we require for such  transaction  and that are satisfactory to us.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax  consequences are affected by your individual  circumstances,  this summary of our interpretation  of the  relevant  tax laws is not  intended  to be fully  comprehensive  nor is it  intended as tax advice.  Therefore,  you may wish to  consult a  professional  tax  advisor  for tax  advice as to your  particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The  Separate  Accounts  are taxed as part of  American  Skandia.  American  Skandia  is taxed as a life  insurance company  under  Part I,  subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code  governs  the  taxation of  annuities  in  general.  Taxation of the Annuity  will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension  plan,  profit  sharing  plan or other  retirement  arrangement  that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any  increase in the value of the  Annuity  until an amount is  received  (a  "distribution").  This is commonly referred to as "tax  deferral".  A  distribution  can be in the form of a lump sum payment  including  payment of a
Death Benefit,  or in annuity  payments under one of the annuity payment  options.  Certain other  transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the  Annuity  must  currently  include  any  increase  in the value of the  Annuity  during a tax year in its gross income.  An  exception  from  current  taxation  applies  for  annuities  held by an  employer  with  respect  to a terminated  tax-qualified  retirement  plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the  decedent.  A tax-exempt  entity for Federal tax purposes will not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization:  Distributions  received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated as receipt of "income on the contract" is includible in the taxpayer's  gross income  and  taxable  in the year it is  received.  The  amount  of any  distribution  treated  as a return  of the
"investment in the contract" is not includible in gross income.

|X|      "Income on the contract" is calculated by  subtracting  the  taxpayer's  "investment in the contract" from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment in the contract" is equal to total  purchase  payments for all "related  contracts"  minus any previous  distributions  or  portions  of such  distributions  from  such  "related  contracts"  that were not includible  in gross  income.  "Investment  in the  contract"  may be  affected  by  whether an annuity or any
     "related  contract"  was purchased as part of a tax-free  exchange of life  insurance,  endowment,  or annuity contracts  under Section 1035 of the Code. The  "investment in the contract" for a Qualified  Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each annuity payment  received on or after the Annuity Date will generally be taxable.  The taxable  portion of each annuity  payment is determined  by a formula which  establishes the ratio that the  "investment in the contract"  bears to the total value of annuity  payments to be made. This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross  income.  Any portion of an annuity  payment  received  that exceeds the  exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the exclusion ratio differs  between fixed and variable  annuity  payments.  When annuity payments  cease  because of the death of the  person  upon whose  life  payments  are based and,  as of the date of death,  the amount of annuity  payments  excluded from taxable  income by the  exclusion  ratio does not exceed the
"investment in the  contract,"  then the remaining  portion of unrecovered  investment is allowed as a deduction by the beneficiary in the tax year of such death.

Penalty  Tax on  Distributions:  Generally,  any  distribution  from an  annuity  not  used in  conjunction  with a
Qualified  Contract  (Qualified  Contracts are discussed  below) is subject to a penalty equal to 10% of the amount includible in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions  made on or after the death of the contract owner, or, if the owner is an entity,  the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled;
|X|      Distributions  which are part of a series of substantially  equal periodic  payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary);
|X|      Distributions  of amounts  which are treated as  "investments  in the  contract"  made prior to August 14,
     1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the  termination  of a qualified  pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection  with a  tax-qualified  retirement arrangement)  are to be treated as one annuity  contract  when  determining  the taxation of  distributions  before annuitization.  We refer to these contracts as "related  contracts." In situations  involving  related contracts we believe  that the values  under such  contracts  and the  investment  in the  contracts  will be added  together to determine the proper taxation of a distribution  from any one contract  described under the section  "Distributions before  Annuitization."  Generally,  distributions  will be treated as coming  first  from  income on the  contract until all of the income on all such related  contracts is withdrawn,  and then as a return of the investment in the contract.  There is some  uncertainty  regarding  the  manner in which the  Internal  Revenue  Service  would  view related  contracts when one or more contracts are immediate  annuities or are contracts that have been  annuitized.
The Internal  Revenue  Service has not issued  guidance  clarifying  this issue as of the date of this  Prospectus.
You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding   "substantially  equal  periodic  payments":   (also  known  as  "72(t)"  or  "72(q)"
distributions)  Any  modification to a program of distributions  which are part of a series of substantially  equal periodic  payments  that occur before the later of the  taxpayer  reaching age 59 1/2or five (5) years from the first of such  payments will result in the  requirement  to pay the 10%  premature  distribution  penalty that would have been due had the  payments  been  treated  as  subject  to the 10%  premature  distribution  penalty  in the  years received,  plus  interest.  This  does not  apply  when  the  modification  is by  reason  of death or  disability.
American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on  Distributions"  for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity  payments under a contract  recognized as an immediate annuity  under state  insurance  law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the  exchanged  contract  were  contributed  or deemed to be  contributed  more than one year prior to the  annuity starting date under the immediate  annuity;  and (b) the annuity  payments under the immediate  annuity do not meet the requirements of any other exception to the 10% penalty.

Special  rules in relation to tax-free  exchanges  under  Section  1035:  Section 1035 of the Code permits  certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased through a tax-free exchange of a life insurance,  annuity or endowment  contract that was purchased prior to August
14, 1982, then any distributions other than as annuity payments will be considered to come:
|X|      First,  from the amount of  "investment  in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X|      Then,  from any "income on the  contract"  that is  attributable  to the purchase  payments  made prior to
       August 14, 1982 (including income on such original purchase payments after the exchange);
|X|      Then, from any remaining "income on the contract"; and
|X|      Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a  distribution  is equal to or less than the  remaining  investment in the contract made prior to August 14, 1982, such amounts are not included in taxable  income.  Further,  distributions  received that are  considered to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the
Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as  tax-free  1035  exchanges  of entire  contracts,  therefore avoiding  current  taxation  of any  gains  in the  contract  as well as the 10% IRS tax  penalty  on  pre-age  59 1/2 withdrawals.  The IRS has reserved the right to treat  transactions  it considers  abusive as  ineligible  for this favorable  partial 1035  exchange  treatment.  We do not know what  transactions  may be  considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations  after a partial exchange.  As of the date of this  prospectus,  we will treat a partial  surrender of this type  involving a  non-qualified  annuity contract as a "tax-free" exchange for future tax reporting  purposes,  except to the extent that we, as a reporting and  withholding  agent,  believe that we would be expected to deem the  transaction to be abusive.  However,  some insurance  companies  may not  recognize  these  partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as  subjecting  the taxable  portion of the distribution  to the 10% IRS early  distribution  penalty.  We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance  from the Internal  Revenue  Service as to whether a partial  exchange  from a life  insurance contract is eligible for  non-recognition  treatment  under  Section 1035 of the Code. We will continue to report a partial  surrender  of a life  insurance  policy as  subject  to current  taxation  to the  extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction for the  remaining  life  insurance  policy,  particularly  as to the  subsequent  methods  to be used to test  for compliance  under the Code for both the  definition of life  insurance and the  definition of a modified  endowment contract.

Special  Considerations for Purchasers of the Enhanced  Beneficiary  Protection  Optional Death Benefit:  As of the
date of this  Prospectus,  it is our  understanding  that the charges related to the optional Death Benefit are not subject to current  taxation and we will not report them as such.  However,  the IRS could take the  position  that these charges should be treated as partial  withdrawals  subject to current taxation to the extent of any gain and, if  applicable,  the 10% tax  penalty.  We reserve the right to report  charges for the optional  Death  Benefit as partial  withdrawals if we, as a reporting and withholding agent,  believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be  suitable as a funding  vehicle for various  types of  tax-qualified  retirement  plans.  We have provided  summaries  of the types of  tax-qualified  retirement  plans  with which we may issue an  Annuity.  These summaries  provide general  information  about the tax rules and are not intended to be complete  discussions.  The tax rules  regarding  qualified  plans are  complex.  These  rules may include  limitations  on  contributions  and restrictions on  distributions,  including  additional  taxation of  distributions  and additional  penalties.  The terms and conditions of the  tax-qualified  retirement plan may impose other  limitations and restrictions that are in  addition  to the  terms of the  Annuity.  The  application  of these  rules  depends  on  individual  facts and circumstances.  Before  purchasing an Annuity for use in a qualified plan, you should obtain  competent tax advice, both as to the tax treatment and  suitability  of such an  investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate Pension and  Profit-sharing  Plans:  Annuities may be used to fund employee benefits of various corporate pension and  profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including
401(k) plans.  Contributions  to such plans are not taxable to the employee until  distributions  are made from the retirement  plan.  The  Code  imposes  limitations  on the  amount  that  may be  contributed  and  the  timing  of distributions.  The tax treatment of distributions  is subject to special  provisions of the Code, and also depends on the  design  of the  specific  retirement  plan.  There  are  also  special  requirements  as to  participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of  retirement  plans  established  by  self-employed individuals  for  themselves  and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".
These plans are subject to most of the same types of limitations and requirements as retirement  plans  established by corporations.  However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section  403(b) of the Code, a tax  sheltered  annuity  ("TSA") is a contract into which  contributions  may be made by certain  qualifying  employers such as public schools and certain  charitable, educational and scientific  organizations  specified in Section 501(c)(3) for the benefit of their employees.  Such contributions  are not taxable to the employee until  distributions  are made from the TSA. The Code imposes limits on contributions, transfers and distributions.  Nondiscrimination requirements also apply.

-------------------------------------------------------------------------------------------------------------------
Under a TSA, you may be prohibited from taking  distributions from the contract  attributable to contributions made pursuant to a salary reduction agreement unless the distribution is made:
-------------------------------------------------------------------------------------------------------------------
|X|      After the participating employee attains age 59 1/2;
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
|X|      Upon separation from service, death or disability; or
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
|X|      In the case of financial hardship (subject to restrictions).
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-------------------------------------------------------------------------------------------------------------------

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental  and certain  other  tax  exempt  employers  for their  employees  may  invest in  annuity  contracts.  The Code  limits contributions and distributions,  and imposes  eligibility  requirements as well.  Contributions are not taxable to employees  until  distributed  from the plan.  However,  plan assets  remain the  property of the  employer and are subject to the claims of the employer's  general  creditors until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Programs  or "IRAs":  Section 408 of the Code allows  eligible  individuals  to maintain an individual  retirement  account or individual  retirement  annuity ("IRA").  IRAs are subject to limitations on the amount that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be  eligible  to  establish  an IRA and the time when  distributions  must  commence.  Further,  an Annuity  may be
established  with  "roll-over"   distributions  from  certain  tax-qualified  retirement  plans  and  maintain  the tax-deferred status of these amounts.

Roth  IRAs:  A form  of IRA is  also  available  called  a  "Roth  IRA".  Contributions  to a Roth  IRA are not tax
deductible.  However,  distributions  from a Roth IRA are free from Federal income taxes and are not subject to the
10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion  from a traditional  IRA was made and the  distribution  is made (a) once the  taxpayer  is age 59 1/2or older,  (b) upon the
                          ---
death or disability  of the  taxpayer,  or (c) for qualified  first-time  home buyer  expenses,  subject to certain limitations.  Distributions  from a Roth IRA that are not  "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth IRAs will  receive a special  disclosure  document,  which  describes  limitations  on eligibility,  contributions,  transferability  and  distributions.  It also  describes the  conditions  under which distributions  from IRAs and qualified plans may be rolled over or transferred into an IRA on a tax-deferred  basis and the conditions  under which  distributions  from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may establish  Simplified  Employee  Pensions or SEP
IRAs.  Employer  contributions  that may be made to  employee  SEP IRAs are  larger  than the  amounts  that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under Section 72 of the Code.  Under these rules,  a portion  of each  distribution  may be  excludable  from  income.  The  excludable  amount is the  proportion  of a distribution  representing  after-tax  contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a  distribution  from a Qualified  Contract made prior to age 59 1/2.  However,  the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent  to the death or  disability  of the taxpayer (for this purpose  disability is as defined in
     Section 72(m)(7) of the Code);
|X|      is part of a  series  of  substantially  equal  periodic  payments  to be paid not  less  frequently  than annually  for the  taxpayer's  life or life  expectancy  or for the joint  lives or life  expectancies  of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions  above which are followed by an asterisk (*) do not apply to IRAs.  Certain other  exceptions may be available.

Minimum  Distributions  after  age 70 1/2:  A  participant's  interest  in a  Qualified  Contract  must  generally  be distributed,  or begin to be  distributed,  by the  "required  beginning  date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.
      The retirement option is not available to IRAs.

The IRS has released  proposed  Treasury  regulations  containing  new Minimum  Distribution  rules.  Under the new rules,  the Minimum  Distribution  amount will be lower for the vast  majority  of  individuals.  The new rules are available,  at the option of the  individual,  for Minimum  Distributions  required  in the year 2001.  For Minimum
Distributions required in 2002 and beyond, the individual must utilize the new Minimum Distribution rules.

Under existing Minimum  Distribution  rules,  the  participant's  entire interest must be distributed  beginning no later than the  required  beginning  date over a period  which may not extend  beyond a maximum of the life or life expectancy of the participant (or the life  expectancies  of the owner and a designated  beneficiary).  Each annual distribution  must equal or exceed a "minimum  distribution  amount"  which is  determined  by dividing the account value by the  applicable  life  expectancy  or pursuant to an annuity  payout.  If the account  balance is used, it generally  is based upon the Account  Value as of the close of business  on the last day of the  previous  calendar year.

If the  participant  dies before  reaching his or her "required  beginning  date",  his or her entire interest must generally  be  distributed  within  five (5)  years of death.  However,  this  rule  will be  deemed  satisfied  if distributions  begin before the close of the calendar year following  death to a designated  beneficiary (or over a period not extending  beyond the life  expectancy  of the  beneficiary).  If the  Beneficiary  is the  individual's surviving  spouse,  distributions  may be  delayed  until  the  deceased  owner  would  have  attained  age 701/2. A surviving  spouse  would  also  have  the  option  to  assume  the IRA as his or her  own if he or she is the  sole designated  beneficiary.  If a  participant  dies  after  reaching  his or her  required  beginning  date or  after distributions  have  commenced,  the  individual's  interest must  generally be  distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

If the amount  distributed is less than the minimum required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed.

Under the new Minimum  Distribution  rules, a uniform life  expectancy  table will be utilized by all  participants except those with a spouse who is more than ten (10) years  younger  than the  participant.  In that case,  the new rules  permit the  participant  to utilize the actual  life  expectancies  of the  participant  and the spouse.  In addition,  the  designated  beneficiary  under  the new  rules  is not  determined  until  December  31 of the year following  the  year of the  participant's  death.  In most  cases,  the  beneficiary  may be  changed  during  the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may take  Minimum  Distributions  over  his/her  life  expectancy  or in a lump sum.  In the  absence  of a  designated beneficiary, the beneficiary may take a lump sum or distributions over five (5) years.

It is  important  to note that the new Minimum  Distribution  rules may not apply to certain  qualified  retirement plans (at this time), but currently generally apply to IRA's and 403(b)'s.

GENERAL TAX CONSIDERATIONS

Diversification:  Section 817(h) of the Code provides that a variable annuity  contract,  in order to qualify as an annuity,  must have an "adequately  diversified"  segregated asset account (including  investments in a mutual fund by the segregated asset account of insurance  companies).  If the  diversification  requirements under the Code are not met and the  annuity is not  treated as an annuity,  the  taxpayer  will be subject to income tax on the annual gain in the  contract.  The Treasury  Department's  regulations  prescribe  the  diversification  requirements  for variable  annuity  contracts.  We believe the  underlying  mutual fund  portfolios  should comply with the terms of these regulations.

Transfers  Between  Investment  Options:  Transfers  between  investment  options are not subject to taxation.  The
Treasury  Department may  promulgate  guidelines  under which a variable  annuity will not be treated as an annuity for tax purposes if persons with  ownership  rights have excessive  control over the  investments  underlying  such variable  annuity.  Such  guidelines  may or may not  address  the  number of  investment  options or the number of transfers between  investment  options offered under a variable  annuity.  It is not known whether such guidelines, if in fact  promulgated,  would have retroactive  effect. It is also not known what effect, if any, such guidelines may have on transfers  between the investment  options of the Annuity offered pursuant to this Prospectus.  We will take any  action,  including  modifications  to your  Annuity or the  Sub-accounts,  required  to comply  with such guidelines if promulgated.

Federal  Income Tax  Withholding:  Section 3405 of the Code  provides  for Federal  income tax  withholding  on the portion of a  distribution  which is  includible  in the gross  income of the  recipient.  Amounts  to be  withheld depend upon the nature of the  distribution.  However,  under most  circumstances a recipient may elect not to have income taxes withheld or have income taxes  withheld at a different  rate by filing a completed  election form with
us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject to automatic  20%  withholding  for Federal  income  taxes.  The  following  distributions  are not eligible  rollover distributions and not subject to 20% withholding::
|X|      any portion of a distribution paid as Minimum Distributions;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal  periodic  payments  for the life or life  expectancy  of the participant  in the  retirement  plan or the  life  or life  expectancy  of  such  participant  and his or her designated beneficiary under such plan;
|X|      distributions  that are part of a series of  substantial  periodic  payments  pursuant to Section 72(q) or
     72(t) of the Code; and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments and Pledges:  Any amount  received  directly or indirectly as a loan from, or any assignment or pledge  of any  portion  of the  value  of, an  annuity  before  annuity  payments  have  begun  are  treated  as a distribution  subject  to  taxation  under the  distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity  and while such  assignment  or pledge  remains in effect is treated as "income  on the  contract"  in the year in which it is earned.  For  annuities  not issued as  Qualified
Contracts,  the cost basis of the annuity is  increased by the amount of any  assignment  or pledge  includible  in gross  income.  The cost basis is not affected by any  repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other  than the  spouse of the owner (or  former  spouse  incident  to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under  the  Code  certain  taxes  may be due  when  all or part of an  annuity  is transferred  to, or a death benefit is paid to, an  individual  two or more  generations  younger than the contract holder.  These  generation-skipping  transfers  generally  include  those  subject  to  federal  estate or gift tax rules.  There is an  aggregate  $1 million  exemption  from taxes for all such  transfers.  We may be  required  to determine  whether a transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for  Contingent  Annuitants:  There may be  adverse  tax  consequences  if a  contingent  annuitant succeeds an annuitant  when the Annuity is owned by a trust that is neither tax exempt nor  qualifies for preferred treatment under certain sections of the Code. In general,  the Code is designed to prevent  indefinite  deferral of tax.  Continuing  the  benefit of tax  deferral  by naming one or more  contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax  deferral for an  indefinite  period.
Therefore,  adverse tax treatment may depend on the terms of the trust,  who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any  statements  and reports  required by applicable law or regulation to you at your last known address of record.  You should  therefore  give us prompt notice of any address  change.  We reserve the right,  to the extent permitted  by law  and  subject  to  your  prior  consent,  to  provide  any  prospectus,  prospectus  supplements, confirmations,  statements  and reports  required  by  applicable  law or  regulation  to you through our  Internet
Website at  http://www.americanskandia.com  or any other electronic means,  including diskettes or CD ROMs. We send a  confirmation  statement  to you  each  time a  transaction  is made  affecting  Account  Value,  such as  making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly  statements  detailing the activity  affecting your Annuity during the calendar quarter.  You may request additional  reports.  We reserve the right to charge up to $50 for each such  additional  report.  Instead of  immediately  confirming  transactions made pursuant to some type of periodic  transfer  program (such as a dollar cost  averaging  program) or a periodic
Purchase Payment program,  such as a salary reduction  arrangement,  we may confirm such  transactions in quarterly statements.  You should review the information in these statements carefully.

All errors or corrections  must be reported to us at our Office as soon as possible to assure proper  accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us  otherwise  within 10 days from the date you receive the  confirmation.  For  transactions  that are only confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 10 days from the date you  receive  the  quarterly  statement.  All  transactions  confirmed  immediately  or by  quarterly statement  are deemed  conclusive  after the  applicable  10-day  period.  We may also send an annual  report and a semi-annual report containing  applicable financial  statements,  as of December 31 and June 30,  respectively,  to
Owners or, with your prior consent,  make such documents available  electronically  through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in
Connecticut  with  licenses  in all 50 states and the  District of  Columbia.  American  Skandia is a  wholly-owned subsidiary  of  American  Skandia,  Inc.,  whose  ultimate  parent is Skandia  Insurance  Company  Ltd.,  a Swedish company.  American  Skandia  markets its products to  broker-dealers  and  financial  planners  through an internal field  marketing  staff.  In  addition,  American  Skandia  markets  through  and  in  conjunction  with  financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American  Skandia is in the business of issuing variable  annuity and variable life insurance  contracts.  American
Skandia currently offers the following  products:  (a) flexible premium deferred annuities and single premium fixed deferred  annuities  that are  registered  with the SEC; (b) certain other fixed  deferred  annuities  that are not registered with the SEC; (c) certain group variable  annuities that are exempt from  registration with the SEC that serve as funding  vehicles for various types of qualified  pension and profit sharing  plans;  (d) a single premium variable life insurance  policy that is registered with the SEC; and (e) a flexible  premium life insurance  policy that is registered with the SEC.

WHAT ARE SEPARATE ACCOUNTS?
The assets  supporting  our  obligations  under the  Annuities  may be held in various  accounts,  depending on the obligation  being supported.  In the accumulation  period,  assets  supporting  Account Values are held in separate accounts  established  under  the laws of the  State of  Connecticut.  We are the  legal  owner  of  assets  in the separate  accounts.  In the payout phase,  assets  supporting  fixed annuity  payments and any  adjustable  annuity payments we make  available  are held in our general  account.  Income,  gains and losses from assets  allocated to these  separate  accounts are credited to or charged  against each such separate  account  without  regard to other income,  gains or losses of American  Skandia or of any other of our  separate  accounts.  These assets may only be charged  with  liabilities  which  arise from the  annuity  contracts  issued by American  Skandia  Life  Assurance
Corporation.  The  amount  of our  obligation  in  relation  to  allocations  to the  Sub-accounts  is based on the investment  performance  of such  Sub-accounts.  However,  the  obligations  themselves  are our general  corporate obligations.

Separate Account B
During the accumulation  period, the assets supporting  obligations based on allocations to the variable investment options are held in Class 1 Sub-accounts of American  Skandia Life Assurance  Corporation  Variable Account B, also referred to as  "Separate  Account B".  Separate  Account B consists  of  multiple  Sub-accounts.  The name of each
Sub-account  generally  corresponds  to the name of the underlying  Portfolio.  The names of each  Sub-account  are shown  in  the  Statement  of  Additional  Information.  Separate  Account  B was  established  by us  pursuant  to
Connecticut  law.  Separate  Account B also holds assets of other  annuities  issued by us with values and benefits that vary  according to the investment  performance of Separate  Account B. The  Sub-accounts  offered  pursuant to this  Prospectus  are all Class 1  Sub-accounts  of  Separate  Account B. Each class of  Sub-accounts  in  Separate
Account  B has a  different  level  of  charges  assessed  against  such  Sub-accounts.  You will  find  additional information about these underlying mutual funds and portfolios in the prospectuses for such funds.

Separate Account B is registered with the SEC under the Investment  Company Act of 1940 ("Investment  Company Act")
as a unit investment  trust,  which is a type of investment  company.  This does not involve any supervision by the
SEC of the investment  policies,  management or practices of Separate Account B. Each  Sub-account  invests only in a single mutual fund or mutual fund portfolio.

We  reserve  the  right  to  make  changes  to  the  Sub-accounts  available  under  the  Annuity  as we  determine appropriate.  We may  offer  new  Sub-accounts,  eliminate  Sub-accounts,  or  combine  Sub-accounts  at  our  sole discretion.  We may also close  Sub-accounts  to  additional  Purchase  Payments on existing  Annuity  contracts or close  Sub-accounts  for Annuities  purchased on or after  specified  dates.  We may also  substitute an underlying mutual fund or  portfolio  of an  underlying  mutual fund for another  underlying  mutual fund or  portfolio  of an underlying  mutual fund,  subject to our receipt of any  exemptive  relief that we are required to obtain under the
Investment  Company Act of 1940. We will notify Owners of changes we make to the  Sub-accounts  available under the
Annuity.

Values and benefits  based on  allocations to the  Sub-accounts  will vary with the  investment  performance of the underlying  mutual funds or fund  portfolios,  as  applicable.  We do not guarantee the  investment  results of any
Sub-account.  Your Account  Value  allocated  to the  Sub-accounts  may  increase or decrease.  You bear the entire investment risk.

Separate Account D
During the accumulation  period,  assets supporting our obligations based on Fixed Allocations are held in American
Skandia Life Assurance  Corporation  Separate  Account D, also referred to as Separate  Account D. Such obligations are  based on the  fixed  interest  rates we credit to Fixed  Allocations  and the  terms of the  Annuities.  These obligations do not depend on the investment  performance  of the assets in Separate  Account D. Separate  Account D was established by us pursuant to Connecticut law.

There are no units in  Separate  Account  D. The Fixed  Allocations  are  guaranteed  by our  general  account.  An
Annuity  Owner who allocates a portion of their Account  Value to Separate  Account D does not  participate  in the investment  gain or loss on assets  maintained  in Separate  Account D. Such gain or loss accrues  solely to us. We retain  the risk that the  value of the  assets  in  Separate  Account  D may drop  below  the  reserves  and other liabilities  we must  maintain.  Should the value of the assets in  Separate  Account D drop below the  reserve and other  liabilities we must maintain in relation to the annuities  supported by such assets, we will transfer assets from our general  account to  Separate  Account D to make up the  difference.  We have the right to transfer to our general  account any assets of Separate  Account D in excess of such  reserves and other  liabilities.  We maintain assets in Separate Account D supporting a number of annuities we offer.

We have sole discretion over the investment  managers  retained to manage the assets maintained in Separate Account
D. Each manager we employ is  responsible  for  investment  management of a different  portion of Separate  Account
D. From time to time  additional  investment  managers  may be  employed  or  investment  managers  may cease being employed.  We are under no obligation to employ or continue to employ any investment manager(s).

We are not  obligated  to invest  according  to  specific  guidelines  or  strategies  except as may be required by
Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each  underlying  mutual fund is  registered as an open-end  management  investment  company  under the  Investment
Company Act.  Shares of the  underlying  mutual fund  portfolios  are sold to separate  accounts of life  insurance companies  offering  variable  annuity and variable life insurance  products.  The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the  underlying  mutual funds in which the  Sub-accounts  invest.  However, under SEC rules,  you have  voting  rights in relation  to Account  Value  maintained  in the  Sub-accounts.  If an underlying  mutual fund portfolio  requests a vote of shareholders,  we will vote our shares in the manner directed by Owners with Account Value  allocated to that  Sub-account.  Owners have the right to vote an amount equal to the number of shares  attributable  to their  contracts.  If we do not  receive  voting  instructions  in  relation  to certain  shares,  we will vote  those  shares in the same  manner  and  proportion  as the shares for which we have received  instructions.  We will furnish  those  Owners who have Account  Value  allocated to a  Sub-account  whose underlying  mutual fund  portfolio has  requested a "proxy" vote with the necessary  forms to provide us with their instructions.  Generally,  you will be asked to provide  instructions  for us to vote on matters such as changes in a fundamental  investment  strategy,  adoption of a new investment advisory  agreement,  or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American  Skandia Trust (the "Trust") has obtained an exemption from the Securities  and Exchange  Commission  that permits its investment adviser, American Skandia Investment Services,  Incorporated ("ASISI"),  subject to approval by the Board of Trustees of the Trust, to change  sub-advisors  for a Portfolio and to enter into new  sub-advisory agreements,  without  obtaining  shareholder  approval  of  the  changes.  This  exemption  (which  is  similar  to exemptions  granted to other investment  companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient  supervision and management of the  sub-advisors  by ASISI and the Trustees.  The Trust is required,  under the terms of the exemption,  to provide  certain  information to  shareholders  following these types of changes.

Material Conflicts
It is possible  that  differences  may occur  between  companies  that offer  shares of an  underlying  mutual fund portfolio to their  respective  separate  accounts  issuing  variable  annuities  and/or  variable  life  insurance products.  Differences may also occur  surrounding the offering of an underlying  mutual fund portfolio to variable life  insurance  policies  and  variable  annuity  contracts  that we offer.  Under  certain  circumstances,  these differences  could be considered  "material  conflicts,"  in which case we would take  necessary  action to protect persons with voting  rights under our variable  annuity  contracts  and variable life  insurance  policies  against persons  with  voting  rights  under  other  insurance  companies'  variable  insurance  products.  If a  "material conflict" were to arise between owners of variable  annuity  contracts and variable life insurance  policies issued by us we would take  necessary  action to treat  such  persons  equitably  in  resolving  the  conflict.  "Material conflicts"  could arise due to  differences  in voting  instructions  between owners of variable life insurance and variable annuity contracts of the same or different companies.  We monitor any potential conflicts that may exist.

Service Fees Payable by Underlying Funds
American  Skandia or our affiliates  have entered into  agreements  with the  investment  adviser or distributor of many of the underlying Portfolios.  Under the terms of these agreements,  American Skandia provides  administrative and support  services to the  Portfolios  for which a fee is paid that is generally  based on a  percentage  of the average  assets  allocated to the  Portfolios  under the Annuity.  Any fees  payable  will be  consistent  with the services  rendered or the expected cost savings  resulting from the arrangement.  These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia  Marketing,  Incorporated  ("ASM"),  a wholly-owned  subsidiary of American Skandia,  Inc., is the distributor  and  principal  underwriter  of the  securities  offered  through  this  prospectus.  ASM  acts as the distributor  of a number of annuity  and life  insurance  products  we offer and both  American  Skandia  Trust and
American  Skandia  Advisor  Funds,  Inc.,  a  family  of  retail  mutual  funds.  ASM also  acts as an  introducing broker-dealer  through which it receives a portion of brokerage  commissions in connection with purchases and sales of  securities  held by portfolios of American  Skandia  Trust which are offered as underlying  investment  options under the Annuity.

ASM's  principal  business  address is One  Corporate  Drive,  Shelton,  Connecticut  06484.  ASM is  registered as broker-dealer  under  the  Securities  Exchange  Act of 1934  ("Exchange  Act")  and is a  member  of the  National
Association of Securities Dealers, Inc. ("NASD").

The  Annuity  is  offered  on a  continuous  basis.  ASM  enters  into  distribution  agreements  with  independent broker-dealers  who are  registered  under the  Exchange Act and with  entities  that may offer the Annuity but are exempt from  registration.  Applications  for the Annuity are  solicited  by  registered  representatives  of those firms.  Such  representatives  will also be our appointed  insurance agents under state insurance law. In addition,
ASM may offer the Annuity directly to potential purchasers.

Compensation  is paid to  firms  on  sales  of the  Annuity  according  to one or more  schedules.  The  individual representative  will receive a portion of the  compensation,  depending  on the practice of the firm.  Compensation may be payable based on a percentage of Purchase  Payments made, up to a maximum of 1.0%.  Ongoing  compensation of up to 1.25%  per year of the  Account  Value  is also  payable.  We may also  provide  compensation  for  providing ongoing  service to you in relation to the  Annuity.  Commissions  and other  compensation  paid in relation to the
Annuity do not result in any additional charge to you or to the Separate Account.

In addition,  firms may receive separate  compensation or reimbursement for, among other things,  training of sales personnel,  marketing  or  other  services  they  provide  to us or  our  affiliates.  We or  ASM  may  enter  into compensation  arrangements  with certain firms.  These  arrangements will not be offered to all firms and the terms of such  arrangements  may  differ  between  firms.  Any such  compensation  will be paid by us or ASM and will not result in any  additional  charge to you.  To the  extent  permitted  by NASD rules and other  applicable  laws and regulations,  ASM may  pay or  allow  other  promotional  incentives  or  payments  in the  form  of cash or  other compensation.

Advertising:  We may advertise certain  information  regarding the performance of the investment  options.  Details on how we calculate  performance for the  Sub-accounts are found in the Statement of Additional  Information.  This information may help you review the  performance of the investment  options and provide a basis for comparison with other  annuities.  It may be less useful when  comparing  the  performance  of the  investment  options  with other savings or investment  vehicles.  Such other investments may not provide some of the benefits of annuities,  or may not be designed for long-term  investment  purposes.  Additionally other savings or investment  vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

We may  advertise  the  performance  of the  underlying  mutual  fund  portfolios  in the  form of  "Standard"  and
"Non-standard"  Total Returns.  "Standard  Total Return"  figures assume that all charges and fees are  applicable.
"Non-standard  Total  Return"  figures  may be used that do not reflect all fees and  charges.  Non-standard  Total
Returns are calculated in the same manner as standardized  returns.  Standard and  Non-standard  Total Returns will not reflect  charges that apply to either  Optional Death Benefit.  Non-standard  Total Returns must be accompanied by Standard Total Returns.

Performance  information  on the  Sub-accounts  is  based on past  performance  only  and is not an  indication  or representation  of future  performance.  Performance of the  Sub-accounts  is not fixed.  Actual  performance  will depend on the type,  quality and, for some of the  Sub-accounts,  the  maturities  of the  investments  held by the underlying  mutual funds or portfolios  and upon  prevailing  market  conditions and the response of the underlying mutual  funds  to such  conditions.  Actual  performance  will  also  depend  on  changes  in the  expenses  of the underlying  mutual funds or portfolios.  Such changes are reflected,  in turn, in the Sub-accounts  which invest in such underlying  mutual fund or portfolio.  In addition,  the amount of charges  assessed  against each Sub-account will affect performance.

Some of the underlying  mutual fund portfolios  existed prior to the inception of these  Sub-accounts.  Performance quoted in advertising  regarding such  Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial  offering of the Annuities,  or periods during which the underlying  mutual fund portfolios have been in existence,  but the  Sub-accounts  have not. Such  hypothetical  historical  performance is calculated  using  the  same  assumptions  employed  in  calculating  actual  performance  since  inception  of the
Sub-accounts.  Hypothetical  historical performance of the underlying mutual fund portfolios prior to the existence of the Sub-accounts may only be presented as Non-Standard Total Returns.

The information we may advertise  regarding the Fixed  Allocations  may include the then current  interest rates we are  crediting to new Fixed  Allocations.  Information  on current  rates will be as of the date  specified in such advertisement.  Rates will be included in  advertisements  to the extent  permitted  by law.  Given that the actual rates  applicable  to any Fixed  Allocation  are as of the date of any such  Fixed  Allocation's  Guarantee  Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements  we distribute may also compare the  performance  of our  Sub-accounts  with: (a) certain  unmanaged market  indices,  including  but not limited to the Dow Jones  Industrial  Average,  the Standard & Poor's 500, the
NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell  non-U.S.  Universal Mean, the Morgan Stanley Capital
International Index of Europe,  Asia and Far East Funds, and the Morgan Stanley Capital  International World Index;
and/or (b) other  management  investment  companies  with  investment  objectives  similar  to the  mutual  fund or portfolio  underlying  the  Sub-accounts  being  compared.  This may include the  performance  ranking  assigned by various  publications,  including but not limited to the Wall Street Journal,  Forbes,  Fortune,  Money,  Barron's,
Business Week, USA Today and statistical  services,  including but not limited to Lipper Analytical Services Mutual
Funds  Survey,  Lipper  Annuity  and Closed End Survey,  the  Variable  Annuity  Research  Data  Survey,  SEI,  the
Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American  Skandia Life Assurance  Corporation  may advertise its rankings  and/or ratings by independent  financial ratings  services.  Such rankings may help you in  evaluating  our ability to meet our  obligations  in relation to
Fixed  Allocations,  pay minimum death benefits,  pay annuity payments or administer  Annuities.  Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION
A Statement of Additional  Information is available from us without  charge upon your request.  This  Prospectus is part of the  registration  statement we filed with the SEC regarding  this offering.  Additional  information on us and this offering is available in those  registration  statements and the exhibits  thereto.  You may obtain copies of these  materials  at the  prescribed  rates from the SEC's  Public  Reference  Section,  450 Fifth  Street N.W.,
Washington,  D.C., 20549. You may inspect and copy those registration  statements and exhibits thereto at the SEC's public  reference  facilities at the above address,  Room 1024, and at the SEC's  Regional  Offices,  7 World Trade
Center,  New York, NY, and the Everett McKinley Dirksen  Building,  219 South Dearborn Street,  Chicago,  IL. These
documents,  as well as  documents  incorporated  by  reference,  may also be obtained  through  the SEC's  Internet
Website  (http://www.sec.gov)  for  this  registration  statement  as  well  as for  other  registrants  that  file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the  extent  and only to the  extent  that any  statement  in a document  incorporated  by  reference  into this
Prospectus  is  modified or  superseded  by a statement  in this  Prospectus  or in a  later-filed  document,  such statement is hereby deemed so modified or  superseded  and not part of this  Prospectus.  The Annual Report on Form
10-K for the year ended  December 31, 2000  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will  furnish  you  without  charge a copy of any or all of the  documents  incorporated  by  reference  in this
Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our  Customer  Service  Team at  1-800-680-8920  or our  automated  telephone  access and response system (STARS) at 1-800-766-4530
|X|      writing to us at American Skandia Life Assurance  Corporation,  Attention:  Stagecoach  Annuity,  P.O. Box
       7038, Bridgeport, Connecticut 06601-7038
|X|      sending  an  email  to   customerservice@americanskandia.com   or  visiting   our   Internet   Website  at
       www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain  account  information  through our automated  telephone  access and response  system  (STARS) and at
www.americanskandia.com,  our Internet  Website.  Our Customer  Service  representatives  are also available during business hours to provide you with information  about your account.  You can request certain  transactions  through our telephone voice response system,  our Internet Website or through a customer  service  representative.  You can provide  authorization for a third party,  including your  attorney-in-fact  acting pursuant to a power of attorney or a  financial  professional,  to access  your  account  information  and  perform  certain  transactions  on your account.  You will need to complete a form  provided by us which  identifies  those  transactions  that you wish to authorize via telephonic  and electronic  means and whether you wish to authorize a third party to perform any such transactions.  We  require  that  you or  your  representative  provide  proper  identification  before  performing transactions  over the  telephone  or through our  Internet  Website.  This may  include a Personal  Identification
Number  (PIN) that will be  provided  to you upon issue of your  Annuity or you may  establish  or change  your PIN through our automated  telephone  access and response system (STARS) and at  www.americanskandia.com,  our Internet
Website.  Any third party that you authorize to perform  financial  transactions on your account will be assigned a
PIN for your account.

Transactions  requested  via telephone are  recorded.  To the extent  permitted by law, we will not be  responsible for any claims,  loss,  liability  or expense in  connection  with a  transaction  requested  by telephone or other electronic means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your Annuity using  verification  methods which may include a request for your Social  Security  number,  PIN or other form of  electronic  identification.  We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American  Skandia does not guarantee  access to telephonic  and  electronic  information or that we will be able to accept  transaction  instructions  via the telephone or electronic  means at all times.  American  Skandia reserves the right to limit, restrict or terminate telephonic and electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 (the "Securities Act") may be
permitted to directors,  officers or persons controlling the registrant pursuant to the foregoing  provisions,  the registrant  has been  informed  that in the opinion of the SEC such  indemnification  is against  public  policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  neither we nor ASM were  involved in any  litigation  outside of the  ordinary course of business, and know of no material claims.

EXECUTIVE OFFICERS AND DIRECTORS
Our executive officers,  directors and certain significant  employees,  their ages, positions with us and principal occupations  are indicated  below.  The  immediately  preceding work  experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation
---                                                           --------------------------                        --------------------

Patricia J. Abram                                             Senior Vice President                           Senior Vice President:
49                                                            and Director (since September, 2000)                 American Skandia
                                                                                                             Marketing, Incorporated

Ms. Abram joined us in 1998. She previously  held the position of Senior Vice President,  Chief  Marketing  Officer
with Mutual Service Corporation.  Ms. Abram was employed there since 1982.

Lori Allen                                                    Vice President                                         Vice President:
31                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Robert M. Arena                                               Vice President                                         Vice President:
32                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Gordon C. Boronow                                             Deputy Chief Executive Officer         Deputy Chief Executive Officer:
48                                                            and Director (since July, 1991)                  American Skandia Life
                                                                                                               Assurance Corporation

Robert W. Brinkman                                            Senior Vice President                           Senior Vice President:
36                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Malcolm M. Campbell                                           Director (since July, 1991)                 Director of Operations and
45                                                                                                     Chief Actuary, Assurance and
                                                                                                        Financial Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Carl Cavaliere                                                Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Cavaliere  joined us in 1998.  He  previously  held the position of Director of  Operations  with Aetna,  Inc.
since 1989.

Y.K. Chan                                                     Senior Vice President                            Senior Vice President
43                                                            and Director (since September, 2000)    and Chief Information Officer:
                                                                                                        American Skandia Information
                                                                                                 Services and Technology Corporation

Mr. Chan  joined us in 1999.  He  previously  held the  position of Chief  Information  Officer  with E.M.  Warburg
Pincus  from  January  1995  until  April  1999 and the  position  of Vice  President,  Client  Server  Application
Development with Scudder, Stevens and Clark from January 1991 until January 1995.

Lucinda C. Ciccarello                                         Vice President                                         Vice President:
42                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Ciccarello  joined us in 1997. She previously  held the position of Assistant Vice President with Phoenix Duff
& Phelps since 1984.

Lincoln R. Collins                                            Senior Vice President                           Senior Vice President:
40                                                            Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

Tim Cronin                                                    Vice President                                         Vice President:
35                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Cronin  joined us in 1998. He previously  held the position of  Manager/Client  Investor with Columbia  Circle
Investors since 1995.

Harold Darak                                                  Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Darak joined us in 1999. He previously  held the position of  Consultant/Senior  Manager with Deloitte & Touche since  1998 and the  positions  of Second  Vice  President  with The  Guardian  since 1996 and The  Travelers  from
October, 1982 until December, 1995.

Wade A. Dokken                                                President and Chief Executive Officer                    President and
41                                                            and Chairman of the Board                     Chief Executive Officer:
                                                                                                              American Skandia, Inc.

Elaine C. Forsyth                                             Vice President                                         Vice President:
39                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Larisa Gromyko                                                Director, Insurance Compliance         Director, Insurance Compliance:
54                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Maureen Gulick                                                Director, Business Operations           Director, Business Operations:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ian Kennedy                                                   Senior Vice President                           Senior Vice President:
53                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mr. Ian  Kennedy  joined us in 1998.  He  previously  was  self-employed  since 1996 and held the  position of Vice
President, Customer Service with SunLife of Canada from September, 1968 to August, 1995.

N. David Kuperstock                                           Vice President                                         Vice President:
49                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Robert K. Leach                                               Vice President and                                     Vice President,
46                                                            Chief Actuary                                           Chief Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Robert K. Leach joined us in 2000.  He previously  was employed in the U.S.  Retirement  Products and Services
Division of Sun Life of Canada and held the position of Vice President, Finance and Product.

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
48                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since October, 1994)         Director - Marketing and Sales,
46                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Senior Vice President,                          Senior Vice President,
39                                                            Treasurer and                                            Treasurer and
                                                              Corporate Controller                             Corporate Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Michael A. Murray                                             Senior Vice President                           Senior Vice President:
32                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Polly Rae                                                     Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Rebecca Ray                                                   Vice President                                  Senior Vice President:
45                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Ms. Ray joined us in 1999. She previously  held the position of First Vice  President  with  Prudential  Securities since 1997 and Vice President with Merrill Lynch since 1995.

Rodney D. Runestad                                            Vice President                                         Vice President:
51                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Hayward L. Sawyer                                             Senior Vice President                           Senior Vice President:
56                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Lisa Shambelan                                                Vice President                                         Vice President:
35                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Karen Stockla                                                 Vice President                                         Vice President:
34                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ms.  Stockla  joined us in 1998.  She  previously  held the  position  of  Manager,  Application  Development  with
Citizens  Utilities  Company since 1996 and HRIS Tech Support  Representative  with Yale New Haven  Hospital  since
1993.

William H. Strong                                             Vice President                                         Vice President:
57                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Strong joined us in 1997. He previously  held the position of Vice  President with American  Financial  Systems from June 1994 to October  1997 and the  position of Actuary  with  Connecticut  Mutual Life from June 1965 to June
1994.

Guy Sullivan                                                  Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Sullivan  joined us in 2000. He previously  held the positions of Managing  Director,  Wholesale  Distribution with  Allmerica  Financial  Services  since 1999 and Managing  Director and Member of the Executive  Committee with
Putnam Investments since 1995.

Leslie S. Sutherland                                          Vice President                                         Vice President:
47                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Amanda C. Sutyak                                              Vice President                                         Vice President:
43                                                            Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Christian W. Thwaites                                         Senior Vice President                           Senior Vice President:
43                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mary Toumpas                                                  Vice President                                      Vice President and
49                                                                                                              Compliance Director:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Toumpas  joined  us in 1997.  She  previously  held the  position  of  Assistant  Vice  President  with  Chubb
Life/Chubb Securities since 1973.

Bayard F. Tracy                                               Senior Vice President and                       Senior Vice President:
53                                                            Director (since September, 1994)                      American Skandia
                                                                                                             Marketing, Incorporated

Deborah G. Ullman                                             Senior Vice President                           Senior Vice President:
46                                                            and Director (since September, 2000)             American Skandia Life
                                                                                                               Assurance Corporation

Ms. Ullman joined us in 1998.  She previously held the position of Vice President with Aetna, Inc. since 1977.

Jeffrey M. Ulness                                             Vice President                                         Vice President:
40                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Kirk Wickman                                                  General Counsel                                       General Counsel:
44                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Wickman joined us in 2001. He previously  held the position of Senior Vice President and General  Counsel with
Aetna Financial Services since 1992.

Brett M. Winson                                               Senior Vice President and                       Senior Vice President:
45                                                            Director (since March 2000)                     American Skandia, Inc.

Mr.  Winson  joined us in 1998. He previously  held the position of Senior Vice  President  with Sakura Bank,  Ltd.
since 1990.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|      American Skandia Life Assurance Corporation
|X|      American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)
|X|      American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|      Current and Effective Yield
|X|      Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|      How We Calculate the Market Value Adjustment

General Information
|X|      Voting Rights
|X|      Modification
|X|      Deferral of Transactions
|X|      Misstatement of Age or Sex
|X|      Ending the Offer

Independent Auditors

Legal Experts

Financial Statements
|X|      Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

                             APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the Company:

(in thousands)                                                            For the Year Ended December 31,
                                                         2000           1999           1998            1997           1996
                                                         ----           ----           ----            ----           ----
STATEMENT OF OPERATIONS DATA
----------------------------

Revenues:
Annuity and life insurance charges and fees*         $424,578        $289,989         $186,211       $121,158        $69,780

Fee income
                                                     130,610           83,243           50,839         27,593         16,420
Net investment income
                                                      11,656           10,441           11,130          8,181          1,586
Premium income and other revenues
                                                       4,778            3,688            1,360          1,082            265
                                                       -----            -----            -----          -----            ---

Total revenues                                     $ 571,622        $ 387,361        $ 249,540       $ 158,014      $ 88,051
                                                      ======        =========          =======        =========    ============

Benefits and Expenses:
Annuity and life insurance benefits                   $  751            $ 612            $ 558        $  2,033        $  613

Change in annuity and life insurance                  45,018            3,078            1,053              37           635
   policy reserves

Cost of minimum death benefit reinsurance                  -            2,945            5,144           4,545         2,867

Return credited to contractowners
                                                       9,046           (1,639)          (8,930)         (2,018)          673
Underwriting, acquisition and other insurance
   expenses
                                                     335,213          206,350          167,790          90,496        49,887

Interest expense                                      85,998           69,502           41,004          24,895        10,791
                                                     ---------     ---------       ---------      ---------       ------------

Total benefits and expenses                        $ 476,026    $     280,848    $     206,619   $     119,988   $    65,466
                                                     ======        =============   =============  =============   ===========

Income tax expense (benefit)                       $  30,779    $      30,344    $       8,154   $      10,478   $    (4,038)
                                                     ========      ==============  ==========     ==============  =

Net income                                         $  64,817    $      76,169    $      34,767   $      27,548   $    26,623
                                                     ========      ========        ========       ==============  ===========

STATEMENT OF FINANCIAL CONDITION DATA
-------------------------------------

Total Assets                                         $31,702,705   $30,881,579     $18,848,273    $12,894,290     $8,268,696
                                                     ===========   ===========     ===========    ===========     ==========

Future fees payable to parent                        $   934,410   $   576,034     $   368,978    $   233,034     $   47,112
                                                     ======        =============   =============  =============   ============

Surplus Notes                                        $  159,000    $   179,000     $   193,000    $   213,000     $  213,000
                                                     ==========     =============   ==========      =============   ===========

Shareholder's Equity                                 $  496,911    $   359,434     $   250,417    $   184,421     $   126,345
                                                     ======        =============   ======         =============   ===========

*    On annuity and life insurance  sales of $8,216,167,  $6,862,968,  $4,159,662,  $3,697,990,  and $2,795,114  during the years ended December 31, 2000, 1999, 1998, 1997, and 1996,  respectively,  with contractowner  assets under management of $29,751,822,  $29,396,693,  $17,854,761,  $12,119,191, and $7,764,891 as of December 31, 2000, 1999, 1998, 1997 and
     1996, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations  should be read in  conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Management's  Discussion and Analysis of Financial Condition and Results of Operations  contains certain  forward-looking statements  pursuant to the Private  Securities  Litigation  Reform Act of 1995.  These  forward-looking  statements  are based on estimates and assumptions  that involve certain risks and  uncertainties,  therefore actual results could differ materially  due to factors not  currently  known.  These factors  include  significant  changes in financial  markets and other economic and business conditions, state and federal legislation and regulation, ownership and competition.

 Results of Operations
 ---------------------

 Annuity and life  insurance  sales  increased 20% in 2000 to  $8,216,167,000  as compared to 65% in 1999.  Overall sales growth in 2000 was driven by  significant  sales  volume in the first  quarter of 2000 due to the  strong  equity  market performance.  However,  the decline in the equity markets during the remainder of the year  negatively  impacted sales as the first quarter growth rate was not sustained.  The Company  continues to focus on increasing sales through  innovative product  development  activities,  the  recruitment  and retention of top producers,  high quality  customer  service and improvements in web-based technology.  All three major distribution channels achieved sales growth in 2000.

 Average assets under management totaled  $31,413,809,000 in 2000 and  $21,984,759,000 in 1999,  representing an increase of 43%. As a result of the growth in sales and average assets under  management,  annuity and life insurance  charges and fees  increased 46% in 2000 and 56% in 1999.  Fee income  generated  from transfer  agency-type  and  investment  support activities increased 57% in 2000 and 64% in 1999.

Net  investment  income  increased 12% in 2000  compared to 1999 and decreased 6% in 1999 compared to 1998.  The increase in 2000 is primarily due to a higher level of  investments,  partially  offset by $6,939,000 of  amortization of premiums paid on derivative  instruments.  The decrease in 1999 was primarily  the result of  $1,036,000  of  amortization  of the premium paid on a derivative  instrument  purchased  during 1999. See Note 2D to the  consolidated  financial  statements for information  related to derivative  instruments  used to hedge the guaranteed  minimum death benefit ("GMDB") reserve fluctuations.  Excluding the derivative  amortization,  net investment  income  increased 62% in 2000 and increased 3% in
1999 as a result of increased bond holdings that support the Company's risk-based capital objectives.

 Premium income  represents  premiums  earned on the sale of ancillary  contracts  such as immediate  annuities with life contingencies,  supplementary  contracts with life contingencies and certain life insurance products.  Increased sales of these  products led to an increase in premium  income in 2000.  The increase in 2000 and 1999 was primarily due to higher sales of  supplementary  contracts.  Management  expects  supplementary  contracts to grow over time with the maturing of core business lines.

Net  realized  investment  losses  totaled  $688,000 in 2000,  compared to gains of $578,000 in 1999 and $99,000 in 1998.
The  change  from  1999 to 2000 is  primarily  due to  realized  losses  on sales of  securities  in the  fixed  maturity portfolio.  These losses were  partially  offset by realized  gains on sales of fixed  maturities  and mutual funds.  The increase in realized gains in 1999 compared to 1998 is due to higher gains on sales of mutual fund investments.

 The change in annuity policy reserves  includes changes in reserves related to annuity contracts with mortality risks as well as the Company's GMDB liability.  In 2000,  equity markets  declined and the underlying  fund  performance was lower than the prior year. In contrast,  the equity markets and  underlying  fund  performance  were up  significantly  in 1999 compared to 1998.  The  combination  of these events  resulted in an increase in GMDB  reserves of  $39,866,000  in 2000.
This compares to an increase in GMDB reserves of $2,323,000 in 1999.

 In 1999,  the Company began to develop a program  utilizing  equity put options to manage the risks embedded in the GMDB in annuity contracts that would result from significant  declines in the equity markets.  Prior to the  implementation of the hedge strategies  utilizing equity put options,  the Company had reinsured  substantially  all of its exposure on the
GMDB  liability.  The  reinsurance  was  terminated  during the second  quarter of 1999 as the  reinsurer had exited this market.

 Return credited to contractowners  consists of revenues on the variable and market value adjusted annuities and variable life  insurance,  offset by the benefit  payments  and  changes in  reserves  required  on this  business.  Market  value adjusted  annuity  activity has the largest  impact on this benefit.  In 2000 and 1999, the Separate  Account  investment returns on the market  value  adjusted  annuities  were less than the expected  returns as  calculated  in the  reserves, contributing to the significant  increase in the return credited to contractholders  benefit.  In addition,  this benefit increased as a result of the  amortization  of unearned  Performance  Advantage  target value  credits,  which  increased
$6,826,000  in 2000 over  1999.  Other  significant  contributors  to the  change  from 1999 to 2000  include  guaranteed minimum death benefit  payments on variable  annuities which were driven up due to the market declines in 2000 as well as increased  costs  associated with processing of backdated  financial  transactions.  These increased costs were partially offset by a 2000 experience refund on certain reinsurance treaties in the amount of $4,339,000.

 Underwriting, acquisition and other insurance expenses for 2000, 1999 and 1998 were as follows:

                     (in thousands)                                  2000                 1999                1998
                                                                     ----                 ----                ----

   Commissions and purchase credits                              $ 393,494            $ 358,279           $ 201,008

   General operating expenses                                      252,206              214,269             141,586

   Acquisition costs deferred during the year                     (495,103)            (450,059)           (261,432)
   Acquisition costs amortized during the year                     184,616               83,861              86,628
                                                                   -------   -           ------   -          ------

   Net capitalization of deferred acquisition costs               (310,487)            (366,198)           (174,804)
                                                       -          ---------            ---------           ---------

   Underwriting, acquisition and other
        insurance expenses                                       $ 335,213            $ 206,350           $ 167,790
                                                                 =========            =========           =========

 Underwriting,  acquisition  and  other  insurance  expenses  increased  62%  and  23% in 2000  and  1999,  respectively.
 Increased  commissions  and  purchase  credits  reflect  the  increase  in sales  in both  2000  and  1999.  Significant investments  in new  product  development  and  internet-based  technology  contributed  to  general  operating  expense increases in both 2000 and 1999. The  amortization  of acquisition  costs  increased  substantially  in 2000 compared to
 1999 as the  associated  costs  from  record  sales in late  1999 and early  2000 were  recognized  in  accordance  with accounting principles generally accepted in the United States profit and expense recognition models.

 Interest expense increased  $16,496,000 in 2000 and $28,498,000 in 1999 as a result of additional  securitized financing transactions,  which  consist  of  the  transfer  of  rights  to  receive  future  fees  to the  Parent  ("securitization transactions").  In  addition,  the  Company  retired  surplus  notes on  December  10,  2000 and  December  31,  1999 of
$20,000,000  and  $14,000,000,  respectively.  Surplus  notes  outstanding  as of  December  31,  2000 and  1999  totaled
$159,000,000 and $179,000,000, respectively.

 The  effective  income  tax  rates  for the  years  ended  December  31,  2000,  1999 and 1998  were  32%,  28% and 19%, respectively.  The effective  rate is lower than the corporate  rate of 35% due to permanent  differences,  with the most significant item being the dividend  received  deduction.  Management  believes that based on the taxable income produced in the past two years,  as well as the continued  growth in annuity sales,  the Company will produce  sufficient  taxable income in future years to realize its deferred tax assets.

 The  Company  generated  net income  after tax of  $64,817,000,  $76,169,000  and  $34,767,000  in 2000,  1999 and 1998,
respectively.  Revenue  increases in 2000 were more than offset by higher  benefits and expenses  driven  primarily  from the  increase  in the  reserve  requirement  related  to the GMDB as a  result  of the  decline  in the  equity  markets.
Investments  in new product  development  and  technology  also  contributed  to the increase in expenses.  These factors resulted in the 15% decline in net income.  Net income  increased  119% in 1999 due to strong sales growth and  favorable market  conditions  which led to higher  asset-based  revenue.  The Company  considers  Mexico an emerging market and has invested in the Skandia Vida  operations with the expectation of generating  profits from long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of  $2,540,000,  $2,523,000  and  $2,514,000 for the years ended December 31, 2000, 1999 and 1998,  respectively.  The Company  expects to transfer  ownership of Skandia Vida to an upstream affiliate during 2001.

 On March 22, 2001, the Company announced that it will begin an aggressive  operating expense reduction program to better align its operating  infrastructure  with the current  investment  environment.  The planned moves include a reduction of approximately  150 positions,  representing  13% of the Company's  workforce,  reductions in the compensation and benefit programs and the curtailment of certain discretionary expenses.

 Total assets grew 3% in 2000  partially as a result of the modest  increase in separate  account  assets  reflecting the impact of strong  sales  which  were  almost  entirely  offset by the  decline  in  equity  markets.  Increased  deferred acquisition  costs also  contributed  to the  increase  in  assets.  Liabilities  grew 2% in 2000 due to higher  reserves required to support the increase in annuity and life insurance  business,  and increased  financing  activity  related to the transfer of rights to receive future fees and charges.

 Liquidity and Capital Resources
 -------------------------------

 The Company's liquidity requirement was met by cash from insurance operations,  investment  activities,  borrowings from
 ASI and the securitization transactions with ASI.

 The majority of the operating  cash outflow  resulted from the sale of variable  annuity and variable life products that carry a  contingent  deferred  sales  charge.  This type of product  causes a  temporary  cash strain in that 100% of the proceeds are invested in separate  accounts  supporting the product leaving a cash (but not capital) strain caused by the acquisition  cost for the new business.  This cash strain  required the Company to look beyond the cash made available by insurance  operations and  investments of the Company to financing in the form of surplus notes,  capital  contributions, securitization transactions and modified coinsurance reinsurance arrangements:

o        During 2000 and 1999, the Company  received  $69,000,000 and  $34,800,000,  respectively,  from ASI to support the capital  needs and  anticipated  growth in business  of its U.S.  operations.  In  addition,  the  Company  received
     $2,450,000 and $1,690,000 from ASI in 2000 and 1999, respectively, to support its investment in Skandia Vida.

o        Funds received from new  securitization  transactions  amounted to $476,288,000  in 2000 and  $265,710,000 in 1999
     (see Note 8 to the consolidated financial statements).

o        During  2000 and 1999,  the  Company  extended  its  reinsurance  agreements.  The Company  also  entered  into an agreement with SICL in 2000. The reinsurance  agreements are modified  coinsurance  arrangements where the reinsurer shares in the experience of a specific book of business.

 The  Company  expects  the  continued  use of  reinsurance  and  securitization  transactions  to fund the  cash  strain anticipated from the acquisition costs on the coming years' sales volume.

 As of December  31, 2000 and 1999,  shareholder's  equity  totaled  $496,911,000  and  $359,434,000,  respectively.  The increases  were  driven  by the  previously  mentioned  capital  contributions  received  from  ASI and net  income  from operations.

 The Company has long-term surplus notes and short-term borrowings with ASI.  No dividends have been paid to ASI.

 The  National  Association  of Insurance  Commissioners  ("NAIC")  requires  insurance  companies to report  information regarding  minimum  Risk  Based  Capital  ("RBC")  requirements.  These  requirements  are  intended  to allow  insurance regulators  to  identify  companies  that may need  regulatory  attention.  The RBC model  law  requires  that  insurance companies  apply various  factors to asset,  premium and reserve  items,  all of which have inherent  risks.  The formula includes  components  for asset risk,  insurance  risk,  interest rate risk and business  risk.  The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company  believes that it is well  positioned  to retain and enhance its position as a leading  provider of financial products for long-term  savings and  retirement  purposes as well as to address the economic  impact of premature  death, estate and business  planning  concerns and supplemental  retirement  needs.  The Company  continues to focus on offering innovative  long-term  savings and income products and providing  superior customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999  (the  Financial  Services  Modernization  Act)  permits  affiliation  among  banks,
securities  firms  and  insurance   companies.   This  legislative   change  has  created   opportunities  for  continued
consolidation  in the financial  services  industry and increased  competition as large  companies  offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company such as pension  reform,  capital gains and estate tax changes,  privacy  standards and internet  regulation.  Pension  reform may change  current tax deferral  rules and allow increased  contributions to retirement plans,  which may lead to higher  investments in tax-deferred  products and create growth  opportunities  for the  Company.  A  capital  gains tax  reduction  may cause  tax-deferred  products  to be less attractive to consumers,  which could adversely  impact the Company.  New privacy  standards and internet  regulation may impact the Company's  strategic  initiatives  especially  related to potential  partnerships  with  web-based  technology providers.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The  Company  is  subject  to  potential  fluctuations  in  earnings  and the fair  value of  certain  of its  assets and liabilities,  as well as  variations in expected cash flows due to changes in market  interest  rates and equity  prices.
The  following  discussion  focuses on specific  exposures  the Company  has to interest  rate and equity  price risk and describes  strategies used to manage these risks.  The discussion is limited to financial  instruments  subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

 Fluctuations in interest rates can potentially  impact the Company's  profitability  and cash flows. The Company has 97%
of assets held under  management that are in  non-guaranteed  Separate  Accounts for which the Company's  exposure is not significant  as the  contractowner  assumes  substantially  all the investment  risk. On the remaining 3% of assets,  the interest  rate risk from  contracts  that carry  interest rate exposure is managed  through an  asset/liability  matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

 At December 31, 2000, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest  rates.  These  securities  are held in support of the Company's  fixed  immediate  annuities,  supplementary contracts,  the fixed  components of variable life insurance  contracts,  and in support of the Company's target solvency capital.  The Company has a conservative  investment  philosophy  with regard to these  investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

 The Company's  deferred  annuity  products  offer a fixed option which  subjects the Company to interest rate risk.  The fixed option  guarantees a fixed rate of interest for a period of time selected by the  contractowner.  Guarantee  period options  available range from one to ten years.  Withdrawal of funds before the end of the guarantee  period subjects the contractowner  to a market  value  adjustment  ("MVA").  In the  event of rising  interest  rates,  which  make the fixed maturity  securities  underlying  the  guarantee  less  valuable,  the MVA could be  negative.  In the event of declining interest  rates,  which make the fixed maturity  securities  underlying  the guarantee  more  valuable,  the MVA could be positive.  The  resulting  increase or decrease in the value of the fixed option,  from  calculation  of the MVA,  should substantially  offset the  increase or decrease in the market  value of the  securities  underlying  the  guarantee.  The
Company  maintains  strict  asset/liability  matching  to enable this  offset.  However,  the Company  still takes on the default risk for the underlying  securities,  the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities  held in the  Company's  general  account and  guaranteed  separate  account as of December  31, 2000 totaled
$1,095,100,000.  Fixed income investments  supporting those liabilities had a fair value of  $1,098,500,000.  The Company performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2000. The analysis showed that an  immediate  decrease of 100 basis points in interest  rates would result in a net increase in  liabilities and the  corresponding  assets of  approximately  $37,300,000 and $41,500,000,  respectively.  An analysis of a 100 basis point  decline in interest  rates at December 31, 1999 showed a net increase in  interest-sensitive  liabilities  and the corresponding assets of approximately $10,200,000 and $24,800,000, respectively.

 Equity Market Exposure
 ----------------------

 The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the Company.  Various fees and charges  earned are  substantially  derived as a percentage of the market value of assets  under  management.  In a market  decline,  this income  would be  reduced.  This could be further  compounded  by customer  withdrawals,  net of applicable  surrender charge  revenues,  partially offset by transfers to the fixed option discussed  above.  A 10% decline in the market value of the assets  under  management  at December  31,  2000,  sustained throughout  2001,  would result in an approximate  drop in related annual fee income of $54,000,000.  This result was not materially different than the result obtained from the analysis performed as of December 31, 1999.

 Another equity market risk exposure of the Company relates to the guaranteed minimum death benefit  liability.  Declines in equity markets and  correspondingly  the performance of the underlying mutual funds,  increases the guaranteed minimum death  benefit  liabilities.  As discussed in Note 2D of the  consolidated  financial  statements,  the Company  utilizes
derivative   instruments  to  hedge  against  the  risk  of  significant  decreases  in  equity  markets.  Prior  to  the implementation of this program the Company utilized reinsurance to transfer this risk.

 The  Company  has a small  portfolio  of equity  investments;  mutual  funds  which are held in  support  of a  deferred compensation  program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio would decline,  however the accrued benefits payable under the related deferred  compensation  program would decline by a corresponding amount.

 Estimates of interest rate risk and equity price risk were obtained using computer  models that take into  consideration various  assumptions  about the future.  Given the  uncertainty  of future  interest  rate  movements,  volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                       AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                               INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the  consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the
"Company" which is a wholly-owned  subsidiary of Skandia  Insurance Company Ltd.) as of December 31, 2000 and 1999, and the
related  consolidated  statements  of  operations,  shareholder's  equity and cash flows for the three  year  period  ended
December 31, 2000.  These  consolidated  financial  statements  are the  responsibility  of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance  with auditing  standards  generally  accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material  misstatement.  An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial  statements.  An audit also includes  assessing the accounting  principles used and significant  estimates made by  management,  as well as  evaluating  the overall  financial  statement  presentation.  We believe  that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly,  in all material  respects,  the consolidated financial  position of American  Skandia Life Assurance  Corporation  at December 31, 2000 and 1999,  and the  consolidated results of their  operations  and their cash flows for each of the three  years in the period  ended  December  31, 2000 in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young

February 2, 2001
Hartford, Connecticut

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Consolidated Statements of Financial Condition
                                                      (in thousands)

                                        See notes to consolidated financial statements.

                                                                             As of December 31,
                                                                          2000                        1999
                                                                     ---------------            ----------------
ASSETS
------

Investments:
  Fixed maturities - at fair value                                          285,708             $       198,165                                                                                $
  Fixed maturities - at amortized cost                                                                    3,360
                                                                                  -
  Equity securities - at fair value                                          20,402                      16,404
  Derivative instruments
                                                                              3,015                         189
  Policy loans                                                                3,746                       1,270
                                                                      --------------              --------------
                                                                      --------------              --------------

    Total investments                                                       312,871                     219,388

Cash and cash equivalents                                                    76,499                      89,212
Accrued investment income                                                     5,209                       4,054
Deferred acquisition costs                                                1,398,192                   1,087,705
Reinsurance receivable                                                        3,642                       4,062
Receivable from affiliates                                                    3,327
                                                                                                              -
Income tax receivable
                                                                             34,620                           -
Income tax receivable - deferred                                                                         51,726
                                                                                  -
State insurance licenses                                                      4,113                       4,263
Fixed assets                                                                 10,737                       3,305
Other assets                                                                 96,403                      36,698
Separate account assets                                                  29,757,092                  29,381,166
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

  Total assets                                                       $   31,702,705             $    30,881,579
                                                                     ===============            ================
                                                                     ===============            ================

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------

Liabilities:
Reserves for future insurance policy and contract benefits                  135,545             $        73,292                                                                                $
Drafts outstanding                                                           63,758                      51,059
Accounts payable and accrued expenses                                       137,040                     158,590
Income tax payable                                                                                       24,268
                                                                                  -
Income tax payable - deferred
                                                                              8,949                           -
Payable to affiliates
                                                                                  -                      68,736
Future fees payable to parent                                               934,410
                                                                                                        576,034
Short-term borrowing                                                         10,000                      10,000
Surplus notes                                                               159,000                     179,000
Separate account liabilities                                             29,757,092                  29,381,166
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

  Total liabilities                                                      31,205,794                  30,522,145
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
    issued and outstanding                                                    2,500                       2,500
Additional paid-in capital                                                  287,329                     215,879
Retained earnings                                                           205,979                     141,162
Accumulated other comprehensive income (loss)                                 1,103                       (107)
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

    Total shareholder's equity                                              496,911                     359,434
                                                                     ---------------            ----------------
                                                                     ---------------            ----------------

    Total liabilities and shareholder's equity                           31,702,705             $    30,881,579                                                                                $
                                                                     ===============            ================

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Operations
                                                      (in thousands)

                                        See notes to consolidated financial statements.

                                                                        For the Year Ended December 31,
                                                                   2000                  1999                 1998
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

REVENUES
--------

Annuity and life insurance charges and fees                  $                     $                    $
                                                                     424,578              289,989              186,211
Fee income                                                           130,610               83,243               50,839
Net investment income                                                 11,656               10,441               11,130
Premium income                                                         3,118                1,278                  874
Net realized capital (losses) gains                                    (688)                  578                   99
Other                                                                  2,348                1,832                  387
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

  Total revenues                                                     571,622              387,361              249,540
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

EXPENSES
--------

Benefits:
  Annuity and life insurance benefits                                    751                  612                  558
  Change in annuity and life insurance policy reserves                45,018                3,078                1,053
  Cost of minimum death benefit reinsurance
                                                                           -                2,945                5,144
  Return credited to contractowners                                    9,046               (1,639)              (8,930)
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

                                                                      54,815                4,996              (2,175)

Expenses:
  Underwriting, acquisition and other insurance
    expenses                                                         335,213              206,350              167,790
  Interest expense                                                    85,998               69,502               41,004
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

                                                                     421,211              275,852              208,794
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

  Total benefits and expenses                                        476,026              280,848              206,619
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

    Income from operations before income tax                          95,596              106,513               42,921

      Income tax expense
                                                                      30,779               30,344                8,154
                                                             ----------------      ---------------      ---------------
                                                             ----------------      ---------------      ---------------

        Net income                                           $                     $                    $
                                                                      64,817               76,169               34,767
                                                             ================      ===============      ===============
                                                             ================      ===============      ===============

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Consolidated Statements of Shareholder's Equity
                                                      (in thousands)

                                      See notes to consolidated financial statements.

                                                                   For the Year Ended December 31,
                                                               2000                 1999                  1998
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Common stock:
  Beginning balance                                      $                   $                     $
                                                                  2,500                 2,000                 2,000
  Increase in par value
                                                                      -                   500                     -
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance
                                                                  2,500                 2,500                 2,000
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Additional paid in capital:
  Beginning balance                                             215,879               179,889               151,527
  Transferred to common stock
                                                                      -                  (500)                    -
  Additional contributions                                       71,450                36,490                28,362
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance                                              287,329               215,879               179,889
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Retained earnings:
  Beginning balance                                             141,162                64,993                30,226
  Net income                                                     64,817                76,169                34,767
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance                                              205,979               141,162                64,993
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

Accumulated other comprehensive income (loss):
  Beginning balance
                                                                  (107)                 3,535                   668
  Other comprehensive income (loss)
                                                                  1,210                (3,642)                2,867
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

    Ending balance
                                                                  1,103                 (107)                 3,535
                                                         ---------------     -----------------     -----------------
                                                         ---------------     -----------------     -----------------

      Total shareholder's equity                         $                   $                     $
                                                                496,911               359,434               250,417
                                                         ===============     =================     =================
                                                         ===============     =================     =================

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Cash Flow
                                                      (in thousands)

                                      See notes to consolidated financial statements.

                                                                        For the Year Ended December 31,
                                                                  2000               1999                1998
                                                             -------------      --------------      -------------

Cash flow from operating activities:
  Net income                                                 $                  $                   $
                                                                   64,817              76,169             34,767
  Adjustments to reconcile net income to net
    cash used in operating activities:
      Amortization and depreciation
                                                                    7,565               1,495                251
      Deferred tax expense
                                                                   60,023             (10,903)           (14,242)
      Change in unrealized losses on derivatives
                                                                  (2,935)               3,749                  -
      Increase in policy reserves
                                                                   50,892               4,367              1,130
      (Decrease) increase in payable to affiliates
                                                                 (72,063)              69,897                166
      Change in income tax payable/receivable
                                                                 (58,888)              17,611              7,704
      Increase in other assets
                                                                 (59,987)             (32,954)            (1,173)
      Increase in accrued investment income
                                                                  (1,155)             (1,174)              (438)
      Decrease in reinsurance receivable
                                                                      420                 129              2,152
      Net increase in deferred acquisition costs
                                                                (310,487)            (366,198)          (174,804)
      (Decrease) increase in accounts payable and accrued
expenses                                                         (21,550)              66,763             20,637
      Increase in drafts outstanding
                                                                   12,699              22,118              9,663
      Change in foreign currency translation, net
                                                                    (101)                 701                (22)
      Net realized capital gain on expiration of derivatives
                                                                    (500)                   -                  -
      Net realized capital losses (gains)
                                                                      688               (578)                (99)
                                                             -------------      --------------      -------------

        Net cash used in operating activities                    (330,562)          (148,808)           (114,308)

                                                             -------------      --------------      -------------

Cash flow from investing activites:
      Purchase of fixed maturity investments
                                                                (380,737)            (99,250)            (31,828)
      Proceeds from sale and maturity of fixed
        maturity investments
                                                                  303,736              36,226              4,049
      Purchase of derivatives
                                                                  (6,722)             (4,974)                  -
      Purchase of shares in mutual funds
                                                                 (18,136)            (17,703)             (7,158)
      Proceeds from sale of shares in mutual funds
                                                                   8,345              14,657               6,086
      Purchase of fixed assets
                                                                  (7,348)             (3,178)                (18)
      Increase in policy loans
                                                                  (2,476)               (701)                118
                                                             -------------      --------------      -------------

        Net cash used in investing activities
                                                                (103,338)            (17,703)            (28,751)
                                                             -------------      --------------      -------------

Cash flow from financing activities:
      Capital contribution from parent
                                                                   51,450              22,490              8,362
      Increase in future fees payable to parent, net
                                                                  358,376             207,056            135,944
      Net deposits to (withdrawals from) contractowner
        accounts                                                   11,361               5,872            (5,696)
--------------------------------------------------------------------------      --------------      -------------

        Net cash provided by financing activities
                                                                  421,187             235,418            138,610
                                                             -------------      --------------      -------------

          Net (decrease) increase in cash and cash
            equivalents
                                                                 (12,713)              11,687            (4,449)
          Cash and cash equivalents at beginning of period
                                                                   89,212              77,525             81,974
                                                             -------------      --------------      -------------

            Cash and cash equivalents at end of period       $                  $                   $
                                                                   76,499              89,212             77,525
                                                             =============      ==============      =============

     Income taxes paid                                       $                  $                   $
                                                                   29,644              23,637             14,651
                                                             =============      ==============      =============

      Interest paid                                          $                  $                   $
                                                                   85,551              69,697             35,588
                                                             =============      ==============      =============

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                        Notes to Consolidated Financial Statements
                                                     December 31, 2000

1.       ORGANIZATION AND OPERATION

         American Skandia Life Assurance  Corporation (the "Company") is a wholly-owned  subsidiary of American  Skandia,
         Inc. ("ASI") whose ultimate parent is Skandia Insurance Company Ltd., ("SICL") a Swedish Corporation.

         The Company  develops  long-term  savings and retirement  products which are distributed  through its affiliated broker/dealer company,  American Skandia Marketing,  Incorporated ("ASM"). The Company currently issues variable and term life  insurance and variable,  fixed,  market value adjusted and immediate  annuities for  individuals, groups and qualified pension plans.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A. de C.V.  ("Skandia  Vida")  which is a life  insurance company  domiciled in Mexico.  Skandia Vida had total  shareholder's  equity of $4,402,000  and $4,592,000 as of
         December 31, 2000, and 1999,  respectively.  The Company considers Mexico an emerging market and has invested in the Skandia Vida  operations  with the  expectation  of generating  profits from long-term  savings  products in future years.  As such,  Skandia Vida has generated net losses of $2,540,000,  $2,523,000 and $2,514,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The  accompanying  consolidated  financial  statements have been prepared in conformity with accounting principles  generally accepted in the United States.  Intercompany  transactions and balances have been eliminated in consolidation.

                  Certain  reclassifications  have been made to prior  year  amounts  to conform  with the  current  year presentation.

         B.       New Accounting Standard
                  -----------------------

                  The FASB has issued  Statement of Financial  Accounting  Standards No. 133,  "Accounting for Derivative
                  Instruments and Hedging  Activities",  as amended by SFAS 137 and SFAS 138 (collectively,  "SFAS 133").
                  SFAS 133 is  effective  for all fiscal  quarters of all fiscal  years  beginning  after June 15,  2000;
                  accordingly,  the Company  adopted SFAS 133 on January 1, 2001. This statement  establishes  accounting and reporting standards for derivative  instruments,  including certain derivative instruments embedded in other contracts,  and for hedging  activities.  SFAS No. 133 requires that all derivative  financial instruments  be measured at fair value and recognized in the statement of condition as either assets or liabilities.  Changes in the fair value of the  derivative  financial  instruments  will be reported in either earnings or comprehensive  income,  depending on the use of the derivative and whether or not it qualifies for hedge accounting.

                  Special hedge accounting  treatment is permitted only if specific criteria are met,  including that the hedging  relationship  be highly  effective both at inception and on an ongoing  basis.  Accounting for hedges  varies based on the type of hedge - fair value or cash flow.  Results of  effective  hedges are recognized in current  earnings for fair value hedges and in other  comprehensive  income for cash flow hedges. Ineffective portions of hedges are recognized immediately in earnings.

                                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  The  derivative  instruments  held by the  Company in 2000 and 1999  consisted  of equity  put  options utilized to manage the market risk and reserve  fluctuations  associated  with the  guaranteed  minimum death benefit  ("GMDB").  The adoption of SFAS No. 133 did not have a material  effect on the Company's financial statements.

C.       Investments

                  The  Company  has   classified  its  fixed  maturity   investments   as  either   held-to-maturity   or
                  available-for-sale.  Investments  classified as  held-to-maturity  are investments that the Company has the ability and intent to hold to  maturity.  Such  investments  are carried at amortized  cost.  Those investments  which are  classified  as  available-for-sale  are  carried at fair  value and  changes in unrealized gains and losses are reported as a component of other comprehensive income.

                  The Company has classified its mutual fund investments held in support of a deferred  compensation plan
                  (see Note 13) as  available-for-sale.  Such  investments  are  carried  at fair  value and  changes  in unrealized gains and losses are reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized  gains and losses on disposal of  investments  are  determined by the specific  identification method and are included in revenues.

         D.       Derivative Instruments
                  ----------------------

                  The Company uses derivative  instruments  which consist of equity option  contracts for risk management purposes,  and not for trading or speculation.  The Company hedges the market value fluctuations of the
                  GMDB exposure  embedded in its policy  reserves.  Premiums paid on option  contracts are amortized into net investment  income over the terms of the contracts.  The options are carried at amortized cost plus
                  intrinsic   value,   if  any,  at  the  valuation  date.  An  option  has  intrinsic  value  if  it  is
                  "in-the-money."  For a put option to be  "in-the-money,"  the  exercise  price must be greater than the value of the  underlying  index.  Changes in intrinsic  value are recorded as a component of the change in annuity and life insurance policy reserves consistent with changes in the GMDB reserve.

E.       Cash Equivalents
         ----------------

                  The Company  considers all highly liquid time deposits,  commercial paper and money market mutual funds purchased with a maturity at date of acquisition of three months or less to be cash equivalents.

F.       Fair Values of Financial Instruments
         ------------------------------------

                  The methods and assumptions used to determine the fair value of financial instruments are as follows:

                  Fair values of fixed  maturities  with  active  markets are based on quoted  market  prices.  For fixed maturities  that trade in less active  markets,  fair values are obtained from an  independent  pricing service.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Fair values of investments in mutual funds are based on quoted market prices.

                  The intrinsic  value portion of the derivative  instrument is determined  based on the current value of the underlying index.

                  The carrying value of cash and cash equivalents  (cost)  approximates  fair value due to the short-term nature of these investments.

                  The carrying  value of  short-term  borrowings  (cost)  approximates  fair value due to the  short-term nature of these liabilities.

                  Fair values of certain financial  instruments,  such as future fees payable to parent and surplus notes are not readily determinable and are excluded from fair value disclosure requirements.

         G.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the  purchase  price of
                  $6,000,000  less  accumulated  amortization.  The  cost  of  the  licenses  is  being  amortized  on  a straight-line basis over 40 years.

         H.       Software Capitalization
                  -----------------------

                  The Company  capitalizes  certain costs  associated  with internal use software in accordance  with the
                  American  Institute  of  Certified  Public  Accountants   Statement  of  Position  98-1  ("SOP  98-1"),
                  "Accounting  for the Costs of Software  Developed  or Obtained for  Internal  Use.  The SOP,  which was adopted  prospectively as of January 1, 1999,  requires the capitalization of certain costs incurred in connection with developing or obtaining  internal use software.  Prior to the adoption of SOP 98-1, the
                  Company  expensed  all  internal use software  related  costs as incurred.  Details of the  capitalized software  costs,  which are  included in fixed  assets,  and related  amortization  for the years ended
                  December 31, are as follows:

                  (in thousands)                                              2000              1999
                                                                              ----              ----

                  Balance at beginning of year                               $2,920             $  -
                                                                             ------             ----

                  Software costs capitalized during the year                  4,804            3,035

                  Software costs amortized during the year                     (512)            (115)
                                                                               -----            -----

                                                                              4,292             2,920
                                                                              -----             -----

                  Balance at end of year                                     $7,212            $2,920
                                                                             ======            ======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

         2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         I.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return and combined  state income tax return of an  upstream  company,  Skandia  AFS  Development  Holding  Corporation  and  certain  of its subsidiaries.  In  accordance  with the tax  sharing  agreement,  the  federal  and  state  income  tax provisions  are  computed on a separate  return basis as adjusted  for  consolidated  items such as net operating loss carryforwards.

                  Deferred  income  taxes  reflect  the net tax effects of  temporary  differences  between the  carrying amounts of assets and liabilities for financial  reporting purposes and the amounts used for income tax purposes.

         J.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges against  contractowner  account values  for  mortality  and  expense  risks,  administration  fees,  surrender  charges  and an  annual maintenance fee per contract.  Benefit  reserves for variable annuity  contracts  represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for variable  immediate  annuity  contracts  with and without  life  contingencies  consist of certain  charges  against  contractowner  account  values  including  mortality  and expense  risks and administration  fees. Benefit reserves for variable  immediate annuity contracts  represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for market value  adjusted  fixed annuity  contracts  consist of separate  account  investment income  reduced by benefit  payments and changes in reserves in support of  contractowner  obligations, all of which are included in return credited to  contractowners.  Benefit  reserves for these contracts represent  the account  value of the  contracts,  and are included in the general  account  reserve for future contractowner benefits to the extent in excess of the separate account assets.

                  Revenues for immediate annuity contracts without life  contingencies  consist of net investment income.
                  Revenues for immediate  annuity  contracts with life  contingencies  consist of single premium payments recognized as annuity  considerations when received.  Benefit reserves for these contracts are based on the Society of Actuaries  1983 Table-a with  assumed  interest  rates that vary by issue year.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2000 and 1999.

                  Revenues for variable life insurance contracts consist of charges against  contractowner account values for mortality and expense risk fees,  cost of insurance  fees,  taxes and  surrender  charges.  Certain contracts  also include  charges  against  premium to pay state  premium  taxes.  Benefit  reserves for variable life insurance  contracts represent the account value of the contracts and are included in the separate account liabilities.

                                       AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         K.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new business,  which vary with and are  primarily  related to the  production of new  business,  are being  deferred,  net of  reinsurance.  These costs include  commissions,  costs of contract  issuance,  and certain  selling  expenses  that vary with  production.  These costs are being amortized  generally in proportion to expected gross profits from surrender  charges,  policy and asset based fees and  mortality  and expense  margins.  This  amortization  is adjusted  retrospectively  and prospectively  when  estimates  of current  and future  gross  profits to be  realized  from a group of products are revised.

                  Details of the deferred  acquisition  costs and related  amortization  for the years ended December 31, are as follows:

                          (in thousands)                                  2000             1999              1998
                                                                          ----             ----              ----

                  Balance at beginning of year                          $1,087,705       $721,507          $546,703
                                                                        ----------       --------          --------

                  Acquisition costs deferred during the year               495,103        450,059           261,432

                  Acquisition costs amortized during the year             (184,616)       (83,861)          (86,628)
                                                                          ---------      ------------       ---------

                                                                           310,487        366,198           174,804
                                                                     ----  -------        -------          --------

                  Balance at end of year                                $1,398,192     $1,087,705          $721,507
                                                                        ==========        ==========       ========

         L.       Reinsurance
                  -----------

                  The  Company  cedes   reinsurance   under  modified   co-insurance   arrangements.   These  reinsurance
                  arrangements  provide  additional  capacity  for growth in  supporting  the cash flow  strain  from the
                  Company's  variable  annuity and variable life insurance  business.  The  reinsurance is effected under quota share contracts.

                           The Company reinsured its exposure to market  fluctuations  associated with its GMDB liability in the first half of 1999 and in 1998.  Under this  reinsurance  agreement,  the Company ceded premiums of $2,945,000 and  $5,144,000;  received claim  reimbursements  of $242,000 and $9,000;  and,  recorded increases/(decreases) in reserves of ($2,763,000) and $323,000 in 1999 and 1998, respectively.

At December 31, 2000 and 1999, in accordance with the provisions of modified coinsurance agreements, the Company accrued $4,339,000 and $41,000, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         M.       Translation of Foreign Currency
                  -------------------------------

                  The financial  position and results of operations of Skandia Vida are measured  using local currency as the functional  currency.  Assets and liabilities are translated at the exchange rate in effect at each year-end.  Statements of income and  shareholder's  equity  accounts are translated at the average rate prevailing during the year.  Translation  adjustments  arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

         N.       Separate Accounts
                  -----------------

                  Assets and  liabilities  in Separate  Accounts  are included as separate  captions in the  consolidated statements of financial  condition.  Separate  Account assets  consist  principally of long term bonds, investments  in mutual funds,  short-term  securities and cash and cash  equivalents,  all of which are carried at fair value.  The  investments  are managed  predominately  through the Company's  investment advisory  affiliate,  American Skandia  Investment  Services,  Inc.  ("ASISI"),  utilizing various fund managers as sub-advisors.  The remaining  investments are managed by independent  investment firms. The contractowner  has the option of directing  funds to a wide  variety of mutual  funds.  The  investment risk on the  variable  portion of a  contract  is borne by the  contractowner.  A fixed  option  with a minimum  guaranteed  interest rate is also  available.  The Company is responsible  for the credit risk associated with these investments.

                  Included in Separate Account  liabilities are reserves of  $1,059,987,000  and $896,205,000 at December
                  31,  2000 and 1999,  respectively,  relating  to  annuity  contracts  for which  the  contractowner  is guaranteed a fixed rate of return.  Separate  Account  assets of  $1,059,987,000  and  $896,205,000  at
                  December  31,  2000 and 1999,  respectively,  consisting  of long term  bonds,  short-term  securities, transfers  due from the  general  account  and cash and cash  equivalents  are held in support of these annuity contracts, pursuant to state regulation.

         O.       Estimates
                  ---------

                  The preparation of financial statements in conformity with accounting  principles generally accepted in the United States  requires that  management  make estimates and  assumptions  that affect the reported amount of assets and  liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting period.  The more significant  estimates and assumptions are related to deferred  acquisition  costs and involve policy lapses,  investment  return and  maintenance expenses.  Actual results could differ from those estimates.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

3.       COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax, for the years ended December 31 were as follows:

                           (in thousands)                                            2000          1999        1998
                                                                                     ----          ----        ----

         Net income                                                                 $64,817       $76,169    $34,767
         Other comprehensive income:
            Unrealized investment (losses) gains on
                available for sale securities                                        (1,681)       (3,438)     2,801
            Reclassification adjustment for realized losses (gains)
                included in investment income                                         2,957          (660)        88
                                                                                   ---------  -----   ----- ----------
            Net unrealized gains (losses) on securities                               1,276        (4,098)     2,889

            Foreign currency translation                                                (66)          456        (22)
                                                                                    -------     ---------- -----------

         Other comprehensive income (loss)                                             1,210       (3,642)     2,867
                                                                                   ---------       -------    ------

         Comprehensive income                                                        $66,027      $72,527    $37,634
                                                                                    =======       =======     =======

         The components of accumulated other comprehensive income, net of tax, as of December 31 were as follows:

                     (in thousands)                                                    2000          1999
                                                                                       ----          ----

        Unrealized investment gains (losses)                                          $1,021         ($255)
        Foreign currency translation                                                      82           148
                                                                                      ------         ------

        Accumulated other comprehensive income (loss)                                 $1,103         ($107)
                                                                                      ======         ======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains/losses  and  estimated  fair  value  of  available-for-sale  and held-to-maturity  fixed  maturities  and  investments in mutual funds as of December 31, 2000 and 1999 are shown below.  All securities held at December 31, 2000 and 1999 were publicly traded.

         Investments in fixed maturities as of December 31, 2000 consisted of the following:

                       (in thousands)                                     Available-for-Sale
                                                                          ------------------

                                                                           Gross              Gross
                                                        Amortized        Unrealized        Unrealized         Fair
                                                           Cost            Gains             Losses          Value
                                                           ----            -----             ------          -----

         U.S. Government obligations                       $206,041        $4,445             $ (11)        $210,475

         Foreign government obligations                       2,791           195                 -            2,986

         Obligations of state and political
            subdivisions                                        253             1                 -              254

         Corporate securities                                72,237         1,565            (1,809)          71,993
                                                             ------         -----            -------          ------

             Totals                                        $281,322        $6,206           $(1,820)        $285,708
                                                           ========        ======           ========        ========

         The amortized cost and fair value of fixed maturities,  by contractual  maturity, at December 31, 2000 are shown below.

                       (in thousands)                        Available-for-Sale
                                                             ------------------

                                                          Amortized           Fair
                                                            Cost             Value
                                                            ----             -----

         Due in one year or less                              $ 7,005           $ 7,018

         Due after one through five years                     157,111           158,344

         Due after five through ten years                     107,729           110,469

         Due after ten years                                    9,477             9,877
                                                             --------          ---------

            Total                                            $281,322          $285,708
                                                             ========          ========

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS  (continued)

         Investments in fixed maturities as of December 31, 1999 consisted of the following:

                        (in thousands)                                            Available-for-Sale
                                                                                  ------------------

                                                                            Gross             Gross
                                                          Amortized       Unrealized       Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         U.S. Government obligations                      $ 81,183             $ -           $(678)          $ 80,505

         Obligations of state and political
            subdivisions                                       253               -              (3)               250

         Corporate securities                              121,859               -          (4,449)           117,410
                                                           -------                          -------           -------

             Totals                                       $203,295             $ -         $(5,130)          $198,165
                                                          ========             ===         ========          ========

                        (in thousands)                                            Held-to-Maturity
                                                                                  ----------------

                                                                            Gross             Gross
                                                          Amortized       Unrealized       Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         U.S. Government obligations                       $1,105             $ -              $ (1)         $1,104

         Corporate securities                               2,255               -               (15)          2,240
                                                           -------             --               ----         ------

             Totals                                        $3,360             $ -              $(16)         $3,344
                                                           ======             ===              =====         ======

         Proceeds  from  sales of fixed  maturities  during  2000,  1999 and 1998  were  $302,632,000,  $32,196,000,  and
         $999,000,  respectively.  Proceeds from maturities during 2000, 1999 and 1998 were $1,104,000,  $4,030,000,  and
         $3,050,000, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

4.       INVESTMENTS (continued)

        The cost, gross unrealized gains/losses and fair value of investments in mutual funds at December 31, 2000 and 1999 are shown below:

                    (in thousands)                                          Gross             Gross
                                                                         Unrealized        Unrealized         Fair
                                                            Cost            Gains            Losses           Value
                                                            ----            -----            ------           -----

         2000                                             $23,218           $ 372           $(3,188)           $20,402
                                                          =======           =====           ========           =======

         1999                                             $11,667          $4,763            $ (26)            $16,404
                                                          =======          ======            ======            =======

         Net realized investment gains (losses) were as follows for the years ended December 31:

                    (in thousands)                                           2000             1999            1998
                                                                             ----             ----            ----

         Fixed maturities:
           Gross gains                                                      $1,002            $ 253            $ -
           Gross losses                                                     (3,450)            (228)              (1)
         Investment in mutual funds:
           Gross gains                                                       1,913              990              281
           Gross losses                                                       (153)            (437)            (181)
                                                                          ---  -----     --    -----            -----

         Totals                                                             $ (688)           $ 578             $ 99
                                                                            =======           =====            ====

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                    (in thousands)                                           2000             1999            1998
                                                                             ----             ----            ----

         Fixed maturities                                                  $13,502           $ 9,461         $ 8,534
         Cash and cash equivalents                                            5,154            2,159           1,717
         Investment in mutual funds                                              99               32           1,013
         Policy loans                                                            97               31              45
         Derivative instruments                                              (6,939)          (1,036)              -
                                                                             -------          -------

         Total investment income                                             11,913           10,647          11,309

         Investment expenses                                                    257              206             179
                                                                             ------           ------          ------

         Net investment income                                              $11,656          $10,441         $11,130
                                                                           =======           =======         =======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                       (in thousands)                                            2000             1999        1998
                                                                                 ----             ----        ----

         Current tax (benefit) expense                                         ($29,244)         $41,248      $22,384

         Deferred tax expense (benefit)                                          60,023          (10,904)     (14,230)
                                                                                -------         --------     -------

         Total income tax expense                                               $30,779          $30,344       $8,154
                                                                                 =======         =======       ======

         The tax effects of significant  items comprising the Company's  deferred tax balance as of December 31, 2000 and
         1999 are as follows:

                      (in thousands)                                                     2000                 1999
                                                                                         ----                 ----

         Deferred tax liabilities:
             Deferred acquisition costs                                              ($411,417)             ($321,873)
             Payable to reinsurers                                                     (29,985)               (26,733)
             Future contractowner benefits                                             (11,526)
                                                                                                           -
             Internal use software                                                      (2,524)
                                                                                                               (1,022)
             Policy fees                                                                (1,551)                (1,146)
             Net unrealized gains                                                         (550)
                                                                                                           -
             Foreign exchange translation                                                  (45)                   (80)
                                                                                      ---------              ---------

             Total                                                                    (457,598)              (350,854)
                                                                                      ---------              ---------

         Deferred tax assets:
             Net separate account liabilities
                                                                                       421,662                333,521
             Future contractowner benefits
                                                                                             -                  3,925
             Other reserve differences
                                                                                         2,675                 39,645
             Deferred compensation
                                                                                        17,869                 18,844
             Surplus notes interest
                                                                                         5,536                  5,030
             Net unrealized losses
                                                                                             -                    137
             Other
                                                                                           907                  1,478
                                                                    --------               ---                  -----

             Total
                                                                                           -
                                                                                       448,649                402,580
                                                                                       -------                -------

             Income tax (payable) receivable - deferred                            ($   8,949)                $51,726
                                                                                    ===========               =======

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         The income tax expense was different from the amount computed by applying the federal  statutory tax rate of 35%
         to pre-tax income from continuing operations as follows:

                    (in thousands)                                                2000           1999           1998
                                                                                  ----           ----           ----

         Income (loss) before taxes
            Domestic                                                             $98,136      $109,036       $45,435
            Foreign                                                               (2,540)       (2,523)       (2,514)
                                                                                  -------    --- -------      -------
            Total                                                                 95,596       106,513        42,921

            Income tax rate                                                          35%            35%           35%
                                                                                -------         ------       --------

         Tax expense at federal statutory income tax rate                         33,459         37,280        15,022

         Tax effect of:
            Dividend received deduction                                           (7,350)        (9,572)       (9,085)
            Losses of foreign subsidiary                                             889            883           880

            Meals and entertainment                                                  841            664           487

            State income taxes                                                      (524)         1,071           673
            Other                                                                  3,464             18           177
                                                                                 --------     ----------     ---------

         Income tax expense                                                     $ 30,779       $ 30,344       $ 8,154
                                                                                ========       ========       =======

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating  costs  (including  personnel,  rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information  Services and Technology  Corporation  ("ASIST"),
         an affiliated  company.  The Company has also charged  operating  costs to ASISI.  The total cost to the Company for these items was  $13,974,000,  $11,136,000,  and $7,722,000 for the years ended December 31, 2000,  1999 and
         1998,  respectively.  Income received for these items was  $11,186,000,  $3,919,000 and $1,355,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution related costs associated with the sales of business  through an  investment  firm where ASM serves as an  introducing  broker  dealer.  Under this agreement,  the expenses  reimbursed  were  $5,842,000  and $1,441,000 for the years ended December 31, 2000 and
         1999. As of December 31, 2000 and 1999,  amounts  receivable  under this  agreement  were $492,000 and $245,000, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO PARENT

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive  future  fees and contract  charges  expected  to be  realized  on variable  portions  of  designated  blocks of deferred  annuity contracts.

         The proceeds from the transfers  have been  recorded as a liability and are being  amortized  over the remaining surrender  charge period of the designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection with these transactions,  ASI issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the  Purchase  Agreements,  the rights  transferred  provide for ASI to receive a  percentage
         (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense  charges and contingent  deferred  sales charges,  after  reinsurance,  expected to be realized over the remaining  surrender charge period of the designated contracts (6 to 8 years).

         Payments  representing  fees and charges in the aggregate amount of  $219,454,000,  $131,420,000 and $69,226,000 were made by the Company to the Parent for the years  ended  December  31,  2000,  1999 and 1998,  respectively.
         Related  interest  expense of  $70,667,000,  $52,840,000  and  $22,978,000 has been included in the statement of income for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the Company becomes subject to an order of liquidation or  rehabilitation,  the  Commissioner has the ability to stop the payments due to the Parent under the  Purchase  Agreement  subject to certain  terms and conditions.

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective          Contract Issue         Discount       Present
           Transaction         Date           Date                Period               Rate          Value
           -----------         ----           ----                ------               ----          -----

             1996-1           12/16/96         9/1/96        1/1/94  -   6/30/96       7.5%           $50,221
             1997-1            7/23/97         6/1/97        3/1/96  -   4/30/97       7.5%            58,767
             1997-2           12/30/97        12/1/97        5/1/95  -  12/31/96       7.5%            77,552
             1997-3           12/30/97        12/1/97        5/1/96  -  10/31/97       7.5%            58,193
             1998-1            6/30/98         6/1/98        1/1/97  -   5/31/98       7.5%            61,180
             1998-2           11/10/98        10/1/98        5/1/97  -   8/31/98       7.0%            68,573
             1998-3           12/30/98        12/1/98        7/1/96  -  10/31/98       7.0%            40,128
             1999-1            6/23/99         6/1/99        4/1/94  -   4/30/99       7.5%           120,632
             1999-2           12/14/99        10/1/99       11/1/98  -   7/31/99       7.5%           145,078
             2000-1            3/22/00         2/1/00        8/1/99  -   1/31/00       7.5%           169,459
             2000-2            7/18/00         6/1/00        2/1/00  -   4/30/00       7.25%           92,399
             2000-3           12/28/00        12/1/00        5/1/00  -  10/31/00       7.25%          107,291
             2000-4           12/28/00        12/1/00        1/1/98  -  10/31/00       7.25%          107,139

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO PARENT (continued)

         Expected payments of future fees payable to ASI as of December 31, 2000 are as follows:

                                                     Year Ended
               (in thousands)                        December 31,                          Amount
                                                     ------------                          ------

                                                         2001                             $164,892
                                                         2002                              169,511
                                                         2003                              165,626
                                                         2004                              151,516
                                                         2005                              128,053
                                                         2006 and thereafter               154,812
                                                                                           -------

                                                        Total                             $934,410
                                                                                          ========

9.       LEASES

         The Company  leases office space under a lease  agreement  established in 1989 with ASIST.  The Company  entered into a lease agreement for office space in Westminster,  Colorado,  effective January 1, 2001. Lease expense for
         2000, 1999 and 1998 was $6,593,000,  $5,003,000 and $3,588,000  respectively.  Future minimum lease payments per year and in aggregate as of December 31, 2000 are as follows:

                 (in thousands)          2001                              $6,487
                                         2002                               8,032
                                         2003                               8,098
                                         2004                               8,209
                                         2005                               8,756
                                         2006 and thereafter               51,922
                                                                       -----------

                                         Total                            $91,504
                                                                       ===========

10.      RESTRICTED ASSETS

         To comply with certain state insurance  departments'  requirements,  the Company maintains cash, bonds and notes on deposit with various  states.  The carrying value of these deposits  amounted to $4,636,000 and $4,868,000 as of December 31, 2000,  and 1999,  respectively.  These deposits are required to be maintained for the protection of contractowners within the individual states.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory  basis  shareholder's  equity  was  $342,804,000  and  $286,385,000  at  December  31,  2000 and 1999,
         respectively.

         The statutory  basis net income for the year ended December 31, 2000 was  $11,550,000,  as compared to losses of
         $17,672,000 and $13,152,000 for the years ended December 31, 1999 and 1998, respectively.

         Under various state  insurance  laws, the maximum amount of dividends that can be paid to  shareholders  without prior approval of the state insurance  department is subject to restrictions  relating to statutory  surplus and net gain from operations.  At December 31, 2000, no amounts may be distributed without prior approval.

         On November 8, 1999,  the Board of  Directors  authorized  the Company to increase  the par value of its capital stock from $80 per share to $100 per share in order to comply  with  minimum  capital  levels as required by the
         California  Department  of  Insurance.  This  transaction  resulted in a  corresponding  decrease in paid in and contributed surplus of $500,000 and had no effect on capital and surplus.

12.      STATUTORY ACCOUNTING PRACTICES

         The National  Association of Insurance  Commissioners  ("NAIC") revised the Accounting  Practices and Procedures
         Manual in a process  referred to as  Codification.  The State of  Connecticut  has adopted the provisions of the revised manual,  which is effective January 1, 2001. The revised manual has changed, to some extent,  prescribed statutory  accounting  practices and will result in changes to the accounting practices that the Company uses to prepare its  statutory-basis  financial  statements.  The  adoption of the revised  accounting  practices is not expected to have a material adverse effect on the Company's statutory-basis capital and surplus.

13.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially all employees are eligible.  Under this plan, the Company contributes 3% of salary for all  participating  employees and matches employee  contributions at a 50% level up to an additional  3% Company  contribution.  Company  contributions  to this plan on behalf of the  participants were $3,734,000, $3,164,000 and $2,115,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Company has a deferred  compensation  plan,  which is available to the internal  field  marketing  staff and certain officers.  Company contributions to this plan on behalf of the participants were $399,000,  $193,000 and
         $342,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to  executive  officers  and other  personnel.  The Company and  certain  affiliates  also have a profit sharing program which benefits all employees below the officer level.  These programs  consist of multiple plans with new plans  instituted  each year.  Generally,  participants  must  remain  employed  by the  Company or its affiliates at the time such units are payable in order to receive any payments  under the programs.  The accrued liability  representing  the value of these units was  $31,632,000  and  $42,619,000 as of December 31, 2000 and
         1999,  respectively.  Payments  under these programs were  $13,542,000,  $4,079,000 and $2,407,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

14.      REINSURANCE

         The effect of reinsurance for the years ended December 31, 2000, 1999 and 1998 is as follows:

         (in thousands)                                       2000
                                                              ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $477,802                      $45,784                      $13,607
        Ceded                             (53,224)                        (766)                      (4,561)
                                         --------                       ------                      -------
        Net                              $424,578                      $45,018                      $ 9,046
                                         ========                      =======                      =======

                                                           1999
                                                           ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $326,670                       $4,151                      ($1,382)
        Ceded                             (36,681)                      (1,073)                        (257)
                                         --------                      -------                        -----
        Net                              $289,989                       $3,078                      ($1,639)
                                         ========                       ======                      ========

                                                           1998
                                                           ----

                                Annuity and Life Insurance   Change in Annuity and Life          Return Credited
                                     Charges and Fees                 Insurance                to Contractowners
                                     ----------------                                          -----------------
                                                                   Policy Reserves
                                                                   ---------------

        Gross                            $215,425                       $ 691                       ($8,921)
        Ceded                             (29,214)                        362                            (9)
                                         --------                         ---                      ---------
        Net                              $186,211                      $1,053                       ($8,930)
                                         ========                      ======                       ========

         In December 2000, the Company entered into a modified  coinsurance  agreement with SICL effective  January 1996.
         During 2000, ceded premiums received net of commission  expenses and reserve  adjustments were  $10,360,000.  At
         December 31, 2000, $6,109,000 was payable to SICL under this agreement.

         Such ceded  reinsurance  does not relieve the Company of its obligations to  policyholders.  The Company remains liable to its  policyholders  for the  portion  reinsured  to the extent  that any  reinsurer  does not meet its obligations assumed under the reinsurance agreements.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

15.      SURPLUS NOTES

The Company has issued surplus notes to its Parent in exchange for cash.  Surplus notes outstanding as of December 31, 2000 and 1999 were as follows:

              (in thousands)
                                                                                            Interest for the
         ---------------------------------
                                            Interest       2000         1999           Years Ended December 31,
         ---------------------------------
                 Issue Date                   Rate        Amount       Amount         2000       1999        1998
                 ----------                   ----        ------       ------         ----       ----        ----
         ---------------------------------

         ---------------------------------
         December 29, 1993                   6.84%              -               -           -           -       1,387

         ---------------------------------
         February 18, 1994                   7.28%              -          10,000         732         738         738

         ---------------------------------
         March 28, 1994                      7.90%              -          10,000         794         801         801

         ---------------------------------
         September 30, 1994                  9.13%          15,000         15,000       1,392       1,389       1,389
         ---------------------------------
         December 28, 1994                   9.78%               -              -           -       1,308       1,388

         ---------------------------------
         December 19, 1995                   7.52%          10,000         10,000         765         762         762
         ---------------------------------
         December 20, 1995                   7.49%          15,000         15,000       1,142       1,139       1,139
         ---------------------------------
         December 22, 1995                   7.47%           9,000          9,000         684         682         682
         ---------------------------------
         June 28, 1996                       8.41%          40,000         40,000       3,420       3,411       3,411
         ---------------------------------
         December 30, 1996                   8.03%          70,000         70,000       5,715       5,698       5,699
                                                      ---   ------  ---    ------ ---   ----- ---   ----- ---   -----
         ---------------------------------

         Total                                            $159,000       $179,000     $14,644     $15,928     $17,396
                                                          ========       ========     =======     =======     =======
         ---------------------------------

         Surplus notes for  $10,000,000  dated February 18, 1994 and  $10,000,000  dated March 28, 1994 were converted to additional  paid-in  capital on December 27, 2000. A surplus note for  $14,000,000  dated  December 28, 1994 was converted to  additional  paid-in  capital on December 10, 1999.  All surplus  notes mature seven years from the issue date.

         Payment of interest  and  repayment of principal  for these notes is subject to certain  conditions  and require approval by the Insurance  Commissioner of the State of Connecticut.  At December 31, 2000 and 1999, $15,816,000
         and  $14,372,000,  respectively,  of accrued  interest on surplus notes was not approved for payment under these criteria.

16.      SHORT-TERM BORROWING

         The  Company  had a  $10,000,000  short-term  loan  payable to ASI at  December  31,  2000 and 1999 as part of a revolving  loan  agreement.  The loan has an  interest  rate of 7.13% and matures on March 12,  2001.  The total interest  expense to the Company was $687,000,  $585,000 and $622,000 and for the years ended December 31, 2000,
         1999 and 1998,  respectively.  Accrued  interest  payable was  $222,000 and $197,000 as of December 31, 2000 and
         1999, respectively.

17.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately  99% of the Company's  separate  account  liabilities are subject to  discretionary  withdrawal by contractowners  at market value or with market value  adjustment.  Separate  account assets which are carried at fair value are adequate to pay such withdrawals  which are generally  subject to surrender  charges ranging from
         10% to 1% for contracts held less than 10 years.

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

18.      SEGMENT REPORTING

         In recent years, in order to complete the array of products  offered by the Company and its affiliates to meet a wide variety of financial planning,  the Company developed the variable life insurance and qualified  retirement plan annuity  products.  Assets under  management and sales for the products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,  "Disclosures  about
         Segments of an Enterprise and Related Information."

                                        AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                               (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Notes to Consolidated Financial Statements (continued)

19.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

        (in thousands)                                                       Three months Ended

                                                            March 31     June 30      September 30     December 31
                                                            --------     -------      ------------     -----------
        2000
        Premiums and other insurance
           revenues                                        $137,255       $139,317           $147,923         $136,159
        Net investment income                                 2,876          3,628              4,186              966

        Net realized capital gains (losses)                     729         (1,436)              (858)             877
                                                            -------        -------             -----           -------
        Total revenues                                      140,860         141,509            151,251         138,002
        Benefits and expenses                               106,641         121,356            137,514         110,515
                                                            -------        --------           --------         -------
        Pre-tax net income                                   34,219          20,153             13,737          27,487

        Income taxes                                         10,038           5,225              3,167          12,349
                                                             ------         ---------          ------          ------

        Net income                                          $24,181         $14,928            $10,570         $15,138
                                                            =======         =======            =======         =======

        1999
        Premiums and other insurance
           revenues                                          $78,509         $88,435           $97,955        $111,443
        Net investment income                                  2,654           2,842             2,735           2,210

        Net realized capital gains                               295              25               206              52
                                                             -------       ---------           -------       ---------

        Total revenues                                        81,458          91,302           100,896         113,705
        Benefits and expenses                                 64,204          67,803            71,597          77,244
                                                              ------        ---------          -------          ------

        Pre-tax net income                                    17,254           23,499           29,299          36,461

        Income taxes                                           3,844            7,142            7,898          11,460
                                                              ------           ------        ----------         -------

        Net income                                          $ 13,410        $ 16,357          $ 21,401        $ 25,001
                                                            ========        ========          ========        ========

        1998
        Premiums and other insurance
           revenues                                          $50,593        $57,946             $62,445        $67,327
        Net investment income                                  3,262          2,410               2,469          2,989

        Net realized capital gains (losses)                      156             13                 (46)           (24)
                                                             -------        --------             -------       --------

        Total revenues                                        54,011         60,369              64,868         70,292
        Benefits and expenses                                 46,764         42,220              48,471         69,164
                                                              ------         ------              -------        -------
        Pre-tax net income                                     7,247         18,149              16,397          1,128
        Income taxes                                           1,175          4,174               2,223            582
                                                               -----          -----              ------        -------

        Net income                                            $6,072        $13,975             $14,174       $    546
                                                              ======        =======             =======        ========

                       APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Unit Prices and number of Units in the  Sub-accounts  that  commenced  operations  prior to January 1, 2001 are shown below. All or some of these  Sub-accounts  were available during the periods shown as investment  options for other variable  annuities we offer pursuant to different  prospectuses.  The Insurance  Charge assessed against the
Sub-accounts  under the terms of those other variable  annuities are the same as the charges  assessed against such
Sub-accounts under the Annuity offered pursuant to this Prospectus.

         Unit  Prices And  Numbers  Of Units:  The  following  table  shows:  (a) the Unit  Price,  as of the dates shown,  for Units in each of the Class 1  Sub-accounts  of Separate  Account B that commenced  operations  prior to
January 1, 2001 and are being  offered  pursuant to this  Prospectus  or which we offer  pursuant to certain  other prospectuses;  and (b) the number of Units  outstanding in each such  Sub-account  as of the dates shown.  The year in which  operations  commenced  in each  such  Sub-account  is noted in  parentheses.  The  portfolios  in which a particular  Sub-account  invests  may or may not have  commenced  operations  prior to the  date  such  Sub-account commenced operations.  The initial offering price for each Sub-account was $10.00.

                                                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------------
                            2000       1999       1998        1997       1996        1995       1994       1993        1992       1991
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                                   -----------
Wells Fargo Variable
Trust - Asset Allocation
(1994)
Unit Price                   $22.11      22.20       20.59      16.67       13.99      12.73      10.01           -          -          -
Number of Units          11,237,827 10,783,373   7,584,157  5,186,216   3,700,609  1,991,150    743,176           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Corporate
Bond
(1999)
Unit Price                   $10.81       9.94           -          -           -          -          -           -          -          -
Number of Units           3,634,317  3,758,299           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               -----------
Wells Fargo Variable
Trust - Equity Income
(1999)
Unit Price                   $10.05       9.96           -          -           -          -          -           -          -          -
Number of Units             502,986    136,006           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Equity Value
(1998)
Unit Price                    $9.56       9.17        9.53          -           -          -          -           -          -          -
Number of Units           4,442,888  2,826,839   1,148,849          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               -----------
Wells Fargo Variable
Trust -Growth
(1994)
Unit Price                   $23.64      27.75       23.37      18.40       15.90      13.18      10.34           -          -          -
Number of Units           4,373,354  4,625,477   4,314,842  3,907,919   2,096,545    823,247    204,067           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               -----------
Wells Fargo Variable
Trust - International
Equity (1)
(2000)
Unit Price                    $8.90          -           -          -           -          -          -           -          -          -
Number of Units             127,257          -           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Large Company
Growth
(1999)
Unit Price                   $11.75      11.98           -          -           -          -          -           -          -          -
Number of Units           1,563,551    189,740           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------------
                            2000       1999       1998        1997       1996        1995       1994       1993        1992       1991
------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Small Cap
Growth
(1999)
Unit Price                   $12.58      16.48           -          -           -          -          -           -          -          -
Number of Units             902,955    247,735           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Money Market
(1998)
Unit Price                   $12.55      12.04       11.68      11.31       10.92      10.58      10.18           -          -          -
Number of Units           3,440,514  3,500,017   2,250,003  1,304,834   1,157,342    521,291    144,050           -          -          -

AST Janus Overseas
Growth
(1997)
Unit Price                   $17.96      24.16       13.41      11.70           -          -          -           -          -          -
Number of Units          57,327,711 61,117,418  43,711,763 21,405,891           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth
(1997)
Unit Price                   $17.92      21.66       13.30      11.35           -          -          -           -          -          -
Number of Units          17,007,352  6,855,601   5,670,336  2,857,188           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International
Growth II (2)
(1994)
Unit Price                   $13.93      17.10       13.14      11.69       11.70      10.39       9.49           -          -          -
Number of Units          26,340,548 28,704,923  34,328,425 37,784,426  32,628,595 17,935,251 11,166,758           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Small-Cap
Growth (3)
(1994)
Unit Price                   $21.51      42.08       17.64      17.28       16.54      13.97      10.69           -          -          -
Number of Units          25,535,093 32,134,969  15,003,001 14,662,728  12,282,211  6,076,373  2,575,105           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Scudder Small-
Cap Growth (4)
(1999)
Unit Price                   $11.98      15.37           -          -           -          -          -           -          -          -
Number of Units          63,621,279 53,349,003           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs
Small-Cap Value (5)
(1998)
Unit Price                   $13.95      10.57        9.85          -           -          -          -           -          -          -
Number of Units          15,193,053  6,597,544   4,081,870          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Gabelli Small-Cap
Value (6)
(1997)
Unit Price                   $13.35      11.11       11.20      12.70           -          -          -           -          -          -
Number of Units          23,298,524 21,340,168  24,700,211 14,612,510           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------------
                            2000       1999       1998        1997       1996        1995       1994       1993        1992       1991
------------------------------------------------------------------------------------------------------------------------------------------
AST Janus Mid-Cap
Growth (7)
(2000)
Unit Price                    $6.58          -           -          -           -          -          -           -          -          -
Number of Units           9,426,102          -           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman
Mid-Cap Growth (8)
(1994)
Unit Price                   $25.90      28.58       19.15      16.10       13.99      12.20       9.94           -          -          -
Number of Units          26,517,850 13,460,525  13,389,289 11,293,799   9,563,858  3,658,836    301,267           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger Berman
Mid-Cap Value (9)
(1993)
Unit Price                   $21.09      16.78       16.10      16.72       13.41      12.20       9.81       10.69          -          -
Number of Units          44,558,699 37,864,586  16,410,121 11,745,440   9,062,152  8,642,186  7,177,232   5,390,887          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Alger All-Cap
Growth
(2000)
Unit Price                    $6.74          -           -          -           -          -          -           -          -          -
Number of Units          28,229,631          -           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth
(1999)
Unit Price                   $10.38      11.27           -          -           -          -          -           -          -          -
Number of Units           7,515,486    409,467           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Marsico Capital
Growth
(1997)
Unit Price                   $17.81      21.06       14.00      10.03           -          -          -           -          -          -
Number of Units          94,627,691 78,684,943  40,757,449    714,309           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST JanCap Growth
(1992)
Unit Price                   $41.14      60.44       39.54      23.83       18.79      14.85      10.91       11.59      10.51          -
Number of Units          99,250,773 94,850,623  80,631,598 62,486,302  46,779,164 28,662,737 22,354,170  13,603,637  1,476,139          -
------------------------------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers
Realty
(1998)
Unit Price                   $10.39       8.35        8.28          -           -          -          -           -          -          -
Number of Units          11,891,188  6,224,365   3,771,461          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST American Century                                                                                              `
Income & Growth (10)
(1997)
Unit Price                   $14.24      16.19       13.35      12.06           -          -          -           -          -          -
Number of Units          32,388,202 21,361,995  13,845,190  9,523,815           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
AST INVESCO Equity
Income
(1994)
Unit Price                   $22.01      21.31       19.34      17.31       14.23      12.33       9.61           -          -          -
Number of Units          50,171,495 46,660,160  40,994,187 33,420,274  23,592,226 13,883,712  6,633,333           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------

                                                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------------
                            2000       1999       1998        1997       1996        1995       1994       1993        1992       1991
-------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total
Return Bond
(1994)
Unit Price                   $14.40      13.09       13.43      12.44       11.48      11.26       9.61           -          -          -
Number of Units          82,545,240 73,530,507  64,224,618 44,098,036  29,921,643 19,061,840  4,577,708           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond
(1995)
Unit Price                   $12.79      11.96       11.73      11.26       10.62      10.37          -           -          -          -
Number of Units          31,046,956 32,560,943  28,863,932 25,008,310  18,894,375 15,058,644          -           -          -          -

The Montgomery Variable
Series - MV Emerging
Markets
(1996)
Unit Price                    $7.09      10.06        6.19      10.05       10.25          -          -           -          -          -
Number of Units          12,899,472 12,060,036  10,534,383 10,371,104   2,360,940          -          -           -          -          -

INVESCO VIF -
Technology
(1999)
Unit Price                   $12.48      16.52           -          -           -          -          -           -          -          -
Number of Units          29,491,113  4,622,242           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF - Health
Sciences
(1999)
Unit Price                   $14.59      11.34           -          -           -          -          -           -          -          -
Number of Units          19,381,405    786,518           -          -           -          -          -           -          -          -
------------------------------------------------------------------------------------------------------------------------------------------

1.       This portfolio was first offered as a Sub-account on July 3, 2000.
2.       Effective  May  1,  2000,  American  Century  Investment  Management,   Inc.  became  Sub-advisor  of  the
     Portfolio.  Prior to May 1,  2000,  Rowe  Price-Fleming  International,  Inc.  served  as  Sub-advisor  of the
     Portfolio, then named "AST T. Rowe Price International Equity Portfolio."
3.       Effective  December 31, 1998,  Janus Capital  Corporation  became  Sub-advisor of the Portfolio.  Prior to
     December  31,  1998,  Founders  Asset  Management,  LLC served as  Sub-advisor  of the  Portfolio,  then named
     "Founders Capital Appreciation Portfolio."
4.       Effective  May  1,  2001,  the  name  of the  portfolio  changed  to the  "AST  Scudder  Small-Cap  Growth
     Portfolio".  Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
5.       Effective May 1, 2001,  Goldman Sachs Asset Management became  Sub-advisor of the Portfolio.  Prior to May
     1, 2001,  Lord,  Abbett & Co. served as Sub-advisor  of the  Portfolio,  then named "AST Lord Abbett Small Cap
     Value."
6.       Effective October 23, 2000, GAMCO Investors,  Inc. became  Sub-advisor of the Portfolio.  Prior to October
     23, 2000, T. Rowe Price  Associates,  Inc.  served as Sub-advisor  of the  Portfolio,  then named "AST T. Rowe
     Price Small Company Value Portfolio."
7.       This Portfolio was first offered as a Sub-account on May 1, 2000.
8.       Effective May 1, 1998,  Neuberger Berman Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to
     May 1, 1998,  Berger  Associates,  Inc.  served as Sub-advisor of the  Portfolio,  then named "Berger  Capital
     Growth Portfolio."
9.       Effective May 1, 1998,  Neuberger Berman Management,  Inc. became  Sub-advisor of the Portfolio.  Prior to
     May 1, 1998,  Federated  Investment  Counseling served as Sub-advisor of the Portfolio,  then named "Federated
     Utility Income Portfolio."
10.      Effective  May  3,  1999,  American  Century  Investment  Management,   Inc.  became  Sub-advisor  of  the
     Portfolio.  Between  October  15,  1996  and  May 3,  1999,  Putnam  Investment  Management,  Inc.  served  as
     Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."

                                APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation
The following are examples of how the Enhanced  Beneficiary  Protection Optional Death Benefit is calculated.  Each example  assumes that a $50,000  initial  Purchase  Payment is made and that no  withdrawals  are made prior to the
Owner's  death.  Each example  assumes that there is one Owner who is age 50 on the Issue Date and that all Account
Value is maintained in the variable investment options.

Example with market increase
Assume that the Owner's  Account  Value has been  increasing  due to positive  market  performance.  On the date we receive  due proof of death,  the Account  Value is $75,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus  proportional  withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic Death
Benefit is equal to $75,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death  Benefit  ($75,000)  PLUS 50% of the "Death  Benefit  Amount" less Purchase  Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000    +    $12,500   =
$87,500

Examples with market decline
Assume that the Owner's  Account Value has been  decreasing due to declines in market  performance.  On the date we receive  due proof of death,  the Account  Value is $45,000.  The basic  Death  Benefit is  calculated  as Purchase
Payments minus  proportional  withdrawals,  or Account  Value,  which ever is greater.  Therefore,  the basic Death
Benefit is equal to $50,000.  The Enhanced  Beneficiary  Protection  Optional  Death Benefit is equal to the amount payable under the basic Death  Benefit  ($50,000)  PLUS 50% of the "Death  Benefit  Amount" less Purchase  Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this  example  you would  receive no  additional  benefit  from  purchasing  the  Enhanced  Beneficiary
         Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the  Guaranteed  Minimum Death Benefit is calculated.  Each example  assumes that a $50,000  initial  Purchase  Payment is made and that no  withdrawals  are made prior to the Owner's  death.  Each example  assumes that there is one Owner who is age 50 on the Issue Date and that all Account  Value is  maintained in the variable investment options.

Example of market increase
Assume that the Owner's  Account Value has generally been  increasing due to positive  market  performance.  On the date we receive due proof of death,  the  Account  Value is $90,000.  The Highest  Anniversary  Value at the end of
any previous period is $72,000.  The Death Benefit would be the Account Value ($90,000)  because it is greater than the  Highest  Anniversary  Value  ($72,000)  or the sum of  prior  Purchase  Payments  increased  by 5.0%  annually
($73,872.77).

Example of market decrease
Assume that the Owner's  Account  Value  generally  increased  until the fifth  anniversary  but generally has been decreasing  since the fifth contract  anniversary.  On the date we receive due proof of death, the Account Value is
$48,000.  The Highest  Anniversary  Value at the end of any previous period is $54,000.  The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually  ($73,872.77)  because it is greater than the Highest
Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's  Account  Value  increased  significantly  during the first six years  following  the Issue
Date. On the sixth  anniversary  date the Account Value is $90,000.  During the seventh  Annuity Year,  the Account
Value increases to as high as $100,000 but then  subsequently  falls to $80,000 on the date we receive due proof of death.  The Death  Benefit  would be the Highest  Anniversary  Value at the end of any previous  period  ($90,000), which occurred on the sixth  anniversary,  although the Account Value was higher during the subsequent  period. The
Account  Value on the date we receive due proof of death  ($80,000) is lower,  as is the sum of all prior  Purchase
Payments increased by 5.0% annually ($73,872.77).

                                        APPENDIX D - PERFORMANCE ADVANTAGE

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

===================================================================================================================
American  Skandia's  Performance  Advantage was offered,  in those states where approved,  between May 15, 1999 and
April 30, 2001. The  description  below of the Performance  Advantage  benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
===================================================================================================================

GLOSSARY OF TERMS
When  determining  the Account Value and Surrender  Value of the Annuity,  both amounts will not include any Target
                       -------------     ----------------
Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity provides variable  investment options and fixed investment  options.  Only the fixed investment options provide a guaranteed  return on your  investment,  subject to certain terms and conditions.  However,  your Annuity includes a feature at no additional  cost that provides  certain  benefits if your Account Value has not reached or exceeded a "target  value" on its 10th  anniversary.  If, on the 10th  anniversary  of your  Annuity's  Issue Date, your  Account  Value has not reached the target  value (as defined  below) you can choose  either of the  following benefits:

|X|      You may continue your Annuity without  electing to receive  Annuity  payments and receive an annual credit
                                                                                                      ------
     to your Account Value  payable until you begin  receiving  Annuity  payments.  The credit is equal to 0.25% of the average of your Annuity's  Account Value for the preceding four complete  calendar  quarters.  This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                                        OR

|X|      You may begin  receiving  Annuity  payments  within one year and accept a one-time  credit to your Annuity equal to 10% of the net of the Account  Value on the 10th  anniversary  of its Issue Date minus the sum of all
     Purchase  Payments  allocated in the prior five years. The annuity option you select must initially  guarantee payments for not less than seven years.

Following  the 10th  anniversary  of your  Annuity's  Issue Date,  we will inform you if your Account Value did not meet or exceed the Target  Value.  We will  assume  that you have  elected  to  receive  the annual  credit to your
Account Value unless,  not less than 30 days prior to the next  anniversary of the Annuity,  we receive at our home office your election to begin receiving Annuity payments.

Certain  provisions  of this benefit and of the Target  Value  Credits  described  below may differ if you purchase your  Annuity as part of an  exchange,  replacement  or transfer,  in whole or in part,  from any other  Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target  Value is a tool used to determine  whether you are  eligible to elect either of the benefits  described above.  The Target  Value does not impact the Account  Value  available  if you  surrender  your  Annuity or make a partial  withdrawal  and does not impact the Death  Benefit  available to your  Beneficiary(ies).  The Target Value assumes a rate of return over ten (10) Annuity  Years that will allow your initial  investment  to double in value, adjusted  for any  withdrawals  and/or  additional  Purchase  Payments  you  make  during  the 10 year  period.  We calculate the "Target Value" as follows:

1.       Accumulate the initial  Purchase  Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus
                               ----
2.       Accumulate  any  additional  Purchase  Payments at an annual  interest  rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus
                                                             -----
3.       Each "proportional  reduction"  resulting from any withdrawal,  accumulating at an annual interest rate of
     7.2% from the date the  withdrawal is processed  until the 10th  anniversary  of the Annuity's  Issue Date. We determine each  "proportional  reduction" by  determining  the percentage of your Account Value then withdrawn and  reducing  the Target  Value by that same  percentage.  We include any  withdrawals  under your Annuity in this calculation,  as well as the charge we deduct for any optional benefits you elect under the Annuity,  but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1.       Assume  you make an  initial  Purchase  Payment of $10,000  and make no  further  Purchase  Payments.  The
     Target Value on the 10th  anniversary of your Annuity's  Issue Date would be $20,042,  assuming no withdrawals are made.  This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2.       Assume you make an initial Purchase Payment of $10,000 and make no further  Purchase  Payments.  Assume at the end of Year 6, your Account  Value has  increased  to $15,000 and you make a withdrawal  of 10% or $1,500.
     The  Target  Value on the 10th  anniversary  would be  $18,722.  This is equal to $10,000  accumulating  at an annual  rate of 7.2% for the  10-year  period,  minus the  proportional  reduction  accumulating  at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by  "restarting"  the 10-year period on any anniversary of the Issue Date.  If you elect to restart the  calculation  period,  we will treat your Account Value on the restart date as if it was your  Purchase  Payment when  determining  if your  Annuity's  Account Value meets or exceeds the
Target  Value on the  appropriate  tenth (10th)  anniversary.  You may elect to restart the  calculation  more than once,  in which case,  the 10-year  calculation  period will begin on the date of the last  restart  date.  We must receive your election to restart the  calculation at our home office not later than 30 days after each  anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are  additional  amounts that we apply to your Account Value to increase the  likelihood  that your  Account  Value will meet or exceed the Target  Value.  We add Target Value  Credits to your Account  Value at the time a Purchase  Payment is  applied to your  Annuity.  Only  those  Purchase  Payments  made  before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying  Purchase  Payment.  Target Value Credits are only payable on  qualifying  Purchase  Payments if the Owner(s) of the Annuity  is(are) less than age 81 on its
Issue Date. If the Annuity is owned by an entity,  the age  restriction  applies to the age of the Annuitant on the
Issue Date.  The Target  Value  Credit is payable  from our  general  account and is  allocated  to the  investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value  Credits will not be available  if you purchase  your Annuity as part of an exchange,  replacement  or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ====================================================================================================================================
 The amount of any Target Value Credits are not immediately  vested and can be recovered by American Skandia under the circumstances and for the time periods  shown below.  If American  Skandia  exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a  person  on  whose  life we pay the  Death  Benefit  dies,  or if a  "contingency  event"  occurs  which  triggers  a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ====================================================================================================================================

                                    American Skandia Life Assurance Corporation
                                           Attention: Stagecoach Annuity

                                               For Written Requests:

                                                   P.O. Box 883
                                            Shelton, Connecticut 06484

                                             For Electronic Requests:

                                        customerservice@americanskandia.com

                                              For Requests by Phone:

                                                  1-800-680-8920

=================================================================================================
                  PLEASE SEND ME A STATEMENT OF  ADDITIONAL  INFORMATION  THAT  CONTAINS  FURTHER
                  DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS  WFVASL-PROS
                  (05/2001).
=================================================================================================
=================================================================================================

=================================================================================================

                              -------------------------------------------------------
                                                 (print your name)

                              -------------------------------------------------------
                                                     (address)

                              -------------------------------------------------------
                                               (city/state/zip code)

        ADDITIONAL INFORMATION: Inquiries will be answered by calling your representative or by writing to:

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                        at

                                                   P.O. Box 883
                                            Shelton, Connecticut 06484

                                                        or

                                        customerservice@americanskandia.com

Issued by:                                                                                                     Serviced at:

AMERICAN SKANDIA LIFE                                                                                 AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                                                                 ASSURANCE CORPORATION
One Corporate Drive                                                                                            P.O. Box 883
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                        Telephone:  1-800-752-6342
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                  Distributed by:

                                     AMERICAN SKANDIA MARKETING, INCORPORATED
                                                One Corporate Drive
                                            Shelton, Connecticut 06484
                                              Telephone: 203-926-1888
                                          http://www.americanskandia.com